    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 1998


                                                      REGISTRATION NO. 333-42025

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 1 TO


                                    FORM S-4

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              APPLE COMPUTER, INC.

             (Exact name of Registrant as specified in its charter)

          CALIFORNIA                         3571                  94-2404110
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or         Classification Code Number)     Identification
        organization)                                               Number)

                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 996-1010

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                            ------------------------

                                NANCY R. HEINEN
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              APPLE COMPUTER, INC.
                                1 INFINITE LOOP
                          CUPERTINO, CALIFORNIA 95014
                                 (408) 996-1010

      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------

                                   COPIES TO:

         LARRY W. SONSINI                    FRANK S. BAYLEY                    BARTLEY C. DEAMER
         MARTIN W. KORMAN                     MAURICE L. HOO                     DANIEL D. MEYERS
           BRIAN C. ERB                      BAKER & MCKENZIE               MCCUTCHEN, DOYLE, BROWN &
        BERNARD J. CASSIDY          TWO EMBARCADERO CENTER, 24TH FLOOR             ENERSEN, LLP
 WILSON SONSINI GOODRICH & ROSATI    SAN FRANCISCO, CALIFORNIA 94111        THREE EMBARCADERO CENTER,
     PROFESSIONAL CORPORATION                 (415) 576-3000                        18TH FLOOR
        650 PAGE MILL ROAD                                               SAN FRANCISCO, CALIFORNIA 94111
   PALO ALTO, CALIFORNIA 94304                                                    (415) 393-2000
          (650) 493-9300

                            ------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
             Upon consummation of the Acquisition described herein.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                          PROPOSED
                                                         PROPOSED          MAXIMUM
                                        AMOUNT TO         MAXIMUM         AGGREGATE        AMOUNT OF
      TITLE OF EACH CLASS OF               BE         OFFERING PRICE      OFFERING       REGISTRATION
    SECURITIES TO BE REGISTERED       REGISTERED(1)    PER SHARE(2)       PRICE(2)            FEE
                                        6,153,846
Common Stock, no par value.........      shares           $16.25        $100,000,000      $29,500(3)


(1) The shares of Common Stock to be registered consist of shares to be issued to Power Computing Corporation ("Power Computing") in consideration of the sale by Power Computing to the Registrant of substantially all of Power Computing's assets. By the terms of the governing purchase agreement between Power Computing and the Registrant, the number of shares to be issued cannot be finally determined until the date of such acquisition, and the number of shares to be issued is therefore currently an estimate.


(2) The offering price of the shares of Common Stock is estimated at $16.25 per share pursuant to Rule 457(c) based on the last reported sales price of the Common Stock as reported on Nasdaq National Market on January 2, 1998 solely for the purpose of computing the registration fee.



(3) The registration fee has been previously paid.

                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          POWER COMPUTING CORPORATION


                                January 6, 1998


Dear Stockholder:


    You are cordially invited to attend a Special Meeting of Stockholders (the "Special Meeting") of Power Computing Corporation ("Power") to be held at 11:00 a.m., local time, on January 26, 1998 at 4500 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 (Tel: (214) 978-3000). I hope that you will be present or represented by proxy at this important meeting.


    At the Special Meeting, you will be asked to approve the sale of substantially all of the assets of Power (the "Acquisition") to Gravenstein, Inc., a Delaware corporation ("Gravenstein") and a wholly owned subsidiary of Apple Computer, Inc., a California corporation ("Apple"), pursuant to the terms and conditions set forth in an Asset Purchase Agreement dated as of August 29, 1997 (the "Acquisition Agreement") by and among Power, Gravenstein and Apple. Consummation of the Acquisition is subject to satisfaction of certain conditions, including the approval of the Acquisition Agreement by Power's stockholders.

    In addition, you will be asked to approve the dissolution and liquidation of Power subsequent to the consummation of the Acquisition by adopting a Plan of Dissolution and Complete Liquidation of Power Computing Corporation (the "Plan of Liquidation"), pursuant to which a liquidating trust will be created for the benefit of Power's stockholders in accordance with an Agreement and Declaration of Trust (the "Trust Agreement").

    The Board of Directors (the "Board") of Power has determined that the Acquisition Agreement is fair to, and in the best interests of, Power and its stockholders, and has approved the Acquisition Agreement. The Board unanimously recommends that you vote FOR the approval of the Acquisition Agreement. In addition, the Board has approved the Plan of Liquidation and the Trust Agreement, and unanimously recommends you vote FOR the approval of the Plan of Liquidation.

    The accompanying Notice of Special Meeting and Prospectus/Proxy Statement describe the Acquisition, the Plan of Liquidation and the Trust Agreement in greater detail and provide specific information concerning the Special Meeting. Please read these materials carefully. It is important that you be represented at the Special Meeting, even if you are not able to attend in person. The affirmative vote of holders of at least a majority of Series A Preferred Stock, and at least a majority of Series B Preferred Stock, each voting as a separate class, and the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of Power, all voting together as a single class, is required to approve and adopt the Acquisition Agreement and the Plan of Liquidation. Consequently, a failure to vote or abstentions will have the same effect as a vote against the Acquisition Agreement and the Plan of Liquidation.


    Please mark, sign and date your proxy card and return it promptly in the enclosed envelope even if you plan to attend the Special Meeting in person. This will not prevent you from voting in person at the Special Meeting, but will assure that your vote is counted if you are unable to attend.


    On behalf of the Board of Directors, we urge you to vote FOR approval of the Acquisition Agreement and the Plan of Liquidation.

                                          Yours sincerely,
                                          /s/ STEPHEN S. KAHNG
                                          STEPHEN S. KAHNG
                                          Chairman of the Board and
                                          Chief Executive Officer

                          POWER COMPUTING CORPORATION

                                ----------------


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 26, 1998


                            ------------------------


    NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders (the "Special Meeting") of Power Computing Corporation, a Delaware corporation ("Power"), will be held on January 26, 1998, at 11:00 a.m., local time, at 4500 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 (Tel: (214) 978-3000) the following purposes:


        1.  To consider and act upon proposals to approve the following:

            (i) the sale of substantially all of the assets of Power (the "Acquisition") to Gravenstein, Inc., a Delaware corporation ("Gravenstein") and a wholly owned subsidiary of Apple Computer, Inc., a California corporation ("Apple"), pursuant to the terms and conditions set forth in an Asset Purchase Agreement dated as of August 29, 1997 (the "Acquisition Agreement") by and among Power, Gravenstein and Apple; and

            (ii) the dissolution and liquidation of Power subsequent to the consummation of the Acquisition, and the adoption of a Plan of Dissolution and Complete Liquidation of Power Computing Corporation (the "Plan of Liquidation") pursuant to which a liquidating trust (the "Liquidating Trust") will be created for the benefit of Power's stockholders in accordance with an Agreement and Declaration of Trust (the "Trust Agreement").

        2. To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

    Copies of the Acquisition Agreement, the Plan of Liquidation and the Trust Agreement are included as Appendices A, B and C, respectively, to the accompanying Prospectus/Proxy Statement.


    The affirmative vote of holders of at least a majority of Series A Preferred Stock $.01 par value per share, and at least a majority of Series B Preferred Stock, $.01 par value per share, each voting as a separate class, and the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, $.01 par value per share, Series A Preferred Stock, Series B Preferred Stock of Power, all voting together as a single class, is required to approve and adopt the Acquisition Agreement and the Plan of Liquidation. Consequently, a failure to vote or abstentions will have the same effect as a vote against the Acquisition Agreement and the Plan of Liquidation. Only holders of record of outstanding shares of Power's Common Stock and Series A Preferred Stock and Series B Preferred Stock as of the close of business on December 22, 1997 (the "Record Date") will be entitled to receive notice of, and to vote at, the Special Meeting and at any adjournment or postponement thereof, with each share of Common Stock, Series A Preferred Stock and Series B Preferred Stock entitling its holder to one vote. On the Record Date, there were outstanding and entitled to vote 6,214,123 shares of the Company's Common Stock, 5,000,000 shares of Series A Preferred Stock and 4,100,000 shares of Series B Preferred Stock.



    Certain stockholders of the Company who are affiliates of Power, who in the aggregate beneficially owned approximately 4,022,500 shares of the Company's Common Stock, or approximately 64.73% of the outstanding Common Stock, as of the Record Date, 4,337,500 shares of the Company's Series A Preferred Stock, or approximately 86.75% of the outstanding Series A Preferred Stock, as of the Record Date, and 337,500 shares of the Company's Series B Preferred Stock, or approximately 8.23% of the outstanding Series B Preferred Stock, as of the Record Date, have entered into agreements to vote all of their shares of Power's Common Stock, Series A Preferred Stock and Series B Preferred Stock, respectively, for the approval of the Acquisition Agreement.

    Pursuant to a shareholder voting agreement dated April 27, 1995, as directed by holders of at least 70% of the shares subject to such agreement, stockholders holding an additional 1,189,160 shares of Power's Common Stock, or approximately 19.14% of the outstanding Common Stock, as of the Record Date, 662,500 shares of Power's Series A Preferred Stock, or approximately 13.25% of the outstanding Series A Preferred Stock, as of the Record Date, and 65,000 shares of Power's Series B Preferred Stock, or approximately 1.59% of the outstanding Series B Preferred Stock, as of the Record Date, will also vote in favor of approving the Acquisition.


    THE BOARD OF DIRECTORS OF POWER COMPUTING CORPORATION HAS UNANIMOUSLY APPROVED THE TERMS OF THE ACQUISITION AGREEMENT AND THE PLAN OF LIQUIDATION, AND THE TRANSACTIONS CONTEMPLATED THEREBY, AND RECOMMENDS THAT POWER'S STOCKHOLDERS VOTE TO APPROVE THE ACQUISITION AND THE PLAN OF LIQUIDATION, AND THE TRANSACTIONS CONTEMPLATED THEREBY.

    Under the Delaware General Corporation Law, Power's stockholders are not entitled to appraisal, dissenters' or similar rights in connection with the Acquisition. See "The Acquisition--Dissenters' Rights" in the accompanying Prospectus/Proxy Statement.


Round Rock, Texas
January 6, 1998


                                          By order of the Board of Directors

                                          /s/ JOHN W. TEETS
                                          JOHN W. TEETS
                                          SECRETARY

                             YOUR VOTE IS IMPORTANT.
IN ORDER TO ASSURE YOUR REPRESENTATION AT THE SPECIAL MEETING, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED BY SIGNING AND RETURNING A LATER DATED PROXY WITH RESPECT TO THE SAME SHARES, BY FILING WITH THE SECRETARY OF POWER COMPUTING CORPORATION A WRITTEN REVOCATION BEARING A LATER DATE, OR BY ATTENDING AND VOTING AT THE SPECIAL MEETING.

                 SUBJECT TO COMPLETION, DATED JANUARY 6, 1998.


                              APPLE COMPUTER, INC.

                                   PROSPECTUS
                        REGARDING THE ISSUANCE OF SHARES
                             OF APPLE COMMON STOCK

                          POWER COMPUTING CORPORATION

                                PROXY STATEMENT

    This Prospectus/Proxy Statement constitutes a prospectus of Apple Computer, Inc., a California corporation ("Apple"), with respect to shares of common stock of Apple, no par value ("Apple Common Stock"), to be issued in connection with the acquisition (the "Acquisition") of certain assets of Power Computing Corporation, a Delaware company ("Power"), by Gravenstein, Inc., a Delaware corporation ("Gravenstein") and a wholly-owned subsidiary of Apple, pursuant to the terms and conditions of the Asset Purchase Agreement dated August 29, 1997 (the "Acquisition Agreement") by and among Apple, Gravenstein and Power.


    This Prospectus/Proxy Statement is also being furnished to stockholders of Power (the "Power Stockholders") in connection with the solicitation of proxies by the Board of Directors of Power (the "Power Board") for use at the Special Meeting of the stockholders of Power (the "Special Meeting"), including any and all adjournments or postponements thereof, to be held on January 26, 1998, at 11:00 a.m., local time, at 4500 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 (Tel: (214) 978-3000).



    This Prospectus/Proxy Statement and the accompanying form of proxy are first being mailed to the Power Stockholders on January 6, 1998.


    SEE "RISK FACTORS" BEGINNING ON PAGE 12 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED CAREFULLY BY THE POWER STOCKHOLDERS IN EVALUATING THE PROPOSALS TO BE VOTED ON AT THE SPECIAL MEETING AND THE ACQUISITION OF THE SECURITIES OFFERED HEREBY.
 NEITHER THIS TRANSACTION NOR THE SECURITIES OF APPLE OFFERED HEREBY HAVE BEEN
   APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
        STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
      OR ADEQUACY OF THIS PROSPECTUS/PROXY STATEMENT. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.


        THE DATE OF THIS PROSPECTUS/PROXY STATEMENT IS JANUARY   , 1998.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
AVAILABLE INFORMATION.....................................................    1
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...........................    2
SUMMARY...................................................................    3
  The Companies...........................................................    3
  Special Meeting of Power Stockholders...................................    3
  Risk Factors............................................................    4
  The Acquisition.........................................................    4
  Tax Considerations and Risks............................................    6
  Accounting Treatment....................................................    7
  Regulatory Approvals....................................................    7
  Comparison of Stockholder Rights........................................    7
  Power's Plan of Liquidation.............................................    7
  Recommendation of Power Board of Directors..............................    8
SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF POWER.......................    9
APPLE COMMON STOCK MARKET PRICE DATA......................................   10
RISK FACTORS..............................................................   11
  No Assurance of Distribution to Power Stockholders......................   11
  Failure to Consummate the Acquisition--Repayment of Loan, Finality of
    Releases and Loss or Amendment of Licenses............................   11
  Treatment of the Acquisition under the Internal Revenue Code............   12
  Sale of Non-Macintosh Based Business....................................   13
  Risks Relating to an Investment in Apple Common Stock...................   13
THE SPECIAL MEETING.......................................................   22
  General.................................................................   22
  Purpose of the Special Meeting..........................................   22
  Record Date.............................................................   22
  Vote Required...........................................................   22
  Voting and Revocation of Proxies........................................   23
  Solicitation of Proxies.................................................   23
  Recommendation of Power Board of Directors..............................   24
THE ACQUISITION...........................................................   25
  Background of the Acquisition...........................................   25
  Negotiations with Apple and Deliberations of the Power Board............   25
  Reasons for the Power Board's Decision; Factors Considered..............   26
  Consideration of Other Financing and Sale Proposals.....................   27
  The Acquisition Agreement...............................................   28
  Apple Licenses..........................................................   33
  The Apple Loan..........................................................   33
  Tax Considerations and Risks............................................   34
  Accounting Treatment....................................................   36
  Regulatory Approvals....................................................   36
  Stock Ownership following the Acquisition...............................   36
  Resale of Apple Common Stock............................................   36
  Listing.................................................................   37
  Interest of Power Board and Management in the Acquisition...............   37
  Dissenters' Rights......................................................   37
  The Power Stockholders' Voting Agreements...............................   37

                                                                            PAGE
                                                                            ----
PLAN OF LIQUIDATION AND THE LIQUIDATING TRUST.............................   39
  The Plan of Liquidation.................................................   39
  Assets, Liabilities and Contingencies of Power..........................   39
  Liquidation Preference..................................................   40
  Terms of the Trust Agreement............................................   40
  Certain Federal Income Tax Consequences.................................   40
COMPARISON OF RIGHTS OF HOLDERS OF POWER COMMON STOCK AND PREFERRED STOCK
  AND APPLE COMMON STOCK..................................................   41
BUSINESS OF POWER.........................................................   52
SELECTED FINANCIAL INFORMATION OF POWER...................................   55
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS OF POWER.....................................................   56
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF POWER.............   61
MANAGEMENT AND EXECUTIVE COMPENSATION OF POWER............................   64
  Directors and Executive Officers of Power...............................   64
  Resignations............................................................   65
  Employment Agreements...................................................   66
  Executive Incentive Program.............................................   66
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...............   67
EXPERTS...................................................................   68
LEGAL MATTERS.............................................................   68
FINANCIAL STATEMENTS OF POWER.............................................  F-1
REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS.........................  F-2

Annex A-- Asset Purchase Agreement
Annex B-- Power Computing Corporation Liquidating Trust
Annex C-- Power Computing Corporation Plan of Dissolution and Complete
         Liquidation

                             AVAILABLE INFORMATION

    Apple is subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601-2511. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Apple's Common Stock is quoted on the Nasdaq National Market ("Nasdaq"), and such reports, proxy statements and other information can also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

    Apple has filed with the SEC a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus/Proxy Statement does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, reference is hereby made to the Registration Statement. Copies of the Registration Statement and the exhibits and schedules thereto may be inspected, without charge, at the offices of the SEC, or obtained at prescribed rates from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, copies of the Registration Statement may be obtained from the Commission's World Wide Web site at http://www.sec.gov.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN AS CONTAINED HEREIN IN CONNECTION WITH THESE MATTERS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY APPLE OR POWER. NEITHER THE DELIVERY HEREOF NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS PROSPECTUS/PROXY STATEMENT WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.
                            ------------------------

    All information contained or incorporated by reference in this Prospectus/Proxy Statement relating to Apple and Gravenstein has been supplied by Apple and all such information contained herein relating to Power has been supplied by Power. Apple and Gravenstein bear no liability or responsibility for the accuracy of, or omissions related to, the information contained or incorporated by reference herein relating to Power, including without limitation all information relating to the Plan of Dissolution and Complete Liquidation of Power Computing Corporation and all matters relating thereto. Power bears no liability or responsibility for the accuracy of, or omissions related to, the information contained or incorporated by reference herein relating to Apple or Gravenstein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents are attached hereto as annexes and are incorporated by reference in this Prospectus/Proxy Statement:

        A. Asset Purchase Agreement by and among Apple Computer, Inc., Gravenstein, Inc. and Power Computing Corporation dated as of August 29, 1997 (the "Acquisition Agreement").

        B. Plan of Dissolution and Complete Liquidation of Power Computing Corporation (the "Plan of Liquidation").

        C.  Agreement and Declaration of Trust (the "Trust Agreement").

    The following documents previously filed by Apple with the SEC (file no. 000-10030) are incorporated by reference in this Prospectus/Proxy Statement:


    1. Apple's Annual Report on Form 10-K for the fiscal year ended September 26, 1997.


    2. The description of Apple's capital stock contained in Apple's Registration Statement filed on Form 8-A, dated October 30, 1981 and the description of the Common Share Purchase Rights contained in its Registration Statement filed on Form 8-A, dated May 15, 1989.

    All documents filed by Apple pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the filing of this Registration Statement of which this Prospectus/Proxy Statement forms a part and prior to the Special Meeting shall be deemed to be incorporated by reference in this Prospectus/Proxy Statement and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus/Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus/Proxy Statement.


    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR DOCUMENTS SHOULD BE DIRECTED TO POWER COMPUTING CORPORATION, CORPORATE SECRETARY'S OFFICE, 2400 SOUTH INTERSTATE 35, ROUND ROCK, TEXAS 78681 (TELEPHONE: (512) 246-7807). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY SUCH REQUEST SHOULD BE MADE BY JANUARY 16, 1998.

                                    SUMMARY

    THE FOLLOWING CONTAINS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS/PROXY STATEMENT. THIS SUMMARY DOES NOT CONTAIN A COMPLETE STATEMENT OF ALL MATERIAL ELEMENTS OF THE PROPOSALS TO BE VOTED ON AND IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS/ PROXY STATEMENT AND IN THE INFORMATION AND DOCUMENTS ANNEXED HERETO.

THE COMPANIES

    APPLE COMPUTER, INC. Apple designs, manufactures and markets microprocessor-based personal computers and related personal computing and communicating solutions for sale primarily to education, home, business and government customers. Substantially all of Apple's net sales to date have been derived from the sale of personal computers from its Apple Macintosh line of computers and related software and peripherals. Apple operates in one principal industry segment across geographically diverse marketplaces.

    Apple was incorporated under the laws of the State of California on January 3, 1977. Apple's principal executive offices are located at 1 Infinite Loop, Cupertino, California, 95014 and its telephone number is (408) 996-1010.

    GRAVENSTEIN, INC. Gravenstein is a corporation recently organized by Apple for the purpose of effecting the Acquisition. Gravenstein has no material assets and has not engaged in any activities except in connection with the Acquisition. Gravenstein's executive offices are located at 1 Infinite Loop, Cupertino, California 95014, and its telephone number is (408) 996-1010.

    POWER COMPUTING CORPORATION. Power is a direct marketer of personal computers. Power develops, and manufactures, sells and supports a broad line of Macintosh-compatible desktop computer systems and has made limited shipments of Wintel personal computers. Power sells its products directly to customers.

    Power was incorporated under the laws of the State of Delaware on November 19, 1993. Power's principal executive offices are located at 2400 South Interstate 35, Round Rock, Texas 78681 and its telephone number is (512) 246-7807.

SPECIAL MEETING OF POWER STOCKHOLDERS


    GENERAL. A Special Meeting of Power Stockholders (the "Special Meeting") will be held on January 26, 1998, at 11:00 a.m., local time, at 4500 Trammell Crow Center, 2001 Ross Avenue, Dallas Texas 75201 (Tel: (214) 978-3000).


    PURPOSE OF THE SPECIAL MEETING. The purpose of the Special Meeting is to approve (i) the Acquisition and the Acquisition Agreement; and (ii) the Plan of Liquidation, pursuant to which the Liquidating Trust will be created for the benefit of the Power Stockholders under the Trust Agreement.


    RECORD DATE. Only Power Stockholders of record at the close of business on December 22, 1997 (the "Record Date") are entitled to notice of, and to vote at, the Special Meeting.


    VOTE REQUIRED. Approval of the Acquisition and the Plan of Liquidation requires the affirmative vote of holders of at least a majority of the Power Series A Preferred Stock, and at least a majority of the Power Series B Preferred Stock, each voting as a separate class, and the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of Power, all voting together as a single class.


    Two affiliate stockholders of Power, namely 4C Ventures L.P. and Stephen S. Kahng, have entered into Voting Agreements relating to an aggregate of approximately 4,022,500 shares of Power Common Stock, 4,337,500 shares of Power Series A Preferred Stock, and 337,500 shares of Power Series B Preferred Stock, representing approximately 64.73% of the shares of Power Common Stock, 86.75% of the shares of Power Series A Preferred Stock, and 8.23% of the shares of Power Series B Preferred Stock, representing 56.79% of outstanding Power Common Stock and Power Preferred Stock voting together, pursuant to which they have (i) agreed to vote their shares of Power Common Stock and Power Preferred Stock in favor of the Acquisition Agreement, (ii) granted irrevocable proxies to Apple to vote such shares accordingly, and (iii) agreed not to sell their shares prior to the earlier of (x) the termination of the Acquisition Agreement, or (y) the Special Meeting.


    In addition, pursuant to a shareholder voting agreement dated April 27, 1995, as directed by holders of at least 70% of the shares subject to such agreement, stockholders holding an additional 1,189,160 shares of Power's Common Stock, or approximately 19.14% of the outstanding Common Stock, as of the Record Date, 662,500 shares of Power's Series A Preferred Stock, or approximately 13.25% of the outstanding Series A Preferred Stock, as of the Record Date, and 65,000 shares of Power's Series B Preferred Stock, or approximately 1.59% of the outstanding Series B Preferred Stock, as of the Record Date, will also vote in favor of approving the Acquisition. See "The Power Stockholder Special Meeting-- Vote Required."


    VOTING AND REVOCATION OF PROXIES. Shares of Power Common Stock, Power Series A Preferred Stock and Power Series B Preferred Stock which are represented by a properly executed proxy received prior to the vote at the Special Meeting will be voted at the Special Meeting in accordance with the directions on the proxy cards, unless such proxies are revoked in the manner set forth herein in advance of such vote. See "The Power Stockholder Special Meeting--Voting and Revocation of Proxies."

    RECOMMENDATION OF POWER BOARD OF DIRECTORS. The Power Board has unanimously approved the Acquisition Agreement and the Plan of Liquidation, and believes that the terms of the Acquisition Agreement and the Plan of Liquidation are fair to, and that the sales of assets pursuant to such agreements are in the best interest of, Power and the Power Stockholders and unanimously recommends that the Power Stockholders vote FOR approval and adoption of the Acquisition Agreement and the Plan of Liquidation.

RISK FACTORS

    Power Stockholders should carefully consider certain risk factors in evaluating the Acquisition, the Plan of Liquidation and the Trust Agreement. See "Risk Factors."

THE ACQUISITION

    PROCEEDS TO POWER STOCKHOLDERS. EVEN IF THE POWER STOCKHOLDERS APPROVE THE ACQUISITION AND THE ACQUISITION CLOSES, THERE IS NO ASSURANCE THAT ANY APPLE COMMON STOCK WILL BE DISTRIBUTED TO THE POWER STOCKHOLDERS. SEE "RISK FACTORS--NO ASSURANCE OF DISTRIBUTION TO POWER STOCKHOLDERS," "--TREATMENT OF THE ACQUISITION UNDER THE INTERNAL REVENUE CODE" AND "PLAN OF LIQUIDATION AND THE LIQUIDATING TRUST--THE PLAN OF LIQUIDATION."

    THE ACQUISITION AGREEMENT. Power, Gravenstein and Apple entered into the Acquisition Agreement on August 29, 1997, under which Gravenstein agreed to purchase substantially all of the assets of Power, which include all Mac OS and other licenses from Apple to Power, Power's customer list and related data, all of Power's intellectual property related to Mac-compatible products (excluding trademarks, service marks, trade names and Web addresses, sites or domain names) and additional assets to be agreed upon. At the closing of the Acquisition (the "Closing"), Gravenstein will deliver shares of Common Stock of Apple with a value of $100 million (based on the average last sales prices of Apple Common Stock over the five consecutive trading days ending on the trading day two days prior to the Closing) plus the value of additional assets to be determined up to an aggregate of $25 million, less the principal amount outstanding (and accrued interest) at the Closing on a revolving loan promissory note in the principal amount of $25 million (the "Loan") from Power to Apple evidencing a loan from Apple to Power.

    The Closing of the Acquisition is conditioned on, among other things, the expiration of the Hart-Scott-Rodino waiting period and the absence of other governmental or court action regarding the transaction. See "The
Acquisition--Regulatory Approvals." In addition, the Power Stockholders must approve the transaction.

    Contemporaneously with the execution of the Acquisition Agreement, Power and Apple entered into certain other agreements, including (i) mutual Releases (the "Releases"), pursuant to which Power released Apple (the "Power Release") from all liability up to the date of the Releases, including any liability that Apple might have under its license agreements with Power, and Apple released Power (the "Apple Release") from all liability up to the date of the Releases, (ii) an amendment (the "Omnibus Amendment") to the licenses then in effect between Apple and Power to make certain adjustments to the terms of such licenses for the period from execution of the Acquisition Agreement to the Closing and in the event that the Acquisition is not consummated, (iii) a post-closing operating agreement (the "Post-Closing Operating Agreement") that sets forth the terms of the relationship that would exist between Apple and Power if and when the Acquisition is consummated, and (iv) the Loan, pursuant to which Apple made available to Power a revolving line of credit in the amount of $25 million. Each of these agreements is attached as an exhibit to the Acquisition Agreement in Annex 1 hereto. Power stockholders are urged to read each of these agreements in its entirety, and all references herein to the Acquisition Agreement and/ or the above-mentioned agreements are qualified by reference to the full text of those agreements, which are incorporated herein by reference.

    ESCROW OF CONSIDERATION. Apple Common Stock having a value of $15 million (based on an average historical price) to be issued to Power at the Closing will be held in escrow (the "Escrow Shares") in order to satisfy, at least in part, any indemnification claims made by Apple against Power pursuant to the provisions of the Indemnification and Escrow Agreement. Apple Common Stock having a value of $3 million (based on an average historical price) will be released from such escrow on the last day of each of the third, sixth and ninth month following the Closing, and the balance of the Escrow Shares will be released from escrow on the one-year anniversary of the Closing, provided that Apple does not, in its reasonable judgment, deem it necessary to hold such shares in escrow to satisfy any unsatisfied indemnification claim. Power may procure the earlier release of the Escrow Shares by depositing cash or cash equivalents of equal value with the Escrow Agent. See "The Acquisition--The Acquisition Agreement-- Indemnification and Escrow."

    NEGATIVE FACTORS CONSIDERED BY THE POWER BOARD. In approving the Acquisition, the Power Board considered, among others, the following risks, uncertainties and possible negative consequences: (i) the risk that the benefits (including without limitation tax benefits) sought in the Acquisition will not be obtained, (ii) the risk that the Acquisition will not be consummated, (iii) the potential adverse effect of the public announcement of the Acquisition on Power's sales, customer relations, operating results and ability to retain employees, to consummate the Acquisition and to wind down and dissolve, and (iv) the fluctuation in trading price of Apple Common Stock. The Power Board determined that the potential benefits of the Acquisition outweighed the risks inherent in the transaction.

    CONSIDERATION OF OTHER FINANCING PROPOSALS. Prior to entering into the Acquisition Agreement, Power unsuccessfully sought to finance its working capital requirements through an initial public offering of its common stock and a private placement of its equity securities. In addition, prior to August 29, 1997, Stephen S. Kahng, Power's Chairman of the Board and Chief Executive Officer, approached a number of potential investors in Power, but none made a firm proposal or entered into serious negotiations with Power. Pacific Century Group ("PCG") from Hong Kong expressed an interest in acquiring Power; however, it did not make a formal proposal to Power until after Power had entered into the Acquisition Agreement. See "The Apple Transaction--Consideration of Other Financing and Sale Proposals."

    STOCK OWNERSHIP FOLLOWING THE ACQUISITION. Holders of Power Common Stock and Power Preferred Stock will continue to hold such shares following the consummation of the Acquisition, and, except for the

Escrow Shares, Power will hold the shares of Apple Common Stock delivered at the closing of the Acquisition with a value of the sum of $100,000,000 plus an amount equivalent to the value of the Additional Assets, less any amount of principal outstanding and/or interest due or accrued under the Loan, based on the average closing price of such shares on the five trading days prior to the Closing (the "Average Price"). See "The Acquisition--Stock Ownership Following the Acquisition."

    RESALE OF APPLE COMMON STOCK. The shares of Apple Common Stock issued to Power and as may be distributed to Power Stockholders or the Liquidating Trust after consummation of the Acquisition will have been registered under the Securities Act. Such shares may be freely traded without restriction by the Liquidating Trust and those Power Stockholders who are not deemed to be "affiliates" of Power or Apple, as that term is defined in the rules of the Securities Act. Shares of Apple Common Stock received by Power, the Liquidating Trust and Power Stockholders who are deemed to be affiliates of Power or Apple may be resold as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. See "The Acquisition--Resale of Apple Common Stock."

    LISTING. Apple Common Stock trades on Nasdaq under the symbol "AAPL." Apple intends to apply to have the Apple Common Stock issued to Power pursuant to the Acquisition Agreement included in the Nasdaq Stock Market upon consummation of the Acquisition. See "The Acquisition--Listing."

    DISSENTERS' RIGHTS. Under the Delaware General Corporation Law, the Power Stockholders are not entitled to appraisal, dissenters' or similar rights in connection with the Acquisition.


    THE POWER STOCKHOLDERS VOTING AGREEMENTS. Two affiliate stockholders of Power, namely 4C Ventures L.P. and Stephen S. Kahng, have entered into voting agreements (the "Voting Agreements") relating to an aggregate of approximately 4,022,500 shares of Power Common Stock, 4,337,500 shares of Power Series A Preferred Stock, and 337,500 shares of Power Series B Preferred Stock, representing approximately 64.73% of the shares of Power Common Stock, 86.75% of the shares of Power Series A Preferred Stock, and 8.23% of the shares of Power Series B Preferred Stock, representing 56.79% of outstanding Power Common Stock and Power Preferred Stock voting together, pursuant to which they have (i) agreed to vote their shares of Power Common Stock and Power Preferred Stock in favor of the Acquisition Agreement, (ii) granted irrevocable proxies to Apple to vote such shares accordingly, and (iii) agreed not to sell their shares prior to the earlier of (x) the termination of the Acquisition Agreement, or (y) the Special Meeting. See "The Power Stockholder Special Meeting--Vote Required" and "The Acquisition--The Power Stockholders' Voting Agreements."


TAX CONSIDERATIONS AND RISKS

    As a general matter, Power recognizes taxable gain or loss on any sale of assets equal to the difference between the basis of such assets and the sum of money and the fair market value of the property received in exchange for such assets. Power and Apple intend to treat the Acquisition as a tax-free reorganization under Section 368(a)(1)(C) of the Internal Revenue Code (the "Code") for U.S. federal income tax purposes. If the Acquisition so qualifies, Power will not recognize taxable gain upon the receipt of the Apple Common Stock. However, for the Acquisition to qualify as a tax-free reorganization, the Acquisition must satisfy certain requirements. See "The Acquisition--Tax Considerations and Risks." No IRS ruling or opinion of counsel has been sought in connection with the Acquisition. EACH POWER STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    The Acquisition will be accounted for by Power as a sale of assets. See "The Acquisition--Accounting Treatment."

REGULATORY APPROVALS

    The consummation of the Acquisition is subject to certain regulatory requirements, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Apple and Power were informed on December 5, 1997 by the Federal Trade Commission of the termination of the applicable waiting period under the HSR Act. See "The Acquisition--Regulatory Approvals."

COMPARISON OF STOCKHOLDER RIGHTS

    See "Description of Apple Common Stock--Comparison of Stockholder Rights" for a summary of the material differences between the rights of Power Stockholders and the holders of Apple Common Stock by virtue of ownership of their shares.

POWER'S PLAN OF LIQUIDATION

    GENERAL. The Plan of Liquidation provides that upon the Closing, (i) Power will continue in existence for the sole purpose of winding up its affairs, and that it shall not thereafter engage in any business activities other than activities related to the implementation of the Plan of Liquidation; (ii) Power will establish the Liquidating Trust pursuant to the Trust Agreement, and designate one or more of its directors as initial trustees and the other directors as initial members of the advisory committee to the Liquidating Trust;
(iii) Power and the Liquidating Trust shall take all necessary action to settle and discharge, or otherwise provide for, all of Power's remaining liabilities;
(iv) upon the settlement and discharge of, or other provision for, all of Power's liabilities, Power and/or the Liquidating Trust shall transfer all of Power's remaining assets, including the transfer in kind of any shares of Apple Common Stock then owned by Power, to its stockholders in accordance with their respective rights and interests (less any assets retained as reasonable provisions to meet claims, including unasserted, contingent, conditional or unmatured liabilities or expenses, and specifically set aside for such purpose); and (v) Power will dissolve as a corporate entity.

    The value of the assets of Power to be available for distribution to its stockholders upon liquidation and dissolution cannot be ascertained at this time and will depend, among other things, on Power's liabilities and on the market value from time to time of the shares of Apple Common Stock received by Power at the Closing and upon distribution of the Escrow Shares to Power pursuant to the Acquisition Agreement and held by Power until distributed to Power Stockholders directly or to the Liquidating Trust. After the Closing, Power will not conduct any ongoing business operations or generate any revenues by reason thereof. See "Plan of Liquidation and the Liquidating Trust--The Plan of Liquidation."

    CERTAIN TAX CONSIDERATIONS. If the Acquisition qualifies as a tax-free reorganization, in connection with the liquidation Power may distribute to Power Stockholders, the Liquidating Trust and Power's creditors the Apple Common Stock received from Apple in the Acquisition without recognizing gain or loss. Even if the Acquisition qualifies as a tax-free reorganization, to the extent that Power distributes assets other than such Apple Common Stock to Power Stockholders, the Liquidating Trust or to Power's creditors, Power will recognize gain or loss equal to the difference between its basis in such assets and the fair market value of such assets.

    If the Acquisition qualifies as a tax-free reorganization, the Power Stockholders should not recognize gain or loss upon the receipt of the Apple Common Stock in connection with the liquidation of Power. However, each Power Stockholder may be required to recognize a gain to the extent of the amount of cash and the fair market value of any other property such stockholder receives pursuant to the Plan of Liquidation following the Acquisition.

    If the Acquisition does not qualify as a tax-free reorganization, Power will recognize gain or loss on the assets it transfers to Gravenstein equal to the difference between its basis in the transferred assets and the sum of the money and the fair market value of the Apple Common Stock received. In addition, Power will recognize gain or loss on the distribution of the Apple Common Stock to the Liquidating Trust in connection with the Plan of Liquidation equal to the difference between Power's basis in such Apple Common Stock and the fair market value of the Apple Common Stock at the time of the distribution. In such an event, Power's basis in the Apple Common Stock should equal the fair market value of the Apple Common Stock at the time Power transfers assets to Gravenstein in exchange for the Apple Common Stock.

    In addition, if the Acquisition does not qualify as a tax-free reorganization, each Power Stockholder will recognize gain or loss equal to the difference between such stockholder's basis in the Power Common Stock surrendered and the sum of the money and the fair market value of the Apple Common Stock and any other property such stockholder receives pursuant to the Plan of Liquidation following the Acquisition.

    EACH POWER STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE ACQUISITION AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

    For a more detailed discussion of the federal income tax consequences of the Acquisition and the Plan of Liquidation, see "The Acquisition--Tax Considerations and Risks."

RECOMMENDATION OF POWER BOARD OF DIRECTORS

    The Power Board (i) has unanimously approved the Acquisition Agreement and the Plan of Liquidation, (ii) believes that the terms of the Acquisition Agreement and the Plan of Liquidation are fair to, and that the sales of assets pursuant to such agreements are in the best interest of, Power and the Power Stockholders, and (iii) unanimously recommends that the Power Stockholders vote FOR approval and adoption of the Acquisition Agreement and the Plan of Liquidation.

              SUMMARY SELECTED HISTORICAL FINANCIAL DATA OF POWER

    Power, Gravenstein and Apple entered into the Acquisition Agreement on August 29, 1997, under which Gravenstein agreed to purchase substantially all of the assets of Power, which include all Mac OS and other licenses from Apple to Power, Power's customer list and related data, all of Power's intellectual property related to Mac-compatible products (excluding trademarks, service marks, trade names and Web addresses, sites and domain names) and additional assets to be agreed upon. The Closing of the Acquisition is conditioned on, among other things, the approval by the Power Stockholders. In addition, Power seeks the approval of the Power Stockholders of a Plan of Dissolution and Complete Liquidition, the implementation of which is conditioned on, among other things, such approval and the consummation of the Acquisition. The financial statements contained below do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of such uncertainty.

                                     INCEPTION      FISCAL YEAR ENDED     NINE MONTHS ENDED      SIX MONTHS ENDED
                                  (NOV. 19, 1993)        JUNE 30,             MARCH 31,           SEPTEMBER 30,
                                   THROUGH JUNE    --------------------  --------------------  --------------------
                                    30, 1994(1)      1995       1996       1996      1997(2)     1996       1997
                                  ---------------  ---------  ---------  ---------  ---------  ---------  ---------
                                                 (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF
  OPERATIONS DATA:
Net sales.......................     $  --         $   3,046  $ 131,075  $  82,413  $ 247,207  $ 112,926  $ 161,414
Cost of goods sold..............        --             2,059    104,408     66,563    194,495     87,959    134,658
                                       -------     ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit..................        --               987     26,667     15,850     52,712     24,967     26,756
Costs and expenses:
  Selling, general and
    administrative..............           413         1,602     17,458     10,814     35,544     14,730     33,599
  Research and development......           624         2,366      3,425      2,254      3,962      2,540      4,868
                                       -------     ---------  ---------  ---------  ---------  ---------  ---------
    Total costs and expenses....         1,037         3,968     20,883     13,068     39,506     17,270     38,467
                                       -------     ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations...        (1,037)       (2,981)     5,784      2,782     13,206      7,697    (11,711)
Interest income (expenses),
  other.........................            25            40       (416)      (245)      (853)      (376)      (923)
Income (loss) before income
  taxes.........................        (1,012)       (2,941)     5,368      2,537     12,353      7,321    (12,634)
Income taxes (benefit)..........        --            --            462     --          4,616      2,139     (4,053)
                                       -------     ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)...............     $  (1,012)    $  (2,941) $   4,906  $   2,537  $   7,737  $   5,182  $  (8,581)
                                       -------     ---------  ---------  ---------  ---------  ---------  ---------
                                       -------     ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) per common and
  common equivalent share.......     $   (0.27)    $   (0.57) $    0.31  $    0.16  $    0.46  $    0.32  $   (1.51)
Weighted average number of
  common and common equivalent
  shares outstanding............         3,783         5,199     15,894     15,808     16,670     16,193      5,672

                                                                       JUNE 30
                                                           -------------------------------   MARCH 31,   SEPTEMBER 30,
                                                             1994       1995       1996        1997          1997
                                                           ---------  ---------  ---------  -----------  -------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital..........................................  $   2,089  $   8,096  $  12,612   $  12,530     $   4,620
Total assets.............................................      2,521     11,427     49,059      73,884        73,131
Total liabilities........................................        106      2,942     34,498      51,233        58,900
Stockholders' equity.....................................      2,415      8,485     14,561      22,651        14,231

--------------------------

(1) The Company was incorporated in November 1993 and commenced operations in January 1994. It first shipped products in May 1995.

(2) During 1997 Power changed its fiscal year from the Sunday closest to June 30 to the Sunday closest to March 31. The change in fiscal year was effective for the year ended March 31, 1997.

                      APPLE COMMON STOCK MARKET PRICE DATA


    Apple's Common Stock is traded on the Nasdaq National Market under the symbol "AAPL." The following table sets forth, for the fiscal quarters indicated, the high and low closing sale prices of Apple Common Stock as reported on the Nasdaq National Market.



                                                                                                       HIGH          LOW
                                                                                                   ------------  ------------
1995
  First Quarter..................................................................................   $      433/4 $      321/2
  Second Quarter.................................................................................   $      48    $      337/8
  Third Quarter..................................................................................   $      501/8 $      335/8
  Fourth Quarter.................................................................................   $      497/8 $      3411/16
1996
  First Quarter..................................................................................   $      421/2 $      317/16
  Second Quarter.................................................................................   $      351/2 $      23
  Third Quarter..................................................................................   $      287/8 $      195/8
  Fourth Quarter.................................................................................   $      25    $      16
1997
  First Quarter..................................................................................   $      273/4 $      213/8
  Second Quarter.................................................................................   $      231/4 $      151/8
  Third Quarter..................................................................................   $      197/8 $      145/8
  Fourth Quarter.................................................................................   $      293/4 $      123/4
1998
  First Quarter..................................................................................          2313/16        1215/16
  Second Quarter (through January 2, 1998).......................................................          161/4        131/8



    On January 2, 1998, the last reported sale price of the Apple Common Stock on the Nasdaq National Market was $16 1/4 per share.

                                  RISK FACTORS

    POWER STOCKHOLDERS SHOULD CONSIDER THE FOLLOWING RISK FACTORS IN EVALUATING WHETHER TO APPROVE AND ADOPT THE ACQUISITION AGREEMENT, AND SHOULD CONSIDER THESE RISK FACTORS IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS/PROXY STATEMENT. THIS PROSPECTUS/PROXY STATEMENT CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF THE RISK FACTORS SET FORTH BELOW.

NO ASSURANCE OF DISTRIBUTION TO POWER STOCKHOLDERS

    If the Power Stockholders approve the Acquisition and the Plan of Liquidation, and the Acquisition is consummated as described under "The Acquisition" below, the value of the assets of Power ultimately available for distribution to the Power Stockholders upon liquidation and dissolution will depend on, among other things, Power's liabilities (including tax liabilities), the disposition of its unsold inventory and other assets, and the market value from time to time of the shares of Apple Common Stock received by Power pursuant to the Acquisition Agreement.

    After the consummation of the Acquisition, Power will not conduct any ongoing business operations or generate any revenues by reason thereof. The winding up and dissolution of Power's business may be more difficult or expensive, or may take longer, than Power's Board and management currently anticipates. If the market value of the Apple Common Stock declines after the Closing (which may occur due to or independently of, among other factors, the market overhang created by the Apple shares held by Power, the Liquidating Trust and Power Stockholders, or a significant sale of Apple shares by Power, the Liquidating Trust or Power Stockholders) or if Power or the Liquidating Trust sells Apple Common Stock at a significant discount, the value of assets of Power available for distribution to the Power Stockholders will be reduced.

    In addition, the holders of Power Series A Preferred Stock have a liquidation preference of $1.00 per share (or $5,000,000 in the aggregate), and the holders of Power Series B Preferred Stock have a liquidation preference of $2.00 per share (or $8,200,000 in the aggregate) (together, the "Liquidation Preference") in any distribution by Power of its assets to the Power Stockholders, which must be paid prior to any distribution with respect to Power Common Stock.

    Accordingly, there may be no distributions to the Power Stockholders after the Closing, and if any distributions do occur, there can be no assurance as to the timing or amount of such distributions.

FAILURE TO CONSUMMATE THE ACQUISITION--REPAYMENT OF LOAN, FINALITY OF RELEASES
  AND LOSS OR AMENDMENT OF LICENSES

    Contemporaneously with the execution of the Acquisition Agreement, Power and Apple entered into certain other agreements, including (i) mutual Releases (the "Releases"), pursuant to which Power released Apple (the "Power Release") from all liability up to the date of the Releases, including any liability that Apple might have under its license agreements with Power (the "Apple Licenses"), and Apple released Power (the "Apple Release") from all liability up to the date of the Releases, (ii) an amendment (the "Omnibus Amendment") to the Apple Licenses then in effect between Apple and Power to make certain adjustments to the terms of such licenses for the period from execution of the Acquisition Agreement to the Closing and in the event that the Acquisition is not consummated, (iii) a post-closing operating agreement (the "Post-Closing Operating Agreement") that sets forth the terms of the relationship that would exist between Apple and Power if and when the Acquisition is consummated, and (iv) a note executed by Power in favor of Apple (the "Revolving Loan Promissory Note"), pursuant to which Apple made available to Power a revolving line of credit in the amount of $25 million (the "Loan"). See "The Acquisition--The Apple Loan" and "--The Acquisition Agreement." Except in certain circumstances, whether or not the Acquisition closes, Power must repay the Loan, the Releases remain in effect, and either the effects of the Omnibus Amendment on the Apple Licenses will become permanent or the Apple Licenses will terminate.

    Apple may terminate the Acquisition Agreement if Power is in material breach of the Acquisition Agreement and such breach has not been cured within 20 business days of written notice of the breach, or if the Power Stockholders fail to approve the Acquisition. If the Acquisition Agreement is so terminated, Power will receive none of the shares of Apple Common Stock and will be obligated to repay the Loan, the Releases will remain in effect and the Apple Licenses will terminate.

    In addition, Apple may terminate the Acquisition Agreement if the Acquisition is prohibited by other governmental or court action. Either Apple or Power may terminate the Acquisition Agreement if the Acquisition does not close by June 30, 1998 provided that the terminating party (and in the case of Apple, Gravenstein) is not in material breach of its obligations under the Acquisition Agreement. In addition, Power may terminate the Acquisition Agreement if Apple is in material breach of the Acquisition Agreement and such breach has not been cured within 20 business days of written notice of the breach. In the event of a termination described in any of the previous three sentences, depending on which conditions to the Closing of the Acquisition are then satisfied at the time of termination, (i) Power will not receive any of the shares of Apple Common Stock,
(ii) Power will be obligated to repay the Loan, and (iii) the Apple Licenses will continue.

    As described above, under certain circumstances, (i) the Releases stay in effect whether or not the Acquisition closes and (ii) Power would not have any license from Apple at all. Further, since Power learned of the disappointing operating results for the quarter ended June 30, 1997, and since it executed the Acquisition Agreement on August 29, 1997, it has taken steps to conserve cash by winding down its operations. Therefore, even if the Acquisition does not close, Power will not be in a position to continue manufacturing, marketing and selling its Macintosh-compatible products as a going concern.

TREATMENT OF THE ACQUISITION UNDER THE INTERNAL REVENUE CODE

    Generally, Power recognizes on any sale of assets a taxable gain or loss equal to the difference between the basis of such assets and the sum of money and the fair market value of the property received in exchange for such assets. Power and Apple intend the Acquisition to qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code for U.S. federal income tax purposes. However, for the Acquisition to qualify as a tax-free reorganization, both Apple and Power and the Acquisition must satisfy certain conditions before and after the Closing. Also, the sale of any assets by Power outside the Acquisition remains taxable.

    If the Power Stockholders approve the Acquisition and the Acquisition is consummated, but the Power Stockholders do not approve the Plan of Liquidation, the Acquisition will not be a tax-free reorganization and the intended tax benefits as described above will not be available to Power, the Liquidating Trust or the Power Stockholders. If the Acquisition does not close, Power does not receive any Apple stock unless Apple pays Power the Reinstatement Payment. The Reinstatement Payment is taxable and in such event the Acquisition would not be treated as a tax-free reorganization.

    There can be no assurance that the IRS will not assert that the Acquisition does not qualify as a tax-free reorganization. If the Acquisition does not qualify as a tax-free reorganization, Power would recognize gain or loss on the assets it transfers to Gravenstein equal to the difference between its basis in the transferred assets and the sum of the money and the fair market value of the Apple Common Stock received. In addition, each Power Stockholder would recognize gain or loss equal to the difference between such stockholder's basis in the Power Common Stock surrendered and the sum of the money and the fair market value of the Apple Common Stock and any other property such stockholder receives pursuant to the Plan of Liquidation following the Acquisition. See "The Acquisition--Tax Considerations and Risks."

SALE OF NON-MACINTOSH BASED BUSINESS

    Power is seeking to sell its remaining assets, including the trade name "Power Computing" and certain assets related to its Wintel business, as a going concern. However, there is no assurance that such sale can be accomplished.

RISKS RELATING TO AN INVESTMENT IN APPLE COMMON STOCK

VARIABILITY OF OPERATING RESULTS

    Apple's future operating results and financial condition are dependent upon Apple's ability to successfully develop, manufacture, and market technologically innovative products in order to meet dynamic customer demand patterns, and are also dependent upon its ability to effect a change in marketplace perception of Apple's prospects, including the viability of the Macintosh platform. Inherent in this process are a number of factors that Apple must successfully manage in order to achieve favorable future operating results and a favorable financial condition. Potential risks and uncertainties that could affect Apple's future operating results and financial condition include, among other things, continued competitive pressures in the marketplace and the effect of any reaction by Apple to such competitive pressures, including pricing actions by Apple; the availability of key components on terms acceptable to Apple; Apple's ability to supply products in certain categories; Apple's ability to supply products free of latent defects or other faults; Apple's ability to make timely delivery to the marketplace of technological innovations, including its ability to continue to make timely delivery of planned enhancements to the current Mac OS and to make timely delivery of a new and substantially backward-compatible operating system; Apple's ability to successfully integrate NeXT technologies, processes and employees with those at Apple; Apple's ability to successfully implement its strategic direction and restructuring actions, including reducing its expenditures; Apple's ability to attract, motivate and retain employees, including a new Chief Executive Officer; the effects of significant adverse publicity; the availability of third-party software for particular applications; and the impact on Apple's sales, market share and gross margins as a result of Apple winding down its Mac OS licensing program.

RESTRUCTURING OF OPERATIONS

    During 1996, Apple began to implement certain restructuring actions aimed at reducing its cost structure, improving its competitiveness, and restoring sustainable profitability. During 1997, Apple announced and began to implement supplemental restructuring actions, including significant headcount reductions, to meet the foregoing objectives. There are several risks inherent in Apple's efforts to transition to a new cost structure. These include the risk that Apple will not be able to reduce expenditures quickly enough to restore sustainable profitability and the risk that cost-cutting initiatives will impair Apple's ability to innovate and remain competitive in the computer industry.

    Implementation of this restructuring involves several risks, including the risk that by simplifying and modifying its product line Apple will increase its dependence on fewer products, potentially reduce overall sales, and increase its reliance on unproven products and technology. Another risk of the restructuring is that by increasing the proportion of Apple's products to be manufactured under outsourcing arrangements, Apple could lose control of the quality or quantity of the products manufactured and distributed, or lose the flexibility to make timely changes in production schedules in order to respond to changing market conditions. As part of its restructuring, Apple announced and opened its on-line store, which makes available most of its products to end-users in the U.S., in November 1997. There can be no assurance the on-line store will result in greater sales. Apple also began manufacturing products on a build-to-order basis in November 1997. There can be no assurance this manufacturing process will result in decreased costs or increased gross margins. Apple is also reducing the number of wholesale and retail channel partners, particularly in the Americas, which places a greater volume of sales through fewer partners. There can be no assurance that this will not adversely impact Apple. In addition, the actions taken in connection with the restructuring could adversely affect employee morale, thereby damaging Apple's ability to retain and motivate employees. Also, because Apple contemplates relying to a greater extent on collaboration and licensing arrangements with third parties, Apple will have less direct control over certain of its research and development efforts, and its ability to create innovative new products may be reduced. In addition, there can be no assurance that the technologies acquired from NeXT will be successfully exploited, or that key NeXT employees and processes will be retained and successfully integrated with those at Apple. Also, the restructuring includes the winding down of Apple's Mac OS licensing program. There can be no assurance that the winding down of this program will result in greater sales, market share, and increased gross margins to Apple. In addition, there can be no assurance that this action will not result in the availability of fewer application software titles for the Mac OS, which may result in a decrease to Apple's sales, market share and gross margins. Finally, even if the restructuring is successfully implemented, there can be no assurance that it will effectively resolve the various issues currently facing Apple. Although Apple believes that the actions it is taking in connection with the restructuring, including its acquisition of NeXT and the winding down of its Mac OS licensing program, should help restore marketplace confidence in Apple, there can be no assurance that such actions will enable Apple to achieve its objectives of reducing its cost structure, improving its competitiveness, and restoring sustainable profitability. Apple's future consolidated operating results and financial condition could be adversely affected should it encounter difficulty in effectively managing the restructuring and new cost structure.

PRODUCT INTRODUCTIONS AND TRANSITIONS

    Due to the highly volatile nature of the personal computer industry, which is characterized by dynamic customer demand patterns and rapid technological advances, Apple must continuously introduce new products and technologies and enhance existing products in order to remain competitive. Recent introductions include certain PowerBook and Power Macintosh products, and the introduction of Mac OS 8 in July 1997. The success of new product introductions is dependent on a number of factors, including market acceptance, Apple's ability to manage the risks associated with product transitions, the availability of application software for new products, the effective management of inventory levels in line with anticipated product demand, the availability of products in appropriate quantities to meet anticipated demand, and the risk that new products may have quality or other defects in the early stages of introduction. Accordingly, Apple cannot determine the ultimate effect that new products will have on its sales or results of operations. In addition, although the number of new product introductions may decrease as a result of Apple's restructuring actions, the risks and uncertainties associated with new product introductions may increase as Apple refocuses its product offerings on key growth segments and to the extent new product introductions are in markets that are new to Apple.

    The rate of product shipments immediately following introduction of a new product is not necessarily an indication of the future rate of shipments for that product, which depends on many factors, some of which are not under the control of Apple. These factors may include initial large purchases by a small segment of the user population that tends to purchase new technology prior to its acceptance by the majority of users ("early adopters"); purchases in satisfaction of pent-up demand by users who anticipated new technology and, as a result, deferred purchases of other products; and overordering by dealers who anticipate shortages due to the aforementioned factors. These factors may be offset by others, such as the deferral of purchases by many users until new technology is accepted as "proven" and for which commonly used software products are available; and the reduction of orders by dealers once they believe they can obtain sufficient supply of products previously in backlog.

    Backlog is often volatile after new product introductions due to the aforementioned demand factors, often increasing coincident with introduction, and then decreasing once dealers and customers believe they can obtain sufficient supply of the new products. Apple has in the past experienced difficulty in anticipating demand for new products, resulting in product shortages which have adversely affected Apple's operating results.

    The measurement of demand for newly introduced products is further complicated by the availability of different product configurations, which may include various types of built-in peripherals and software. Configurations may also require certain localization (such as language) for various markets and, as a result, demand in different geographic areas may be a function of the availability of third-party software in those localized versions. For example, the availability of European-language versions of software products manufactured by U.S. producers may lag behind the availability of U.S. versions by a quarter or more. This may result in lower initial demand for Apple's new products outside the U.S., even though localized versions of Apple's products may be available.

    The increasing integration of new or enhanced functions and complexity of operations of Apple's products also increase the risk that latent defects or other faults could be discovered by customers or end-users after volumes of products have been produced or shipped. If such defects were significant, Apple could incur material recall and replacement costs under product warranties.

    Apple has announced plans for two operating systems. Apple plans to continue to introduce major upgrades to the current Mac OS and later introduce a new operating system (code named "Rhapsody") which is expected to offer advanced functionality based on Apple and NeXT software technologies. However, the NeXT software technologies that Apple plans to use in the development of Rhapsody were not originally designed to be compatible with the Mac OS. As a result, there can be no assurance that the development of Rhapsody can be completed at reasonable cost or at all. In addition, Rhapsody may not be fully backward-compatible with all existing applications, which could result in a loss of existing customers. Finally, it is uncertain whether Rhapsody or the planned enhancements to the current Mac OS will gain developer support and market acceptance. Inability to successfully develop and make timely delivery of a substantially backward-compatible Rhapsody or of planned enhancements to the current Mac OS, or to gain developer support and market acceptance for those operating systems, may have an adverse impact on Apple's consolidated operating results and financial condition.

COMPETITION

    The personal computer industry is highly competitive and is characterized by aggressive pricing practices, downward pressure on gross margins, frequent introduction of new products, short product life cycles, continual improvement in product price/performance characteristics, price sensitivity on the part of consumers, and a large number of competitors. Apple's consolidated results of operations and financial condition have been, and in the future may continue to be, adversely affected by industrywide pricing pressures and downward pressures on gross margins. The industry has also been characterized by rapid technological advances in software functionality and hardware performance and features based on existing or emerging industry standards. Many of Apple's competitors have greater financial, marketing, manufacturing, and technological resources, as well as broader product lines and larger installed customer bases than those of Apple.

    Apple's future consolidated operating results and financial condition may be affected by overall demand for personal computers and general customer preferences for one platform over another or one set of product features over another.

    Apple is currently the primary maker of hardware that uses the Mac OS. The Mac OS has a minority market share in the personal computer market, which is dominated by makers of computers that run the Microsoft Windows 95 and Windows NT operating systems. Apple believes that the Mac OS, with its perceived advantages over Windows, and the general reluctance of the Macintosh installed base to incur the costs of switching platforms, have been driving forces behind sales of Apple's personal computer hardware for the past several years. Recent innovations in the Windows platform, including those included in Windows 95 and Windows NT, or those expected to be included in a new version of Windows to be introduced in 1998, have added features to the Windows platform that make the differences between the Mac OS and Microsoft's Windows operating systems less significant. Apple is currently taking and will continue to take steps to respond to the competitive pressures being placed on its personal computer sales as a result of the recent innovations in the Windows platform. Apple's future operating results and financial condition will be substantially dependent on its ability to maintain continuing improvements of the Macintosh platform in order to maintain perceived functional advantages over competing platforms.

    Apple had previously entered into agreements to license its Mac OS to other personal computer vendors (the "Clone Vendors") as part of an effort to increase the installed base for the Macintosh platform. Apple recently determined that the benefits of licensing the Mac OS to the Clone Vendors under these agreements were more than offset by the impact and costs of the licensing program. As a result, Apple agreed to acquire certain assets, including the license to distribute the Mac OS, of Power, a Clone Vendor, and has no plans to renew its other Mac OS licensing agreements. Although Apple believes that this winding down of its licensing program will help reduce the adverse impact of the licensing program on Apple's sales, market share and gross margins, there can be no assurance that this will occur. In addition, there can be no assurance that this winding down of the licensing program will not result in the availability of fewer application software titles for the Mac OS, which may result in a decrease to Apple's sales, market share and gross margins.

    As a supplemental means of addressing the competition from Windows and other platforms, Apple had previously devoted substantial resources toward developing personal computer products capable of running application software designed for the Windows operating systems. These products include an add-on card containing a Pentium or 586-class microprocessor that enables users to run applications concurrently that require the Mac OS, Windows 3.1 or Windows 95 operating systems. Apple plans to transition the cross-platform business to third-parties during 1998. There can be no assurance that this transition will be successful.

    Apple, International Business Machines Corporation and Motorola, Inc. had agreed upon and announced the availability of specifications for a PowerPC microprocessor-based hardware platform (the "Platform"). These specifications defined a "unified" personal computer architecture that would have given the Clone Vendors broad access to the Power Macintosh platform and would have utilized standard industry components. Apple had intended to license the Mac OS to manufacturers of the Platform. However, Apple has decided it will no longer support the Platform based upon its decision to wind down its Mac OS licensing program, and because of little industry support for the Platform. The decision not to further develop this Platform may affect Apple's ability to increase the installed base for the Macintosh platform.

    Several competitors of Apple have either targeted or announced their intention to target certain of Apple's key market segments, including education and publishing. Many of these companies have greater financial, marketing, manufacturing, and technological resources than Apple.

    In August 1997, Apple and Microsoft entered into patent cross licensing and technology agreements. Under these agreements, the companies provided patent cross licenses to each other. In addition, for a period of five years from August 1997, Microsoft will make future versions of its Microsoft Office and Internet Explorer products for the Mac OS, and Apple will bundle the Internet Explorer product with Mac OS system software releases and make that product the default Internet browser for such releases. In addition, Microsoft purchased 150,000 shares of Apple Series 'A' non-voting convertible preferred stock for $150 million. While Apple believes that its relationship with Microsoft will be beneficial to Apple and to its efforts to increase the installed base for the Mac OS, the Microsoft relationship is for a limited term and does not cover many of the areas in which Apple competes with Microsoft, including the Windows platform. In addition, the Microsoft relationship may have an adverse effect on, among other things, Apple's relationship with other partners. There can be no assurance that the benefits to Apple of the Microsoft relationship will not be offset by the disadvantages.

SUPPORT FROM THIRD-PARTY SOFTWARE DEVELOPERS

    Decisions by customers to purchase Apple's personal computers, as opposed to Windows-based systems, are often based on the availability of third-party software for particular applications. Apple believes that the availability of third-party application software for Apple's hardware products depends in part on third-party developers' perception and analysis of the relative benefits of developing, maintaining, and upgrading such software for Apple's products versus software for the larger Windows market. This analysis is based on factors such as the perceived strength of Apple and its products, the anticipated potential revenue that may be generated, and the costs of developing such software products. To the extent Apple's recent financial losses and declining demand for Apple's products, as well as Apple's decision to wind down its Mac OS licensing program, have caused software developers to question Apple's prospects in the personal computer market, developers could be less inclined to develop new application software or upgrade existing software for Apple's products and more inclined to devote their resources to developing and upgrading software for the larger Windows market. Moreover, Apple's current plan to introduce a new operating system (code named "Rhapsody") could cause software developers to stop developing software for the current Mac OS. In addition, there can be no assurance that software developers will decide to develop software for the new operating system on a timely basis or at all.

    Microsoft is an important developer of application software for Apple's products. Although Apple has entered into a relationship with Microsoft, which includes Microsoft's agreement to develop and ship future versions of its Microsoft Office and Internet Explorer products and certain other Microsoft tools for the Mac OS, such relationship is for a limited term and does not cover many areas in which Apple competes with Microsoft. Accordingly, Microsoft's interest in producing application software for the Mac OS not covered by the relationship or upon expiration of the relationship may be influenced by Microsoft's perception of its interests as the vendor of the Windows operating system.

GLOBAL MARKET RISKS

    A large portion of Apple's revenue is derived from its international operations. As a result, Apple's consolidated operations and financial results could be significantly affected by risks associated with international activities, including economic and labor conditions, political instability, tax laws (including U.S. taxes on foreign subsidiaries), and changes in the value of the U.S. dollar versus the local currency in which the products are sold.

    Countries in the Asia Pacific region, including Japan, have recently experienced weaknesses in their currency, banking and equity markets. These weaknesses could adversely affect consumer demand for Apple's product, the U.S. dollar value of Apple's foreign currency denominated sales, the availability and supply of product components to Apple, and ultimately Apple's consolidated results of operations.

    When the U.S. dollar strengthens against other currencies, the U.S. dollar value of non-U.S. dollar-based sales decreases. When the U.S. dollar weakens, the U.S. dollar value of non-U.S. dollar-based sales increases. Correspondingly, the U.S. dollar value of non-U.S. dollar-based costs increases when the U.S. dollar weakens and decreases when the U.S. dollar strengthens. Overall, Apple is a net receiver of currencies other than the U.S. dollar and, as such, benefits from a weaker dollar and is adversely affected by a stronger dollar relative to major currencies worldwide. Accordingly, changes in exchange rates, and in particular a strengthening of the U.S. dollar, may negatively affect Apple's consolidated sales and gross margins (as expressed in U.S. dollars).

    While Apple is exposed with respect to fluctuations in the interest rates of many of the world's leading industrialized countries, Apple's interest income and expense is most sensitive to fluctuations in the general level of U.S. interest rates. In this regard, changes in U.S. interest rates affect the interest earned on Apple's cash, cash equivalents, and short-term investments as well as costs associated with foreign currency hedges. To mitigate the impact of fluctuations in U.S. interest rates, Apple has entered into interest rate swap, collar, and floor transactions.

    To ensure the adequacy and effectiveness of Apple's foreign exchange and interest rate hedge positions, as well as to monitor the risks and opportunities of the nonhedge portfolios, Apple continually monitors its foreign exchange forward and option positions, and its interest rate swap, option and floor positions both on a stand-alone basis and in conjunction with its underlying foreign currency- and interest rate-related exposures, respectively, from both an accounting and an economic perspective. However, given the effective horizons of Apple's risk management activities, there can be no assurance that the aforementioned programs will offset more than a portion of the adverse financial impact resulting from unfavorable movements in either foreign exchange or interest rates. In addition, the timing of the accounting for recognition of gains and losses related to mark-to-market instruments for any given period may not coincide with the timing of gains and losses related to the underlying economic exposures and, therefore, may adversely affect Apple's consolidated operating results and financial position. Apple does not engage in leveraged hedging.

    Apple's current financial condition may increase the costs of its hedging transactions, as well as affect the nature of the hedging transactions into which Apple's counterparties are willing to enter.

INVENTORY AND SUPPLY

    Apple makes a provision for inventories of products that have become obsolete or are in excess of anticipated demand, accrues for any cancellation fees of orders for inventories that have been canceled, and accrues for the estimated costs to correct any product quality problems. Although Apple believes its inventory and related provisions are adequate given the rapid and unpredictable pace of product obsolescence in the computer industry, no assurance can be given that Apple will not incur additional inventory and related charges. In addition, such charges have had, and may again have, a material effect on Apple's consolidated financial position and results of operations.

    Apple must order components for its products and build inventory well in advance of product shipments. Because Apple's markets are volatile and subject to rapid technology and price changes, there is a risk that Apple will forecast incorrectly and produce excess or insufficient inventories of particular products. Apple's consolidated operating results and financial condition have been in the past and may in the future be materially adversely affected by Apple's ability to manage its inventory levels and respond to short-term shifts in customer demand patterns.

    Certain of Apple's products are manufactured in whole or in part by third-party manufacturers, either pursuant to design specifications of Apple or otherwise. As part of its restructuring actions, Apple sold its Fountain, Colorado, manufacturing facility to SCI and entered into a related manufacturing outsourcing agreement with SCI; sold its Singapore printed circuit board manufacturing assets to NatSteel Electronics Pte., Ltd., which is expected to supply main logic boards to Apple under a manufacturing outsourcing agreement; entered into an agreement with Ryder Integrated Logistics, Inc. to outsource Apple's domestic operations transportation and logistics management; and has entered into other similar agreements to outsource Apple's European operations transportation and logistics management. As a result of the foregoing actions, the proportion of Apple's products produced and distributed under outsourcing arrangements will continue to increase. While outsourcing arrangements may lower the fixed cost of operations, they will also reduce the direct control Apple has over production and distribution. It is uncertain what effect such diminished control will have on the quality or quantity of the products manufactured, or the flexibility of Apple to respond to changing market conditions. Furthermore, any efforts by Apple to manage its inventory under outsourcing arrangements could subject Apple to liquidated damages or cancellation of the arrangement. Moreover, although arrangements with such manufacturers may contain provisions for warranty expense reimbursement, Apple remains at least initially responsible to the ultimate consumer for warranty service. Accordingly, in the event of product defects or warranty liability, Apple may remain primarily liable. Any unanticipated product defect or warranty liability, whether pursuant to arrangements with contract manufacturers or otherwise, could adversely affect Apple's future consolidated operating results and financial condition.

    Although certain components essential to Apple's business are generally available from multiple sources, other key components (including microprocessors and application specific integrated circuits ("ASICs") ) are currently obtained by Apple from single sources. If the supply of a key single-sourced component were to be delayed or curtailed, Apple's business and financial performance could be adversely affected, depending on the time required to obtain sufficient quantities from the original source, or to identify and obtain sufficient quantities from an alternate source. Apple believes that the availability from suppliers to the personal computer industry of microprocessors and ASICs presents the most significant potential for constraining Apple's ability to manufacture products. Some advanced microprocessors are currently in the early stages of ramp-up for production and thus have limited availability. Apple and other producers in the personal computer industry also compete for other semiconductor products with other industries that have experienced increased demand for such products, due to either increased consumer demand or increased use of semiconductors in their products (such as the cellular phone and automotive industries). Finally, Apple uses some components that are not common to the rest of the personal computer industry (including certain microprocessors and ASICs). Continued availability of these components may be affected if producers were to decide to concentrate on the production of common components instead of components customized to meet Apple's requirements. Such product supply constraints and corresponding increased costs could decrease Apple's net sales and adversely affect Apple's consolidated operating results and financial condition.

    Apple's ability to produce and market competitive products is also dependent on the ability and desire of IBM and Motorola, the sole suppliers of the PowerPC RISC microprocessor for Apple's Macintosh computers, to supply to Company in adequate numbers microprocessors that produce superior price/ performance results compared with those supplied to Apple's competitors by Intel Corporation, and other developers and producers of the microprocessors used by most personal computers using the Windows operating systems. The desire of IBM and Motorola to continue producing these microprocessors may be influenced by Microsoft's decision not to adapt its Windows NT operating system software to run on the PowerPC microprocessor. IBM produces personal computers based on Intel microprocessors as well as workstations based on the PowerPC microprocessor, and is also the developer of OS/2, a competing operating system to Apple's Mac OS. Accordingly, IBM's interest in supplying Apple with microprocessors for Apple's products may be influenced by IBM's perception of its interests as a competing manufacturer of personal computers and as a competing operating system vendor. In addition, Motorola has recently announced its intention to stop producing Mac clones. As a result, Motorola may be less inclined to continue to produce PowerPC microprocessors.

    Apple's current financial condition and uncertainties related to recent events could affect the terms on which suppliers are willing to supply Apple with their products. There can be no assurance that Apple's current suppliers will continue to supply Apple on terms acceptable to Apple or that Apple will be able to obtain comparable products from alternate sources on such terms. Apple's future operating results and financial condition could be adversely affected if Apple is unable to continue to obtain key components on terms substantially similar to those currently available to Apple.

MARKETING AND DISTRIBUTION

    A number of uncertainties may affect the marketing and distribution of Apple's products. Currently, Apple distributes its products through wholesalers, resellers, mass merchants, cataloguers and direct to education institutions (collectively referred to as "resellers"). In addition, in November 1997 Apple began selling many of its products directly to end users in the U.S. through Apple's on-line store. Many of Apple's significant resellers operate on narrow product margins. Most such resellers also distribute products from competing manufacturers. Apple's business and financial results could be adversely affected if the financial condition of these resellers weakened or if resellers within consumer channels were to decide not to continue to distribute Apple's products.

    Uncertainty over demand for Apple's products may continue to cause resellers to reduce their ordering and marketing of Apple's products. In addition, Apple has in the past and may in the future experience delays in ordering by resellers in light of uncertain demand for Apple's products. Under Apple's arrangements with its resellers, resellers have the option to reduce or eliminate unfilled orders previously placed, in most instances without financial penalty. Resellers also have the option to return products to Apple without penalty within certain limits, beyond which they may be assessed fees. Apple has recently revised its channel program, including decreasing the number of resellers and reducing returns, price protection and certain rebate programs, in an effort to reduce channel inventory, increase inventory turns, increase product support within the channel and improve gross margins. In addition, in November 1997 Apple opened its on-line store in the U.S. which makes many of Apple's products available directly to the end-user. Although Apple believes the foregoing changes will improve its consolidated operating results and financial condition, there can be no assurance that this will occur.

CHANGE IN SENIOR MANAGEMENT

    On July 9, 1997, Apple announced that Dr. Gilbert F. Amelio had resigned his positions as Chairman of the Board and Chief Executive Officer and that Apple was initiating a search for a new Chief Executive Officer. While Apple intends to name a new Chief Executive Officer as soon as practicable, there can be no assurance that the change in senior management and related uncertainties will not adversely affect Apple's consolidated operating results and financial condition during the period until a new Chief Executive Officer is hired and afterward. In addition, certain members of Apple's senior management have been with Apple for less than six months. There can be no assurance that new members of the management team can be successfully assimilated, that Apple will be able to satisfactorily allocate responsibilities or that such new members of its management will succeed in their roles in a timely and efficient manner. Apple's failure to recruit, retain and assimilate new executives, or the failure of any such executive to perform effectively, or the loss of any such executive, could have a material adverse impact on Apple's business, financial condition and results of operations.

CHANGES TO BOARD OF DIRECTORS

    Apple announced on August 6, 1997 significant changes to its Board of Directors, replacing all but two former directors. The continuing directors are Gareth C.C. Chang, Corporate Senior Vice President, Marketing, Hughes Electronics and President, Hughes International, and Edgar S. Woolard, Jr., retired Chairman of E.I. DuPont de Nemours & Company. The new directors are William V. Campbell, President and CEO of Intuit Corp.; Lawrence J. Ellison, Chairman and Chief Executive Officer of Oracle Corp.; Steven P. Jobs, Chairman and Chief Executive Officer of Pixar Animation Studios; and Jerome B. York, Vice Chairman of Tracinda Corporation and former Chief Financial Officer of IBM and Chrysler Corporation.

DEPENDENCE ON KEY EMPLOYEES

    During the past several years, Apple has experienced significant voluntary employee turnover as a result of employees' concerns over Apple's prospects, as well as the abundance of career opportunities available elsewhere. Apple is dependent on its key employees in order to achieve its business plan. There can be no assurance Apple will be able to attract, motivate and retain key employees. Failure to do so may have a significant effect on Apple's consolidated operating results and financial condition.

OTHER FACTORS

    Apple is in the process of identifying operating and application software challenges related to the year 2000. While Apple expects to resolve year 2000 compliance issues substantially through normal replacement and upgrades of software, there can be no assurance that there will not be interruption of operations or other limitations of system functionality or that Apple will not incur substantial costs to avoid such limitations. Any failure to effectively monitor, implement or improve Apple's operational, financial, management and technical support systems could have a material adverse effect on Apple's business and consolidated results of operations.

    The majority of Apple's research and development activities, its corporate headquarters, and other critical business operations, including certain major vendors, are located near major seismic faults. Apple's operating results and financial condition could be materially adversely affected in the event of a major earthquake.

    Production and marketing of products in certain states and countries may subject Apple to environmental and other regulations which include, in some instances, the requirement that Apple provide consumers with the ability to return to Apple product at the end of its useful life, and leave responsibility for environmentally safe disposal or recycling with Apple. It is unclear what effect such regulations will have on Apple's future consolidated operating results and financial condition.

    Apple recently decided to replace its existing transaction systems in the U.S. (which include order management, product procurement, distribution, and finance) with a single integrated system as part of its ongoing effort to increase operational efficiency. Substantially all of the transaction systems in the European operations were replaced with the same integrated system in 1997. Apple's future consolidated operating results and financial condition could be adversely affected if Apple is unable to implement and effectively manage the transition to this new integrated system.

    Because of the foregoing factors, as well as other factors affecting Apple's consolidated operating results and financial condition, past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods. In addition, Apple's participation in a highly dynamic industry often results in significant volatility of Apple's common stock price.

                              THE SPECIAL MEETING

GENERAL


    This Prospectus/Proxy Statement is being furnished to the Power Stockholders in connection with the solicitation of proxies by the Power Board for use at the Special Meeting to be held on January 26, 1998, at 11:00 a.m., local time, at 4500 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201 (Tel: (214) 978-3000) and any adjournments or postponements thereof.


    This Prospectus/Proxy Statement also constitutes a prospectus of Apple with respect to shares of Apple Common Stock to be issued in the consummation of the Acquisition pursuant to the terms and conditions of the Acquisition Agreement.


    This Prospectus/Proxy Statement, the Notice of Meeting and the accompanying form of proxy are first being mailed to the Power Stockholders on or about January 6, 1998.


PURPOSE OF THE SPECIAL MEETING

    The purpose of the Special Meeting is to approve (i) the Acquisition and the Acquisition Agreement, and (ii) the Plan of Liquidation, pursuant to which the Liquidating Trust will be created for the benefit of the Power Stockholders under the Trust Agreement. In addition, the Power Stockholders are asked to approve any other business that may properly come before the Special Meeting.

    THE POWER BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ACQUISITION AND THE PLAN OF LIQUIDATION.

RECORD DATE


    The Power Board has fixed the Record Date as the record date for the determination of Power Stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only holders of record of shares of Power Common Stock, Power Series A Preferred Stock and Power Series B Preferred Stock at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were outstanding 6,214,123 shares of Power Common Stock, 5,000,000 shares of Power Series A Preferred Stock and 4,100,000 shares of Power Series B Preferred Stock, each of which is entitled to one vote on each matter properly submitted to a vote at the Special Meeting.


VOTE REQUIRED

    Approval of the Acquisition and the Plan of Liquidation requires the affirmative vote of holders of at least a majority of the Power Series A Preferred Stock, and at least a majority of the Power Series B Preferred Stock, each voting as a separate class, and the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of Power, all voting together as a single class, with each holder of Power Series A Preferred Stock and Power Series B Preferred Stock (together, "Power Preferred Stock") voting on an as converted to Power Common Stock basis with each holder entitled to that number of votes equal to the number of shares of Power Common Stock into which such holder's shares of Power Preferred Stock could be converted pursuant to Power's Amended and Restated Certificate of Incorporation ("Power's Certificate of Incorporation").


    Two affiliate stockholders of Power, namely, 4C Ventures L.P. and Stephen S. Kahng, have entered into voting agreements (the "Voting Agreements") relating to an aggregate of approximately 4,022,500 shares of Power Common Stock, 4,337,500 shares of Power Series A Preferred Stock, and 337,500 shares of Power Series B Preferred Stock, representing approximately 64.73% of the shares of Power Common Stock, 86.75% of the shares of Power Series A Preferred Stock, and 8.23% of the shares of Power Series B Preferred Stock, and 56.79% of outstanding Power Common Stock and Power Preferred Stock voting together. Pursuant to these Voting Agreements, 4C Ventures L.P. and Stephen S. Kahng have (i) agreed to vote their shares of Power Common Stock and Power Preferred Stock in favor of the Acquisition Agreement, (ii) granted irrevocable proxies to Apple to vote such shares accordingly, and (iii) agreed not to sell their shares prior to the earlier of (x) the termination of the Acquisition Agreement, or (y) the Special Meeting.


    Pursuant to a Shareholder voting agreement dated April 27, 1995, as directed by holders of at least 70% of the shares subject to such agreement, stockholders holding an additional 1,189,160 shares of Apple's Common Stock, or approximately 19.14% of the outstanding Common Stock, as of the Record Date, 662,500 shares of Apple's Series A Preferred Stock, or approximately 13.25% of the outstanding Series A Preferred Stock, as of the Record Date, and 65,000 shares of Apple's Series B Preferred Stock, or approximately 1.59% of the outstanding Series B Preferred Stock, as of the Record Date, will also vote in favor of approving the Acquisition.


    As of the Record Date, directors and executive officers of Power and their affiliates as a group beneficially owned 4,874,160 shares of Power Common Stock, 4,337,866 shares of Series A Preferred Stock and 910,022 shares of Series B Preferred Stock of Power (including the 4,022,500 shares of Power Common Stock, 4,337,500 shares of Power Series A Preferred Stock and 337,500 shares of Power Series B Preferred Stock held by certain Power Stockholders who have entered into Voting Agreements to approve the Acquisition). All of such persons have advised Power that they intend to vote "for" the Acquisition Agreement and the Plan of Liquidation.

VOTING AND REVOCATION OF PROXIES

    Shares of Power Common Stock, Power Series A Preferred Stock and Power Series B Preferred Stock which are represented by a properly executed proxy received prior to the vote at the Special Meeting will be voted at the Special Meeting in accordance with the directions on the proxy cards, unless such proxies are revoked in the manner set forth herein in advance of such vote. PROPERLY EXECUTED PROXIES CONTAINING NO INSTRUCTION REGARDING ANY PARTICULAR MATTER SPECIFIED THEREIN WILL BE VOTED FOR THE APPROVAL OF SUCH MATTER. Failure to return a properly executed proxy card, failure to vote in person at the Special Meeting or abstaining from voting will have the practical effect of a vote against the approval of the Acquisition Agreement and the Plan of Liquidation.

    The giving of a proxy does not affect a stockholder's right to attend and vote in person at the Special Meeting. Any Power Stockholder who executes and returns a proxy has the power to revoke it at any time before it is voted. A Power Stockholder's presence at the Special Meeting, however, will not in itself revoke the stockholder's proxy. Power Stockholders giving a proxy pursuant to this solicitation may revoke such proxy by delivering a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares to the Secretary of Power at 2400 South Interstate 35, Round Rock, Texas 78761, or by attending the Special Meeting and voting such shares in person.

    The Power Board is not currently aware of any matters to be brought before the Special Meeting other than those described herein. If, however, other matters are properly presented for action at the Special Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment as in the best interests of Power.

SOLICITATION OF PROXIES

    Power will bear its own costs of soliciting proxies, except that Apple will pay fees incurred in connection with preparing this Prospectus/Proxy Statement. In addition to the use of the mails, proxies may be solicited by telephone or in person by directors, officers and selected other employees of Power who will not be specially compensated for such services.

    HOLDERS OF SHARES OF POWER COMMON STOCK, POWER SERIES A PREFERRED STOCK AND POWER SERIES B PREFERRED STOCK ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. POWER STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

RECOMMENDATION OF POWER BOARD OF DIRECTORS

    The Power Board has unanimously approved the Acquisition Agreement and the Plan of Liquidation, and believes that the terms of the Acquisition Agreement and the Plan of Liquidation are fair to, and that the sales of assets pursuant to such agreements are in the best interest of, Power and the Power Stockholders and unanimously recommends that the Power Stockholders vote FOR approval and adoption of the Acquisition Agreement and the Plan of Liquidation.

                                THE ACQUISITION

    THE FOLLOWING DISCUSSION SUMMARIZES THE PROPOSED ACQUISITION AND RELATED MATTERS. THE FOLLOWING IS NOT, HOWEVER, A COMPLETE STATEMENT OF ALL PROVISIONS OF THE ACQUISITION AGREEMENT AND RELATED AGREEMENTS. DETAILED TERMS OF AND CONDITIONS TO THE ACQUISITION AND CERTAIN RELATED TRANSACTIONS ARE CONTAINED IN THE ACQUISITION AGREEMENT, A COPY OF WHICH, TOGETHER WITH EXHIBITS, IS ATTACHED HERETO AS ANNEX A. STATEMENTS MADE IN THIS PROSPECTUS/PROXY STATEMENT WITH RESPECT TO THE TERMS OF THE ACQUISITION AND SUCH RELATED MATTERS ARE QUALIFIED IN THEIR RESPECTIVE ENTIRETIES BY REFERENCE TO THE MORE DETAILED INFORMATION SET FORTH IN THE ACQUISITION AGREEMENT AND THE EXHIBITS THERETO.

BACKGROUND OF THE ACQUISITION

    The personal computer ("PC") industry is primarily comprised of two distinct operating platforms, Wintel computer systems, which operate using Windows software and an Intel or compatible microprocessor, and Mac OS computer systems (including Apple Macintosh and Macintosh-compatibles), which operate using the Mac OS and primarily the PowerPC microprocessor (jointly developed by Apple, IBM and Motorola).

    Apple first introduced Macintosh computers in 1984. These computers are characterized by their ease-of-use, intuitive point-and-click interface and built-in networking, graphics and multimedia capabilities. Macintosh computer systems were designed, developed, manufactured and marketed exclusively by Apple until December 1994, when Apple granted Power a license to the proprietary Mac OS and Macintosh system architecture, permitting manufacture and sale of Macintosh-compatible systems. Apple subsequently granted licenses to other manufacturers.

    After 1994, Power became a leading manufacturer and direct marketer of Macintosh-compatible systems. The development, manufacture, marketing and sale of such systems has been Power's core business, and Power has derived its revenues principally from the sale of such systems.

NEGOTIATIONS WITH APPLE AND DELIBERATIONS OF THE POWER BOARD

    During the course of the license re-negotiations, in late June 1997, Power contacted Apple to inquire whether Apple would be interested in meeting to explore a possible acquisition of Power by Apple. Subsequently, Steve Jobs, then a special advisor to Apple, responded during a telephone conference with Stephen Kahng, Chairman of the Board and Chief Executive Officer of Power, that Apple might be interested in acquiring Power.

    On or about July 25, 1997, Stephen Kahng and other executives from Power met at Apple's Cupertino headquarters with Steve Jobs and executives from Apple to discuss Apple's position with respect to licensing issues and any proposal it might have with respect to Power. During that meeting, Apple suggested that it buy certain of Power's assets for $75 million to be paid 1/3 in cash and 2/3 in Apple stock. Power responded that it might be interested in selling the entire company to Apple but that it was not interested in selling only a portion of its assets and that, in any event, a $75 million offer was insufficient.

    On July 27, 1997, Mr. Jobs met with Mr. Kahng and indicated that Apple might be prepared to pay more than the proposed $75 million. On July 28, 1997, Mr. Kahng and another Power executive met with Apple CFO Fred Anderson and proposed that Apple buy Power for $125 million on terms involving the assumption of certain obligations of Power by Apple that would bring the total value of the deal to Power to approximately $150 million. Thereafter, on July 29 and 30, 1997, Apple and Power managers met to discuss some of the operational aspects of the Power business relevant to valuing the Power business from Apple's perspective.

    Thereafter, Mr. Kahng and Mr. Jobs continued to discuss various proposals in a series of telephone conferences. Mr. Jobs proposed purchasing Power's core Macintosh related assets, including intellectual property, customer lists and the licenses Apple had granted Power (the "Apple Licenses") to manufacture and sell Macintosh-compatible systems (collectively, the "Power Assets"), for $80 million and the assumption of certain of Power's technical support obligations. Mr. Kahng stated that he believed that an offer of $125 million might be acceptable to Power's Board. Subsequently, Mr. Kahng and Mr. Jobs discussed a $100 million price for the Power Assets to be paid in the form of Apple Common Stock.

    At a meeting of the Power Board on August 14, 1997, at which all directors were present, Mr. Kahng reported on his discussions with Mr. Jobs and the exchange of proposals. The Power Board reviewed financial projections for Power under various scenarios. After considering Power's then-current and projected financial condition under various scenarios, the alternatives to continued negotiation with Apple, including potential litigation, and other matters, the Power Board unanimously authorized and directed Power's management to continue negotiations with Apple.

    On August 21, 1997, a meeting took place at which Apple and Power executives and legal advisors were present. During that meeting, Apple and Power negotiated terms of a proposed transaction providing for a payment of $100 million in Apple Common Stock (based on a historical average price) in exchange for the Power Assets.

    From August 21 through August 29, 1997, Apple and Power negotiated terms of proposed definitive agreements. Members of the Power Board were regularly informed informally of the progress of these negotiations.

    On August 27, 1997, Power Directors Raviola, Heller, Chidambaram and Kahng, as well as Alexandra Piol of 4C Ventures, L.P. (Power's largest stockholder), met with Power's management and counsel to discuss the details and implications of the proposed Acquisition, including financial implications and the projected cost of discontinuing operations if the proposed Acquisition were implemented.

    The Power Board met on August 28, 1997. Mr. Kahng reported on the status of negotiations with Apple and presented to the Power Board a copy of the latest drafts of the principal agreements relating to the transaction (the "Apple Purchase Documents"). The Power Board discussed the Apple Purchase Documents in detail. Power's management presented schedules setting forth the financial effect of the Acquisition on Power, and discussed potential litigation against Apple.

    After additional discussions and consideration of alternatives, the Power Directors unanimously determined that it was in the best interests of Power and the Power Stockholders to enter into the proposed Acquisition with Apple. The Apple Purchase Documents were signed on August 29, 1997.

REASONS FOR THE POWER BOARD'S DECISION; FACTORS CONSIDERED

    Power has shared public concern over the future of the Macintosh platform as the market share held by Apple and Macintosh-compatible systems has significantly declined. Microsoft's Windows '95 Operating System ("Windows 95") enjoys widespread market acceptance and the technical advantages of the Mac OS over Windows 95 may be perceived to be diminishing.

    In February 1997, Power made aggressive pricing decisions so as to maintain and pass on to customers a 10% to 15% price differential associated with the direct sales model, based upon the following assumptions: (i) Power's manufacturing, materials and distribution organization would produce savings and efficiency that would more than offset the price reductions; (ii) Power's significant investments in marketing and sales programs, marketing communications, database marketing, and product management would dramatically increase sales revenues from the $85 million level of the quarter ended December 31, 1996; and (iii) Power's investments in business operations, including employees, consultants, new systems and enhancements to existing systems, would provide daily management information of sufficient quality and dependability. However, as it turned out, these initiatives, all involving significant expenditures, did not yield the intended results.

    In addition, disagreements arose under the Apple Licenses as to certain matters, including, among other things, the scope of the Apple Licenses, the applicable royalty rates therein, and Apple's certification of Power's computer designs. Apple's desire to continue its licensing program on terms acceptable to Power became, in Power's view, increasingly uncertain.

    To raise working capital as called for in Power's business plan, Power filed a registration statement in June 1997 for an initial public offering of its common stock. However, when Power suffered an unanticipated loss of $3.9 million for the quarter ended June 30, 1997 and Power could not resolve to its satisfaction certain matters regarding the Apple Licenses, Power's investment bankers advised Power to withdraw its planned initial public offering.

    Power sought alternative debt and equity financing. As a result, a bank made a $10.0 million term loan to Power in July 1997. Stephen S. Kahng met with a number of potential equity investors in the United States and Asia regarding possible investments in Power, but none of these meetings developed into serious negotiations or proposals. Without the necessary working capital or certainty as to Power's future relationship with Apple, the Power Board was uncertain that Power could implement its business strategy. In early summer 1997, Power proposed to sell certain assets to Apple. See "The Acquisition--Negotiations with Apple and Deliberations of the Power Board."

    The Power Board determined that it was in the best interest of the Power Stockholders for Power to enter into the Acquisition Agreement. See "The Acquisition--Negotiations with Apple and Deliberations of the Power Board." The Power Board considered, among others, the following risks, uncertainties and possible negative consequences: (i) the risk that the benefits (including without limitation tax benefits) sought in the Acquisition would not be obtained, (ii) the risk that the Acquisition would not be consummated, (iii) the effect of the public announcement of the Acquisition on Power's sales, customer relations, operating results and ability to retain employees to consummate the Acquisition and to wind down and dissolve, and (iv) the volatility of the trading price of Apple Common Stock. The Power Board determined that the potential benefits of the Acquisition outweighed the risks inherent in the transaction.

CONSIDERATION OF OTHER FINANCING AND SALE PROPOSALS

    Beginning in June 1997, Mr. Kahng met with a number of investors in the United States and in Asia regarding a possible investment in or loan to Power. Apart from a $10 million term loan from a bank, none of these meetings developed into serious negotiations or proposals.

    On August 21, 1997, representatives from Pacific Century Group ("PCG") met with Power. PCG suggested that it might consider investing up to $80 million in Power as new capital, but did not make a specific proposal. At the time, Power advised PCG that it was already in serious negotiations with others and time was of the essence if PCG were to make a specific proposal. At meetings on August 26, 1997, Mr. Ken Davidson of PCG suggested that PCG required three weeks of due diligence to be completed before it could make a proposal, and presented Power with a nondisclosure letter which provided for a "break-up" fee payable by Power of between $1,000,000 and $5,000,000 if Power were sold to anyone else during that time. Power declined to sign the letter, and stated that PCG had to make a firm offer before the proposal could be taken to the Power Board.

    On September 1, 1997, after it had entered into the Acquisition Agreement, Power received a non-binding letter of intent from PCG stating that PCG intended to purchase Power at a valuation of $10 per share (approximately $152 million for the entire company), based on the information Power provided in the registration statement filed with the SEC on June 26, 1997, and subject to PCG's due diligence investigation. In the Acquisition Agreement Power agreed not to negotiate an alternative transaction like the one tentatively proposed by PCG. In addition, the financial information provided in Power's registration statement was no longer current, Power's business prospects and financial performance had deteriorated, and the Power Board considered it unlikely that PCG would proceed with its proposal, or if it did choose to proceed, that it was unlikely it would do so at a valuation of $10 per share.

THE ACQUISITION AGREEMENT

    ASSETS OF POWER TO BE ACQUIRED. Pursuant to the Acquisition Agreement, Gravenstein has agreed to purchase substantially all of the assets of Power, including:

 (i) Power's rights and interests under the following license agreements: (a) the Board Design License Agreement, dated as of December 16, 1994, between Apple and Power, as amended; (b) the Certified Computer Manufacturing Agreement, dated as of May 1, 1996, between Apple and Power, as amended;
     (c) the Amended Mac OS License Agreement, dated as of December 27, 1996, between Apple and Power; and (d) the OpenFirmware License Agreement dated as of December 27, 1996, between Apple and Power;

 (ii) all of Power's (a) software, including object code, source code, firmware, data, embedded code and net lists; (b) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, and technical data; (c) prototypes, test fixtures, schematics, layouts, specifications, net lists, manufacturing data, drawings and specifications, blueprints, test equipment; devices and equipment; (d) documentation related to any of the foregoing; and (e) Intellectual Property (as defined in the Acquisition Agreement) in any of the foregoing, owned by Power and used by Power in the design, development, testing, manufacture or servicing of Macintosh computer systems;

 (iii) all of Power's customer lists, contact sheets and similar information and data related to the sale, marketing or distribution of Macintosh computer systems, including lists of all end-users, retailers, wholesalers, distributors and resellers, and all Intellectual Property owned by Power in any of the foregoing; and

 (iv) certain additional assets of Power to be agreed upon.

    CONSIDERATION. At the Closing, Gravenstein will deliver shares of Apple Common Stock with a value of $100 million plus the value of additional assets to be determined up to an aggregate of $25 million, less the principal amount outstanding (and accrued interest) at the Closing on the revolving line of credit in the amount of $25 million (the "Loan") made available by Apple to Power upon execution of the Acquisition Agreement. See "--The Apple Loan." The value of Apple Common Stock will be determined based on the average last sales prices of Apple Common Stock over the five consecutive trading days ending on the trading day two days prior to the Closing. At the Closing, Gravenstein will assume the Loan. See "The Acquisition--The Acquisition Agreement--Termination" for a description of the consequences of not consummating the Acquisition.

    RELEASES. Contemporaneously with the execution of the Acquisition Agreement, and as a material inducement for the execution of the Acquisition Agreement, Power and Apple entered into mutual Releases (the "Releases"), pursuant to which Power irrevocably released Apple (the "Power Release") from all liability up to the date of the Releases, including any liability that Apple might have under its license agreements with Power, and Apple irrevocably released Power (the "Apple Release") from all liability up to the date of the Releases.

    CONDITIONS TO CLOSING. Unless waived, both Apple's and Power's obligation to consummate the Acquisition and the transactions contemplated by the Acquisition Agreement are conditioned on the occurrence of the following events at or prior to the Closing:

 (i) the Power stockholders must approve and adopt the Acquisition Agreement and the Acquisition by the affirmative vote of holders of at least a majority of the Power Series A Preferred Stock, and at least a majority of the Power Series B Preferred Stock, each voting as a separate class, and the affirmative vote of holders of at least a majority of the outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock of Power, all voting together as a single class. Voting agreements (the "Voting Agreements") from two holders of a majority of Power Common

     Stock and Power Series A Preferred Stock who are affiliates of Power were delivered upon the signing of the Acquisition Agreement, which Voting Agreements are sufficient to commit the required class votes for the Series A Preferred Stock and for the vote of all classes voting together;

 (ii) the SEC must declare the Apple registration statement of which this Prospectus/Proxy Statement is a part effective, and no stop order suspending the effectiveness of the registration statement shall have been issued, and no proceeding for the purpose of suspending the effectiveness of the registration statement shall have been initiated or threatened by the SEC; and

 (iii) all waiting periods under the HSR Act regarding the Acquisition must expire.

    Power's obligations to consummate the Acquisition and the transactions contemplated by the Acquisition Agreement are also subject to the satisfaction of each of the following conditions at or prior to the Closing:

 (i) The representations and warranties of Gravenstein contained in the Acquisition Agreement shall be true and correct in all material respects on and as of the Closing Date;

 (ii) Apple and Gravenstein in all material respects shall have performed or be in compliance with all agreements and covenants required by the Acquisition Agreement to be performed or complied with by them on or prior to the Closing; and

 (iii) Power shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati, counsel to Apple, as to certain matters.

    Apple and Gravenstein's obligations to consummate the Acquisition and the transactions contemplated by the Acquisition Agreement are also subject to the satisfaction of each of the following conditions at or prior to the Closing.

 (i) The representations and warranties of Power contained in the Acquisition Agreement shall be true and correct in all material respects on and as of the Closing Date;

 (ii) Power in all material respects shall have performed or be in compliance with all agreements and covenants required by the Acquisition Agreement to be performed or complied with by it on or prior to the Closing;

 (iii) There shall not be pending any suit, action or proceeding by any governmental entity (a) challenging the Acquisition or any of the transactions contemplated hereby, seeking to restrain or prohibit the consummation of the Acquisition, or seeking to place limitations on the ownership of the Power Assets by Apple or Gravenstein, (b) seeking to prohibit or materially limit the ownership or operation by Apple or any of its subsidiaries or affiliates of any portion of any of their respective assets (including without limitation the Power Assets) or businesses, or to compel Apple or any of its subsidiaries or affiliates to dispose of or hold separate any portion of any of their respective assets (including without limitation the Power Assets) or businesses, as a result of the Acquisition, or (c) seeking to prohibit Apple or any of its subsidiaries or affiliates from effectively controlling in any material respect the Power Assets;

 (iv) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal;

 (v) Apple shall have received a legal opinion from McCutchen, Doyle, Brown & Enersen, LLP, and/or Baker & McKenzie, legal counsel to Power, as to certain matters;

 (vi) Each of the parties identified by Power as an affiliate shall have delivered to Apple an executed affiliate agreement (each, an "Affiliate Agreement") which shall be in full force and effect; and

 (vii) The indemnification and escrow agreement entered into by Apple, Gravenstein, Power, 4C Ventures, L.P., and Stephen S. Kahng (the "Indemnification and Escrow Agreement") shall be in full force and effect and no term thereof shall have been challenged or repudiated by any of the parties thereto.

    TERMINATION. Power, Apple and Gravenstein have agreed that the Acquisition Agreement and certain related agreements may be terminated for a variety of reasons. If the Acquisition Agreement is terminated, the Acquisition will be abandoned. Depending on the basis for such termination, certain other effects would also occur, which are discussed below under "--Effects of Termination."

    Apple may terminate the Acquisition Agreement if:

 (i) a final nonappealable order of a foreign, federal or state court preventing consummation of the Acquisition is in effect;

 (ii) any statute, rule, regulation, or order is enacted, promulgated, issued, or deemed applicable to the Acquisition by any governmental entity that would (a) make consummation of the Acquisition illegal, (b) prohibit Apple's or Gravenstein's ownership or operation of all or any portion of the Power Assets, or (c) compel Apple or Power to dispose of or hold separate all or a portion of the business or assets (including without limitation the Power Assets) of Apple, any of its subsidiaries, or affiliates as a result of the Acquisition;

 (iii) there has been a material breach by Power of any covenant or agreement contained in the Acquisition Agreement and such breach has not been cured within 20 business days after written notice to Power;

 (iv) the Acquisition has not been consummated by June 30, 1998 (and neither Apple nor Gravenstein is in material breach of its obligations contained in the Acquisition Agreement); or

 (v) the required approvals of the Power stockholders, as contemplated by the Acquisition Agreement, have not been obtained by reason of the failure to obtain the required vote at a meeting of stockholders;

    Power may terminate the Acquisition Agreement if:

 (i) the Acquisition has not been consummated by June 30, 1998 (and Power is not in material breach of its obligations contained in the Acquisition Agreement); or

 (ii) either Apple or Gravenstein is in material breach of any covenant or agreement contained in the Acquisition Agreement and such breach has not been cured within 20 business days of written notice to Apple.

    EFFECTS OF TERMINATION. If the Acquisition Agreement is terminated, the Acquisition will be abandoned. Whether or not certain other effects of the termination of the Acquisition Agreement occur depends on the reason the Acquisition Agreement is terminated.

 (i) Certain effects will result from an "Antitrust Termination," which will be deemed to have occurred if:

    (a) the Acquisition Agreement is terminated as a result of United States federal government anti-trust law or action or because of the failure to expire of applicable waiting periods under the HSR Act relating to the Acquisition, and

    (b) the Acquisition Agreement has not terminated for either of the following reasons:

        (1) the occurrence of an "Interim Seller Failure Event." An Interim Seller Failure Event shall be deemed to occur if at the time of the termination of the Acquisition Agreement, Gravenstein's representations and warranties set forth in the Acquisition Agreement are true and correct in all material respects, Apple and Gravenstein have materially complied with the agreements and covenants required of them by the Acquisition Agreement, and Power has received a legal opinion as to certain matters from Wilson Sonsini Goodrich & Rosati, but either Power's representations and warranties set forth in the Acquisition Agreement are not true and correct in all material respects or Power in all material respects shall not have performed or is otherwise not in compliance with all the agreements and covenants required of it by the Acquisition Agreement, or Apple has not received a satisfactory legal opinion from counsel to Power, or any of the parties identified as an affiliate of Power has failed to deliver an executed Affiliate Agreement, or the Indemnification and Escrow Agreement is not in full force and effect, or Power has failed to deliver to Apple or Gravenstein a certificate stating that the conditions to the obligations of Apple and Gravenstein to consummate the Acquisition have been satisfied; or

        (2) the occurrence of an "Final Seller Failure Event." A Final Seller Failure Event shall be deemed to occur if the Closing has not occurred by June 30, 1998 because either (A) the Power shareholders have not approved the Acquisition Agreement or (B) Gravenstein's representations and warranties set forth in the Acquisition Agreement are true and correct in all material respects, Apple and Gravenstein have materially complied with the agreements and covenants required of them by the Acquisition Agreement, and Power has received a legal opinion as to certain matters from Wilson Sonsini Goodrich & Rosati, but either Power's representations and warranties set forth in the Acquisition Agreement are not true and correct in all material respects, or Power in all material respects shall not have performed or is otherwise not in compliance with all the agreements and covenants required of it by the Acquisition Agreement, or Apple has not received a satisfactory legal opinion from counsel to Power, or any of the parties identified as an affiliate of Power has failed to deliver an executed Affiliate Agreement, or the Indemnification and Escrow Agreement is not in full force and effect, or Power has failed to deliver to Apple or Gravenstein a certificate stating that the conditions to the obligations of Apple and Gravenstein to consummate the Acquisition have been satisfied.

    If an Antitrust Termination occurs, Apple shall deliver to Power a number of shares of non-voting convertible Apple Preferred Stock (convertible on a 1-for-1 basis without additional consideration into shares of Apple Common Stock or any such other property or securities into which Apple Common Stock shall have generally been converted or transformed) equal to $100 million divided by the average closing price of the Apple Common Stock on the five consecutive trading days ending on the trading day two days prior to the transfer (the "Reinstatement Payment"), and the resale of any Apple Common Stock issuable upon conversion of such shares shall be registered by Apple in accordance with the terms of the declarations of registration rights attached as Exhibit J to the Acquisition Agreement (the "Registration Rights Declaration"), PROVIDED, HOWEVER, that the Reinstatement Payment may be reduced at Apple's option by any amount of principal outstanding and/or interest accrued or due under the Loan, which reduction will result in a corresponding reduction in the amounts outstanding under the Loan.

 (ii) Certain effects will result from a "Trigger Event Termination," which will be deemed to have occurred if, in the absence of an Antitrust Termination,

    (a) there is no Interim Seller Failure Event and Apple terminates the Acquisition because of the existence of (1) a final nonappealable order of a foreign, federal or state court in effect preventing consummation of the Acquisition; or (2) any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any governmental entity that would (x) make consummation of the Acquisition illegal; (y) prohibit Apple's or Gravenstein's ownership or operation of all or any portion of the assets Power is selling to Gravenstein; or (z) compel Apple or Power to dispose of or hold separate all or a portion of the business or assets

        (including without limitation the assets Power is selling to Gravenstein) of Apple, any of Apple's subsidiaries or affiliates as a result of the Acquisition;

    (b) there is no Interim Seller Failure Event, Power is not in material breach of its obligations under the Acquisition Agreement, and Power terminates the Acquisition because either Apple or Gravenstein is in material breach of the Acquisition Agreement and such breach has not been cured within 20 business days of written notice to Apple of the breach; or

    (c) there is no Final Seller Failure Event and either Apple or Power terminates the Acquisition Agreement (if that party is not in material breach of its obligations under the Acquisition Agreement (and, in the case of Apple, that Gravenstein is also not in material breach of its obligations under the Acquisition Agreement)) because the Closing has not occurred before June 30, 1998.

    If a Trigger Event Termination occurs, Apple may, at its sole discretion, deliver to Power the Reinstatement Payment. Delivery of the Reinstatement Payment to Power in accordance with the terms of the Power Release will cause the Power Release to remain in effect as provided therein, will terminate all rights, licenses, and benefits granted to Power under the Apple Licenses, as amended by the Omnibus Amendment (the "Amended License Agreements"), and will terminate all obligations and duties of Apple under the Amended License Agreements. If, following a Trigger Event Termination, Apple does not deliver to Power the Reinstatement Payment, Power may terminate the Power Release after providing Apple forty-five (45) days written notice of its intention to terminate the Power Release, PROVIDED, HOWEVER, that if, notwithstanding such notice, Apple believes that a Trigger Event Termination has not occurred, Power's attempt to terminate the Power Release shall not then be effective if Apple, within such forty-five (45) day notice period provides Power with written notice of its intention to arbitrate such issue and Apple demands arbitration to resolve whether a Trigger Event Termination has in fact occurred, and PROVIDED FURTHER, that in the event that Apple commences such arbitration procedures, and such arbitration results in a determination that a Trigger Event Termination has occurred, the Power Release shall be terminated thirty (30) days after such determination unless Apple delivers the Reinstatement Payment prior to the end of such thirty (30) day period.

    The Power Release may not be terminated or revoked under any other circumstances or conditions.

 (iii) If the Acquisition Agreement is terminated, all rights and licenses granted to Power under the Amended License Agreements, as well as all obligations and duties of Apple under the Amended License Agreements, shall terminate and be of no further force and effect, if

    (a) there has been an Interim Seller Failure Event, a Final Seller Failure Event, or the Acquisition Agreement is terminated by Apple because (1) there has been a material breach by Power of any covenant or agreement contained in the Acquisition Agreement; or (2) the required approvals of the Power stockholders, as contemplated by the Acquisition Agreement, have not been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders; and

    (b) neither Apple nor Gravenstein is in material breach of its respective obligations under the Acquisition Agreement.

    INDEMNIFICATION AND ESCROW. Pursuant to the terms of an Indemnification and Escrow Agreement between Apple and Power, Power will indemnify Apple for any liability arising out of a breach of a representation or covenant of Power or Power's failure to satisfy any liability or obligation, and any liability accruing to Apple by operation of law arising out of any act or omission of Power prior to the Closing. As partial security for Power's indemnification obligation, Power will deposit in escrow, for a period of twelve months, shares of Apple Common Stock equal to $15 million, plus the value of any additional assets to be purchased by Apple. Such escrowed shares will be released to Power at the rate of $3 million on the third, sixth and ninth months after the Closing, with the balance to be released on the first anniversary of the

Closing. In addition, Apple has the right to object to any distribution of assets of Power, including shares of Apple Common Stock received in the transaction, to Power's stockholders on the ground that such distribution would leave Power unable to satisfy claims under the Indemnification and Escrow Agreement.

    CERTAIN COVENANTS. Power and its Chairman and Chief Executive Officer, Stephen S. Kahng, have agreed not to compete with Apple in the design, manufacture, sale or support of Macintosh-compatible systems for a period ending on the third anniversary of the Closing. Power and Mr. Kahng have also agreed not to target customers of Power for the replacement of Macintosh or Macintosh-compatible systems with Wintel systems. In addition, Power and Mr. Kahng have agreed, for a period ending on the second anniversary of the Closing, not to solicit or hire any Apple employee or a person who was an Apple employee within six months prior to such solicitation.

APPLE LICENSES

    Concurrently with the execution of the Acquisition Agreement, Power and Apple entered into the Omnibus Amendment to make certain adjustments to the scope of the licenses, including the identity of products and software covered and not covered by the licenses, the term of the licenses and royalties payable. The Omnibus Amendment also set forth the agreement between the parties with respect to the forgiveness of certain royalties then due to Apple, the forgiveness of certain royalties that could become due during the period prior to the Closing of the Acquisition, the relationship of the parties for the period from execution of the Acquisition Agreement to the Closing, and the relationship of the parties should the Acquisition Agreement be terminated.

    In addition, Apple agreed to forgive up to $5 million of royalties then due Apple from Power under the licenses and agreed to permit Power to sell up to 35,000 Mac computer systems without payment of royalties thereon during the period that the Acquisition Agreement is in effect. The Omnibus Amendment also provides for the delivery to Power of the binary files for the Mac OS 8 and certain related software.

    In the event that the Acquisition Agreement is terminated, the Omnibus Amendment provides for either the termination, continuation or amendment of the licenses between Apple and Power, depending upon the reasons for the termination. If (1) a "Trigger Event Termination" (as described above) occurs, provided that Apple pays to Power a "Reinstatement Payment" (as described above), or (2) Power breaches certain terms of the Acquisition Agreement (and provided Apple and Gravenstein have not breached the Acquisition Agreement), all licenses granted to Power by Apple will terminate. If the Acquisition is terminated as a result of an Antitrust Termination as described above, the license agreements between Apple and Power, as amended by the Omnibus Amendment, will continue in effect, including with respect to the royalty provisions therein.

THE APPLE LOAN

    Upon the execution and delivery of the Acquisition Agreement by Apple and Power, Apple made available to Power the Loan in the principal amount of $25 million. Power drew down the full amount available under the Loan several days thereafter. The proceeds of the Loan were first used to repay an outstanding bank line of credit facility in the principal amount of $22.1 million. The balance of the Loan was then used to repay a portion of an outstanding term loan in the principal amount of $10 million.

    The outstanding principal balance under the Note bears interest at the rate of six percent per annum. The principal and all accrued and unpaid interest is due and payable on the earlier of: (i) the tenth business day following the Closing; (ii) notice to Power of termination of the Acquisition Agreement pursuant to its terms; and (iii) Power's sale or disposition of in excess of 35,000 Macintosh-compatible computer systems after August 29, 1997. See "The Acquisition--The Acquisition Agreement-- Termination."

TAX CONSIDERATIONS AND RISKS

    GENERAL RULE. Generally, a sale of assets by Power is taxable, and Power will recognize gain or loss on the amount equal to the difference between its basis in such assets and the sum of money and the fair market value of the property received by Power from the buyer of such assets. A sale of assets generally does not result in gain or loss directly to the Power Stockholders. If Power distributes property (such as proceeds from its sale of assets) to the Power Stockholders, Power will recognize gain or loss on such distribution equal to the difference between its basis in the distributed property and the fair market value in the distributed property at the time of the distribution. Simultaneously, Power Stockholders will recognize either dividend income on a non-liquidating distribution or a gain or loss on a liquidating distribution.

    "C" REORGANIZATION--TAX CONSEQUENCES TO POWER. The parties intend that the Acquisition qualify as a tax-free reorganization under Section 368(a)(1)(C) of the Code for U.S. federal income tax purposes. If the Acquisition qualifies as a tax-free reorganization, Power should not recognize gain or loss on the sale of substantially all its assets to Gravenstein in exchange for Apple Common Stock and other property (if any). If the Acquisition qualifies as a tax-free reorganization, upon Power's liquidation, Power may distribute its Apple Common Stock without recognizing gain or loss, but to the extent that Power distributes assets other than Apple Common Stock, Power will recognize a gain, if any, equal to the difference between its basis in such assets and the fair market value of such assets.

    Also, if Power sells the Apple Common Stock it receives in the Acquisition, it will recognize gain or loss. In such instance, Power's basis in the Apple Common Stock should equal its basis in the assets transferred to Gravenstein in the Acquisition, but decreased by (i) the amount of cash and the fair market value of any other property received by Power, and (ii) the amount of loss, if any, recognized by Power, and increased by the amount of gain and dividend income recognized by Power in the Acquisition.

    "C" REORGANIZATION--TAX CONSEQUENCES TO POWER STOCKHOLDERS. Generally, when a Power Stockholder, directly or through the Liquidating Trust, receives a liquidating distribution from Power under the Plan of Liquidation, he or she recognizes gain or loss equal to the difference between his or her adjusted basis in the property and the fair market value of the property. Even if the Acquisition qualifies as a tax-free reorganization, to the extent Power makes a liquidating distribution of any cash or property other than the Apple Common Stock, each Power Stockholder may be required to recognize a gain to the extent of the amount of cash and the fair market value of any such property. However, with respect to a liquidating distribution of Apple Common Stock to the Power Stockholders pursuant to the Plan of Liquidation if the Acquisition qualifies as a tax-free reorganization:

    - The Power Stockholders should not recognize gain or loss upon the receipt of the Apple Common Stock.

    - The basis of the Apple Common Stock in the hands of the Power Stockholders should equal in each case the basis of the Power Common Stock ultimately surrendered in connection with the Acquisition and the Plan of Liquidation, but decreased by (i) the amount of cash and the fair market value of any other property received by such Power Stockholder, and (ii) the amount of loss, if any, recognized by such Power Stockholder, and increased by the amount of gain and dividend income recognized by such Power Stockholder.

    - For tax purposes, each Power Stockholder's holding period for the Apple Common Stock received in the Acquisition should include such Power Stockholder's holding period for the Power stock surrendered upon Power's liquidation.

    REQUIREMENTS OF A "C" REORGANIZATION. For the Acquisition to qualify as a tax-free reorganization, among other things, (i) Power must transfer substantially all of its assets to Gravenstein, (ii) Power must receive Apple Common Stock equal to at least 80% of the pre-acquisition value of Power's assets and

(iii) Power must liquidate in connection with the Acquisition. Whether Power transfers substantially all of its assets to Gravenstein will depend on the relative fair market value of the assets transferred to Gravenstein in exchange for Apple Common Stock as compared to the fair market value of the Power assets that are not transferred to Gravenstein. Whether the Apple Common Stock received equals at least 80% of the value of Power's assets and whether Power liquidates in connection with the Acquisition will depend on, inter alia, the value of Power's assets and implementation of the Acquisition and the Plan of Liquidation.

    In addition, the Acquisition may fail to qualify as a tax-free reorganization if, at the time of the Acquisition, Power Stockholders intend to sell, and in fact later do sell, such amount of Apple Common Stock that would demonstrate to the IRS that there is no continuity of stockholder interest. The Acquisition also may fail to qualify as a tax-free reorganization if Apple is not considered to either (i) continue Power's historic business, or (ii) use a significant portion of Power's historic business assets in a business.

    While the parties intend for the Acquisition to satisfy all of the requirements for a tax-free reorganization under Section 368(a)(1)(C) of the Code, including those described above, the parties have not obtained a ruling from the IRS or an opinion from counsel that the Acquisition will qualify and no assurances can be given that the Acquisition will so qualify.

    IF THE ACQUISITION DOES NOT QUALIFY AS A "C" REORGANIZATION. If the Acquisition does not qualify as a tax-free reorganization, Power will recognize gain or loss on the assets it transfers to Gravenstein equal to the difference between its basis in the transferred assets and the sum of the money and the fair market value of the Apple Common Stock received. In addition, Power will recognize gain or loss on the distribution of the Apple Common Stock to the Power Stockholders in connection with the Plan of Liquidation equal to the difference between Power's basis in such Apple Common Stock and the fair market value of the Apple Common Stock at the time of the distribution. In such an event, Power's basis in the Apple Common Stock should equal the fair market value of the Apple Common Stock at the time Power transfers assets to Gravenstein in exchange for the Apple Common Stock.

    If the Acquisition does not qualify as a tax-free reorganization, each Power Stockholder will recognize gain or loss equal to the difference between such stockholder's basis in the Power Common Stock surrendered and the sum of the money and the fair market value of the Apple Common Stock and any other property such stockholder receives pursuant to the Plan of Liquidation following the Acquisition.

    THE LIQUIDATION. In connection with the Plan of Liquidation, it is anticipated that Power will distribute certain assets and a portion of the Apple Common Stock to the Liquidating Trust to liquidate certain assets and satisfy certain liabilities. Provided the Liquidating Trust is treated as a trust for U.S. federal income tax purposes, a distribution to the trust will be treated as a distribution to the Power Stockholders. For tax purposes, the amount of such distributions to the Liquidating Trust should be reduced by the amount of the known Power liabilities assumed by the Liquidating Trust. When the Liquidating Trust sells assets, it will recognize gain or loss, which will flow through to the Power Stockholders as the beneficiaries of the trust. When the trust discharges contingent liabilities of Power, the discharge should give rise to capital losses in the year of the discharge that should also flow through to the Power Stockholders.

    For the Liquidating Trust to be treated as a trust for U.S. federal income tax purposes, the trust must be formed for the purpose of liquidating and distributing the assets transferred to it, and its activities must be reasonably necessary to, and consistent with, this purpose. If the liquidation is unreasonably prolonged or if the liquidation purpose is so obscured by business activities that the declared purpose of liquidation can be viewed as abandoned, and the trust will treated as a corporation rather than a trust and it will be subject to all of the income tax rules and regulations that apply to corporations.

    The statements in this discussion address certain federal income tax consequences of the Acquisition. This discussion does not address all aspects of federal income taxation that may be relevant to certain Power Stockholders and may not be applicable to all classes of stockholders including, without limitation, those who are not citizens or residents of the United States or who will acquire Apple Common Stock pursuant to the exercise or termination of employee stock options or otherwise as compensation. The statements in this discussion are based on current provisions of the Code, existing, temporary and currently proposed Treasury Regulations, the legislative history of the Code, existing administrative rulings and the practices of the Internal Revenue Service and judicial decisions, all of which are subject to change that may be retroactively applied. No assurances can be given that legislative, judicial or administrative changes will not affect the accuracy of the tax considerations described herein. Moreover, this discussion does not consider the effect of foreign, state, local or other tax laws, and it assumes that the Power Stockholders hold their Power Common Stock as capital assets within the meaning of Section 1221 of the Code. EACH POWER STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OR HER OF THE TRANSACTION, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

ACCOUNTING TREATMENT

    The Acquisition will be accounted for by Power as a sale of assets.

REGULATORY APPROVALS

    The consummation of the Acquisition is subject to certain regulatory requirements, including the expiration or termination of the applicable waiting period under the HSR Act. On September 5, 1997, Power and Apple each filed a notification and report form under the HSR Act with respect to the Acquisition, together with a request for early termination of the applicable 30-day waiting period. On October 3, 1997, the Antitrust Division of the United States Department of Justice issued a request for additional information, which extended the original 30-day waiting period for Apple to acquire Power's assets. On December 5, 1997, the Federal Trade Commission notified Apple and Power of the termination of the applicable waiting period under the HSR Act.

STOCK OWNERSHIP FOLLOWING THE ACQUISITION

    Stockholders of Power Common Stock and Power Preferred Stock will continue to hold Power Common Stock and Power Preferred Stock, as the case may be, following the consummation of the Acquisition. Except for the Escrow Shares, Power will hold such number of shares of Apple Stock as are equivalent in value to $100 million (based on an average historical trading price) plus the value of additional assets to be determined up to an aggregate of $25 million, less the principal amount outstanding (and accrued interest) at the Closing on the Loan. See "The Acquisition--The Acquisition Agreement-- Consideration" and "--The Acquisition Agreement--Indemnification and Escrow." Power intends to distribute all of such Apple Shares either to the Power Stockholders or to the Liquidating Trust after paying or making reasonable provision for all claims, obligations and liabilities of Power.

RESALE OF APPLE COMMON STOCK

    The shares of Apple Common Stock issued to Power and distributed to Power Stockholders or the Liquidating Trust in connection with the Acquisition will have been registered under the Securities Act. Such shares may be freely traded without restriction by the Liquidating Trust and those Power Stockholders who are not deemed to be "affiliates" of Power or Apple, as that term is defined in the rules of the Securities Act.

    Shares of Apple Common Stock received by Power, the Liquidating Trust and Power Stockholders who are deemed to be affiliates of Power or Apple may be resold as permitted by Rule 145 under the

Securities Act or as otherwise permitted under the Securities Act. It is expected that each affiliate of Power will agree in connection with the Closing not to sell, transfer or otherwise dispose of any shares of Apple Common Stock distributed pursuant to the Acquisition unless, among other conditions, (a) such sale, transfer or other disposition of Apple Common Stock is made in conformity with the requirements of Rule 145(d) promulgated under the Securities Act, (b) an authorized representative of the SEC takes the position in writing to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written position is delivered to Apple and Power, or (c) Apple or Gravenstein receives a written opinion of counsel, reasonably acceptable to counsel to Apple and Gravenstein in form and substance, that such sale, transfer or other disposition is otherwise exempt from registration under the Securities Act.

    In addition, the Acquisition may fail to qualify as a tax-free reorganization if, at the time of the Acquisition, Power Stockholders intend to sell, and in fact later do sell, an amount of Apple Common Stock that would demonstrate to the IRS that there is no continuity of stockholder interest. See "The Acquisition--Tax Considerations and Risks--Requirements of a "C" Reorganization."

LISTING

    Apple Common Stock trades on Nasdaq under the symbol "AAPL." Apple intends to apply to have the Apple Common Stock issued to Power pursuant to the Acquisition Agreement included in the Nasdaq Stock Market upon consummation of the Acquisition.

INTEREST OF POWER BOARD AND MANAGEMENT IN THE ACQUISITION

    Stephen S. Kahng, Chairman of the Board and Chief Executive Officer of Power, legally and beneficially owns 3,772,500 shares of Power Common Stock and 87,500 shares of Power Series B Preferred Stock. Elserino Piol and Giuliano Raviola, members of the Power Board, are general partners of 4C Ventures, L.P., which legally and beneficially owns 250,000 shares of Power Common Stock, 4,337,866 shares of Power Series A Preferred Stock and 250,000 shares of Power Series B Preferred Stock. In addition, Mr. Piol legally and beneficially owns 237,500 shares of Power Common Stock, and Mr. Raviola legally and beneficially owns with his wife 50,000 shares of Power Common Stock. Mr. Enzo Torresi, a Power director, legally and beneficially owns 514,160 shares of Power Common Stock and 60,700 shares of Series B Preferred Stock. Mr. David Heller, a Power director, legally and beneficially owns 50,000 shares of Common Stock, and an employee profit sharing plan of which Mr. Heller serves as trustee legally and beneficially owns 6,822 shares of Power Series B Preferred Stock. Finally, Mr. Sada Chidambaram is a director of ASCII Corporation, which legally and beneficially owns 500,000 shares of Power Series B Preferred Stock, and Mr. Chidambaram is the legal and beneficial owner of 5,000 shares of Power Series B Preferred Stock. See "Business of Power--Certain Relationships and Related Transactions."

DISSENTERS' RIGHTS

    Under the Delaware General Corporation Law, the Power Stockholders are not entitled to appraisal, dissenters' or similar rights in connection with the Acquisition.

THE POWER STOCKHOLDERS' VOTING AGREEMENTS


    Two affiliate stockholders of Power, namely, 4C Ventures L.P. and Stephen S. Kahng, have entered into voting agreements (the "Voting Agreements") relating to an aggregate of approximately 4,022,500 shares of Power Common Stock, 4,337,500 shares of Power Series A Preferred Stock, and 337,500 shares of Power Series B Preferred Stock, representing approximately 64.73% of the shares of Power Common Stock, 86.75% of the shares of Power Series A Preferred Stock, and 8.23% of the shares of Power Series B Preferred Stock, representing 56.79% of outstanding Power Common Stock and Power Preferred Stock voting together. Pursuant to these Voting Agreements, the two affiliate stockholders have (i) agreed to vote their shares of Power Common Stock and Power Preferred Stock in favor of the Acquisition Agreement, (ii) granted irrevocable proxies to Apple to vote such shares accordingly, and (iii) agreed not to sell their shares prior to the earlier of (x) the termination of the Acquisition Agreement, or (y) the Special Meeting.


    Pursuant to a Shareholder voting agreement dated April 27, 1995, as directed by holders of at least 70% of the shares subject to such agreement, stockholders holding an additional 1,189,160 shares of Power Common Stock, or approximately 19.14% of the outstanding Common Stock as of the Record Date, 662,500 shares of Power Series A Preferred Stock, or approximately 13.25% of the outstanding Series A Preferred Stock as of the Record Date, and 65,000 shares of Power Series B Preferred Stock, or approximately 1.59% of the outstanding Series B Preferred Stock as of the Record Date, will also vote in favor of approving the Acquisition.

                 PLAN OF LIQUIDATION AND THE LIQUIDATING TRUST

    THE FOLLOWING IS A BRIEF SUMMARY OF THE PLAN OF LIQUIDATION AND THE LIQUIDATING TRUST ESTABLISHED PURSUANT TO THE TRUST AGREEMENT AND CERTAIN ASPECTS OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN OF LIQUIDATION. THIS SUMMARY WAS PREPARED AND IS BEING FURNISHED EXCLUSIVELY BY POWER; IT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN OF LIQUIDATION AND THE TRUST AGREEMENT, COPIES OF WHICH ARE ATTACHED TO THIS PROSPECTUS/PROXY STATEMENT AS APPENDICES B AND C, RESPECTIVELY, AND ARE INCORPORATED HEREIN BY REFERENCE. POWER'S STOCKHOLDERS ARE URGED TO READ THE PLAN OF LIQUIDATION AND TRUST AGREEMENT CAREFULLY.

THE PLAN OF LIQUIDATION

    The Plan of Liquidation provides that upon the Closing (i) Power will file a Certificate of Dissolution with the Secretary of State of Delaware, and thereafter will not carry on the business for which it was established except as may be necessary or incidental to the winding up of Power's affairs; (ii) Power will enter into the Trust Agreement and establish the Liquidating Trust, designating one or more of its directors as initial trustees (the "Trustees") and the other directors, as initial members of the advisory committee to the Liquidating Trust; (iii) Power or the Liquidating Trust, as the case may be, will, pursuant to the General Corporation Law of Delaware, pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to Power, and make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to Power or that have not arisen but that, based on facts known to Power, are likely to arise or to become known to Power prior to the expiration of applicable statutes of limitation; and
(iv) after paying Power's debts or making provision therefor as described above, and in any event within ten months of the filing its Certificate of Dissolution, Power will distribute all its remaining property to either the Power Stockholders or to the Liquidating Trust in complete cancellation of all of Power's issued and outstanding capital stock.

    The value of the assets of Power to be available for distribution to the Power Stockholders upon Power's dissolution and liquidation cannot be ascertained at this time and will depend on, among other things (i) the market value from time to time of the Apple Common Stock to be received by Power pursuant to the Acquisition and held by Power or the Liquidating Trust until distributed to Power's stockholders, (ii) the number of shares of Apple Common Stock released from escrow after all indemnification obligations have been satisfied and (iii) the total amount of Power's liabilities.

ASSETS, LIABILITIES AND CONTINGENCIES OF POWER

    ASSETS. Upon the Closing, Power will receive Apple Common Stock valued at approximately $100 million (based on an average historical price), less the Escrow Shares and as adjusted for (i) additional assets received and (ii) amounts outstanding pursuant to the Loan. In addition, Power will have certain other miscellaneous assets, or the proceeds of sale of such assets, which are not being sold to Apple. Power is seeking to sell its remaining assets, including the tradename "Power Computing," and certain assets related to its Wintel business, as a going concern. See "The Acquisition--The Acquisition Agreement--Consideration" and "--Indemnification and Escrow."

    LIABILITIES. In addition to paying or otherwise providing for its liabilities as shown on its balance sheet, Power has incurred and will incur material expenses in winding up its business under the Plan of Liquidation. Such expenses include among other things severance pay for all employees, federal, state and other income, sales, transfer and other taxes, and costs and expenses related to legal, accounting and other services in connection with the Apple Transaction and the implementation of the Plan of Liquidation. While Power cannot accurately predict the extent of these costs and expenses, they could be substantial, depending on the issues that arise in the implementation of the Plan of Liquidation and other future events. To facilitate an orderly winding up of Power's business and to retain key personnel for such purpose, the Power Board has approved a bonus program for certain Power executives. See "Business of

Power--Executive Incentive Program." The Power Board believes such program will ultimately reduce the overall cost of winding up Power's business. Power will require cash to implement its Plan of Liquidation, and Power or the Liquidating Trust may sell shares of Apple Common Stock to raise such cash.

    CONTINGENCIES. On October 28, 1997, TCI Manufacturing, Ltd. ("TCI") allegedly a former supplier of powered enclosures to Power, filed suit against Power claiming $3.45 million of actual damages and $39.0 million of exemplary damages for alleged breach of contract and fraud arising from the cancellation of purchase orders that TCI claims were non-cancelable. Power believes the claims are frivolous and invalid.

    In addition, Power is currently involved in legal proceedings, the ultimate outcome of which cannot be predicted; however, Power believes the ultimate resolution of these matters will not have a material adverse effect on its financial position or results of operations.

LIQUIDATION PREFERENCE

    As Power liquidates and dissolves, each Power Series A Preferred Stockholder and each Power Series B Preferred Stockholder is entitled to receive, prior and in preference to any distribution of any of Power's assets to Power's Common Stockholders by reason of their ownership of Power Common Stock, the amount of $1.00 and $2.00, respectively, per share, plus all declared but unpaid dividends on each such share. The Power Board has never declared a dividend, and the Power Preferred Stock does not have the right to participate beyond its liquidation preference. Therefore, after payment of the liquidation preference described in this paragraph, a Power Preferred Stockholder will have no further right to participate in a distribution to the Power Common Stockholders. Alternatively, a Power Series A Preferred Stockholder or a Power Series B Preferred Stockholder may at any time (until it surrenders its stock certificate to the Trustee of the Liquidating Trust) convert its Power Preferred Stock into Power Common Stock, and (i) give up its preferential but limited claim to Power's assets, and (ii) share the entire remaining assets and funds of Power after Power has made the payments and provisions pursuant to the Plan of Liquidation and after distribution of the liquidation preference to any remaining Preferred Stockholders.

TERMS OF THE TRUST AGREEMENT

    Under the Trust Agreement, all remaining property and assets of Power will be assigned or transferred to the Liquidating Trust and held as part of the Trust Estate (as defined therein) pursuant to the Trust Agreement. The Trustees will pay from the Liquidating Trust estate all liabilities and obligations of the Liquidating Trust and of Power, including expenses incurred in connection with the indemnification provided to members of the Power Board, the officers of Power, and Trustees and members of the advisory committee and other agents of the Liquidating Trust.

    Each Holder of Power Common Stock will surrender its certificates for Common Stock of Power to the Trustees in exchange for its proportionate share of any remaining Trust Estate. Distributions, if any property or assets are available for distribution, made to the Power Stockholders will be made in proportion to the respective interests of the stockholders in the Liquidating Trust. Distributions will be made at least once per year.

    Any portion of the Trust Estate which is available for distribution but unclaimed by any Power Stockholder will be deemed to be subject to applicable escheat laws. The Liquidating Trust shall continue and remain effective for up to four years from the date of establishment or until the Trust Estate has been fully distributed under the Trust Agreement, whichever shall first occur.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    For U.S. federal income tax purposes, the liquidation of Power should be considered to be related to, and part of, the Acquisition. For a more detailed discussion of the federal income tax consequences of the Acquisition and the Plan of Liquidation, see "The Acquisition--Tax Considerations and Risks."

             COMPARISON OF RIGHTS OF HOLDERS OF POWER COMMON STOCK
                   AND PREFERRED STOCK AND APPLE COMMON STOCK

    THE FOLLOWING IS A SUMMARY OF CERTAIN OF THE MATERIAL DIFFERENCES BETWEEN THE CURRENT RIGHTS OF HOLDERS OF POWER COMMON STOCK AND POWER PREFERRED STOCK AND THE RIGHTS THEY COULD RECEIVE AS HOLDERS OF APPLE COMMON STOCK FOLLOWING THE ACQUISITION AND ANY DISTRIBUTION OF APPLE COMMON STOCK TO THEM. SINCE POWER IS A DELAWARE CORPORATION AND APPLE IS A CALIFORNIA CORPORATION, DIFFERENCES BETWEEN THE RIGHTS OF HOLDERS OF POWER COMMON STOCK AND APPLE COMMON STOCK ARISE FROM DIFFERENCES BETWEEN VARIOUS PROVISIONS OF THE CHARTER AND BYLAWS OF APPLE AND POWER AS WELL AS FROM THE DIFFERENCES BETWEEN THE CALIFORNIA GENERAL CORPORATION LAW ("CGCL") AND THE DELAWARE GENERAL CORPORATION LAW ("DGCL"). THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF THE RIGHTS OF HOLDERS OF POWER COMMON STOCK, POWER PREFERRED STOCK OR APPLE COMMON STOCK, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE CGCL AND DGCL AND THE RESPECTIVE CHARTER DOCUMENTS OF POWER AND APPLE.

    SIZE OF BOARD OF DIRECTORS. The DGCL permits the board of directors of a Delaware corporation to change the authorized number of directors by amendment to the corporation's bylaws or in the manner provided in the bylaws, unless the number of directors is fixed in the corporation's certificate of incorporation, in which case a change in the number of directors may be made only by amendment to the certificate of incorporation, which requires stockholder approval. Power's Certificate of Incorporation does not fix the number of directors, and its Bylaws provide that the Power Board shall consist of six directors. In addition, as permitted by Power's Certificate of Incorporation, Power's Bylaws provide that a majority of Power's directors present at any meeting of the Power Board at which a quorum is present may, by affirmative vote, alter, amend or repeal any Power Bylaw.

    Under the CGCL, the board of directors of a California corporation may fix the number of directors within a stated range set forth in the corporation's articles of incorporation or bylaws, if the stated range has been approved by the shareholders. The Apple Bylaws provide that the number of directors of the Apple Board shall be not less than five in number nor more than nine, and that the exact number of directors shall be seven, until such number is changed by an amendment to the Apple Bylaws duly adopted by either the Apple Board or by the Apple shareholders.

    CLASSIFIED BOARD OF DIRECTORS. A classified board is one in which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes a change in the composition of the board of directors, and a potential change in control of a corporation, a lengthier and more difficult process. The DGCL permits a classified board of directors, but Power does not have a classified Board.

    The Apple Articles of Incorporation currently provide for a classified Board. The Apple Board has two classes of directors, which are designated as Class I and Class II. Each class consists of one-half of the total number of directors or as close an approximation of one-half as possible. The term of each Class I director expires in an odd-numbered year (E.G., 1997, 1999) and the term of each Class II director expires in an even-numbered year (E.G., 1998, 2000). At each annual shareholders' meeting, the shareholders elect each of the successors to the directors of the class whose term shall have expired at that annual meeting, for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

    In connection with its upcoming annual meeting of shareholders, Apple has proposed eliminating the provisions of its Articles of Incorporation providing for a classified board effective at its fiscal 1999 annual meeting. If such proposal passes, beginning in 1999 Apple's directors will be elected for one-year terms. If this proposal does not pass, the provisions set forth above relating to a classified board will continue to apply.

    REMOVAL OF DIRECTORS. Under the DGCL and Power's Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

    The Apple Bylaws provide that the entire Apple Board or any individual director may be removed without cause from office by an affirmative vote of a majority of the outstanding shares entitled to vote, provided that, unless the entire Apple Board is removed, no director shall be removed if the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively (without regard to whether such shares may be voted cumulatively) at an election at which the same total number of votes were cast, or, if such action is taken by written consent, all shares entitled to vote were voted, and either the number of directors elected at the most recent annual meeting of shareholders, or, if greater, the number of directors for whom removal is being sought, were then being elected. If any or all directors are so removed, new directors may be elected at the same meeting or at a subsequent meeting. If at any time a class or series of shares is entitled to elect one or more directors under authority granted by the Apple Articles of Incorporation, the provisions recited above shall apply to the vote of that class or series and not to the vote of the outstanding shares as a whole.

    FILLING VACANCIES ON THE BOARD OF DIRECTORS. Under the DGCL, vacancies on the board of directors and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) unless
(i) otherwise provided in the certificate of incorporation or bylaws of the corporation or (ii) the certificate of incorporation directs that a particular class of outstanding stock is to elect such director, in which case any other directors elected by such class, or a sole remaining director, shall fill such vacancy. Power's Certificate of Incorporation does not make special provision for filling vacancies. Power's Bylaws provide that unless and until filled by the Power Stockholders, any vacancy on the Board, however occurring, including a vacancy resulting from an enlargement of the Power Board, may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

    Under the CGCL, any vacancy on the board of directors other than one created by removal of a director may be filled by the board of directors. If the number of directors then in office is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of such directors at a meeting held pursuant to notice or waivers of notice, or by a sole remaining director. A vacancy created by removal of a director may be filled by the board of directors only if so authorized by the corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. The Apple Bylaws provide that any vacancy, other than a vacancy created by the removal of a director, may be filled by a person selected by a majority of the remaining directors then in office, whether or not less than a quorum, or by a sole remaining director. The Apple Bylaws also provide that a vacancy created by the removal of a director may be filled only by approval of the shareholders, and that the shareholders may elect a director at any time to fill any vacancy not filled by the directors. In addition, the Apple Bylaws provide that if, after the directors have filled any vacancy, the directors then in office who have been elected by the shareholders shall constitute less than a majority of the directors then in office, then any holder or holders of an aggregate of five percent or more of the total number of shares at the time outstanding having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire board of directors.

    LIMITATIONS OF LIABILITY OF DIRECTORS. As permitted by DGCL, Power's Certificate of Incorporation eliminates directors' personal liability to Power and the Power Stockholders for any monetary damages for breach of fiduciary duty as a director, except for liability of each director (i) for any breach of such director's duty of loyalty to Power or the Power Stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (regarding unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which such director derived an improper personal benefit.

    The Apple Articles of Incorporation provide that the liability of the member of the Apple board of directors for money damages shall be eliminated to the fullest extent permitted under California law.

    INDEMNIFICATION. As permitted by the DGCL, Power's Certificate of Incorporation requires Power to indemnify to the fullest extent authorized by law any director or officer of Power against any action or proceeding, whether criminal, civil, administrative or investigative, and to advance defense costs and related expenses. Power has also entered into indemnification agreements with all of its directors and certain of its officers providing for indemnification and advances of costs and expenses.

    The Apple Bylaws provide that Apple shall, to the maximum extent and in the manner permitted by the California Corporation Code (the "Cal. Corp. Code"), indemnify each of its directors against expenses (as defined in Section 317(a) of the Cal. Corp. Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Cal. Corp. Code), arising by reason of the fact that such person is or was an agent of Apple. For purposes of the indemnification provisions of the Apple Bylaws, "director" includes any person (i) who is or was a director of Apple, (ii) who is or was serving at the request of Apple as a director of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of Apple or of another enterprise at the request of such predecessor corporation.

    The Apple Bylaws also state that its indemnification provisions are not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent that such additional rights to indemnification are authorized in the Apple Articles of Incorporation.

    In addition, the Apple Bylaws provide that Apple shall have the power to purchase and maintain insurance on behalf of any person who is or was an agent of Apple against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not Apple would have the power to indemnify him against such liability under the indemnification provisions.

    The Apple Bylaws provide, however, that no indemnification or advance shall be made except where such indemnification or advance is mandated by law or the order, judgment or decree of any court of competent jurisdiction, in any circumstance where it appears (i) that it would be inconsistent with a provision of the Apple Articles of Incorporation, the Apple Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of the action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification, or (ii) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

    ANNUAL MEETINGS. The Power Bylaws require that an annual meeting of stockholders be held on a date and at a time designated by the Power Board. The Apple Bylaws provide that annual meetings will be held on the last Wednesday of January in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a holiday or at such other time in a particular year as may be designated by resolution of the board of directors of Apple.

    SPECIAL MEETINGS. Under the DGCL, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the corporation's certificate or bylaws. Power's Bylaws provide that special meetings of stockholders may be called by the Power Board, its Chairman or President, or by the Chairman, President or Secretary of Power upon the written request of one or more Power Stockholders who hold in the aggregate at least ten percent of the shares of the capital stock entitled to vote at the meeting. Business transacted at any special meeting of Power Stockholder is limited to matters relating to the purpose or purposes stated in the notice of the meeting.

    Under the CGCL, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such other persons as are authorized to do so in the articles of incorporation or bylaws. The Apple Bylaws provide that special meetings of the shareholders for any purpose or purposes whatsoever may be called at any time by the President or by the Board of Directors, or by two or more members thereof, or by one or more holders of shares entitled to cast not less than ten percent of the votes on the record date. Upon request in writing sent by registered mail to the Chief Executive Officer, President, Vice President or Secretary of Apple, or delivered to any such officer in person, by any person or persons entitled to call a special meeting of shareholders, it shall be the duty of such officer, subject to the immediately succeeding sentence, to cause notice to be given to the shareholders entitled to vote that a meeting has been requested by the person or persons calling the meeting, the date of such meeting, which shall be set by such officer, to be not less than 35 days nor more than 60 days after such request or, if applicable, determination of the validity of such request pursuant to the immediately succeeding sentence. Within seven days after receiving such a written request from a shareholder or shareholders of Apple, the board of directors shall determine whether shareholders owning not less than ten percent (10%) of the shares as of the record date established pursuant to the Apple Bylaws for such request support the call of a special meeting and notify the requesting party or parties of its finding.

    ACTIONS BY WRITTEN CONSENT OF STOCKHOLDERS. The DGCL permits stockholders to act by written consent in lieu of a meeting of stockholders, unless a corporation eliminates action by written consent in its certificate of incorporation. The Power Certificate of Incorporation does not limit the rights of Power Stockholders to act by written consent. Power's Bylaws provide that any action required or permitted to be taken at any annual or special meeting of Power Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote on such action were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent must be given to those stockholders who have not consented in writing.

    Under the CGCL, unless otherwise provided in the articles of incorporation, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting by written consent of shareholders having the requisite number of votes, subject to the requirement that ten days' advance notice of shareholder approval of certain types of transactions and matters be given where all shareholders' consents are not solicited. The Apple Bylaws provide that any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Within 14 days after receiving such written consent or consents from the Apple shareholders, the Apple board of directors shall determine whether holders of outstanding shares as of the record date established pursuant to the Apple Bylaws having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have properly consented thereto in writing and notify the requesting party of its finding. Unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval of (i) contracts between Apple and any of its directors, (ii) indemnification of any person, (iii) reorganization of Apple or (iv) distributions to shareholders upon winding up of Apple in certain circumstances without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing. All notices given hereunder shall conform to the requirements of the Apple Bylaws and applicable law. When written consents are given with respect to any shares, they shall be given by and accepted from the persons in whose names such shares stand on the books of Apple at the time such respective consents are given, PROVIDED, HOWEVER, that any shareholder's proxy holder, or a transferee of the shares, or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by Apple prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary of Apple, but may not do so thereafter. Such revocation is effective upon its receipt by the Secretary of Apple. Notwithstanding anything to the contrary, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.

    ADVANCE NOTICE REQUIREMENT FOR SHAREHOLDER PROPOSAL AND DIRECTOR NOMINATIONS. Neither Power's Certificate of Incorporation nor its Bylaws expressly address advance notice of stockholder nominations or proposals. The Apple Bylaws provide that notice of any meeting of shareholders shall be given in writing not less than ten nor more than 60 days before the date of the meeting to each shareholder entitled to vote thereat by the Secretary or an Assistant Secretary of Apple, or other person charged with that duty, or if there be no such officer or person, or in case of his or her neglect or refusal, by any director or shareholder. The notice shall state the place, date and hour of the meeting and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of the mailing of the notice, intends to present for action by the shareholders, but any proper matter may be presented at the meeting for such action except that notice must be given or waived in writing of any proposal relating to approval of contracts between Apple and any director of Apple, amendment of the Articles of Incorporation, reorganization of Apple or winding up of Apple. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election. Written notice shall be given by Apple to any shareholder, either (i) personally or (ii) by mail or other means of written communication, charges prepaid, addressed to such shareholder at such shareholder's address appearing on the books of Apple or given by such shareholder to Apple for the purpose of notice. If a shareholder gives no address or no such address appears on the books of Apple, notice shall be deemed to have been given if sent by mail or other means of written communication addressed to the place where the principal executive office of Apple is located, or if published at least once in a newspaper of general circulation in the county in which such office is located. The notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid, or sent by other means of written communication and addressed as hereinbefore provided. An affidavit of delivery or mailing of any notice that conforms to the requirements of the Apple Bylaws, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice. If any notice addressed to a shareholder at the address of such shareholder appearing on the books of Apple is returned to Apple by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at such address, all future notices shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of Apple for a period of one year from the date of the giving of the notice to all other shareholders.

    VOTING REQUIREMENTS; SUPERMAJORITY APPROVAL. Unless otherwise specified in a Delaware corporation's certificate of incorporation, an amendment to the certificate of incorporation requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. Further, under the DGCL, the holders of a majority of the outstanding shares of a class are entitled to vote as a class upon any proposed amendment to the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class, or alter or change the powers, preferences or special rights of the shares of such class so as to adversely affect them.

    Unless otherwise specified in a California corporation's articles of incorporation, an amendment to the articles of incorporation requires the affirmative vote of a majority of the outstanding shares entitled to vote thereon. Under the CGCL, the holders of the outstanding shares of a class are entitled to vote as a class if the proposed amendment would (i) increase or decrease the aggregate number of authorized shares of such class, (ii) effect an exchange, reclassification or cancellation of all or part of the shares of such class, other than a stock split, (iii) effect an exchange, or create a right of exchange, of all or part of the shares of another class into the shares of such class, (iv) change the rights, preferences, privileges or restrictions of the shares of such class, (v) create a new class of shares having rights, preferences or privileges prior to the shares of such class, or increase the rights, preferences or privileges or the number of authorized shares having rights, preferences or privileges prior to the shares of such class, (vi) in the case of preferred shares, divide the shares of any class into series having different rights, preferences, privileges or restrictions or authorize the board of directors to do so, or (vii) cancel or otherwise affect dividends on the shares of such class which have accrued but have not been paid.

    Under both the DGCL and CGCL, with certain exceptions, any merger, consolidation or sale of all or substantially all of a corporation's assets must be approved by the corporation's board of directors and a majority of the outstanding shares entitled to vote. In addition, the CGCL, but not the DGCL, requires such transactions, among others, to be approved by a majority of the outstanding shares of each class of stock (without regard to limitations on voting rights).

    Under Power's Certificate of Incorporation, the affirmative vote or written consent of the holders of at least a majority of the then outstanding shares of each series of Power Preferred Stock is required before Power may (i) purchase, redeem or otherwise acquire any Power Common Stock or pay a dividend or make a distribution on any Power Common Stock (except with respect to Power exercising its right of repurchase under Power's 1994 Stock Option Plan, as amended), (ii) effect any liquidation, dissolution, winding up, sale of all or substantially all of Power's assets, (iii) change the rights, preferences or privileges of the Preferred Stock (except that the vote or consent of a series of Power Preferred Stock unaffected by such change is not required), (iv) increase or decrease (other than by redemption or conversion) the total number of shares of Power Series A Preferred Stock or Power Series B Preferred Stock, (v) authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, and (vi) amend or waive any of the above voting rights of the Power Preferred Stock.

    Under Apple's Articles of Incorporation, the affirmative vote or written consent of the holders of not less than 50% of the outstanding shares of Apple Series A Preferred Stock is required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Apple Series A Preferred Stock.

    AMENDING THE BYLAWS. Under the DGCL, the authority to adopt, amend or repeal the bylaws of a Delaware corporation is held exclusively by the stockholders unless such authority is conferred upon the board of directors in the corporation's certificate of incorporation. Under the Power Certificate of Incorporation, Power's Bylaws may be amended, altered or repealed as provided in Power's Bylaws. Power's Bylaws, in turn, provide that they may be altered, amended or repealed, and new bylaws may be adopted, by (i) the affirmative vote of a majority of Power's directors present at any regular or special meeting of the Power Board at which a quorum is present, or (ii) the affirmative vote of the holders of a majority of the shares of the capital stock of Power issued and outstanding and entitled to vote at any regular meeting of Power Stockholders, or at any special meeting of Power Stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws has been stated in the notice of such special meeting.

    Under the CGCL, a corporation's bylaws may be adopted, amended or repealed either by the board of directors or the shareholders of the corporation, provided that only the shareholders may adopt a change to a fixed number of directors or to alter an established range. The Apple Bylaws may be adopted, amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Apple Bylaws specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by the shareholders; PROVIDED, HOWEVER, that an Apple Bylaw or amendment of the Apple Articles of Incorporation reducing the number or the minimum number of directors to a number less than five cannot be adopted if the votes cast against its adoption at a meeting or the shares not consenting in the case of action by written consent are equal to more than 16 2/3% of the outstanding shares entitled to vote.

    In addition, subject to the right of Apple shareholders to adopt, amend or repeal bylaws, Apple Bylaws, other than a bylaw or amendment thereof specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, may be adopted, amended or repealed by the Board of Directors. An Apple Bylaw adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal the Apple Bylaws.

    CUMULATIVE VOTING. In an election of directors under cumulative voting, each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholders may choose. Without cumulative voting, the holders of a majority of the shares present at an annual meeting or any special meeting held to elect directors would have the power to elect all the directors to be elected at that meeting, and no person could be elected without the support of holders of a majority of the shares voting at such meeting. Under the DGCL, there is no right to cumulative voting unless the charter documents provide for it. Power's charter documents do not provide for cumulative voting.

    Under the CGCL, unless a corporation's charter documents specifically eliminate cumulative voting, shareholders have a right to cumulate their votes in the election of directors so long as at least one shareholder has given notice of such shareholder's intent to cumulate his or her votes at the meeting prior to the voting. Apple's Articles of Incorporation eliminate this right.

    SHAREHOLDER RIGHTS PLAN. In May 1989, Apple adopted a shareholder rights plan and distributed a dividend of one right to purchase one share of common stock (each of which is a "Right") for each outstanding share of common stock of the Company. The Rights become exercisable in certain limited circumstances involving a potential business combination transaction of Apple and are initially exercisable at a price of $200 per share. Following certain other events after the Rights have become exercisable, each Right entitles its holder to purchase for $200 an amount of common stock of Apple, or, in certain circumstances, securities of the acquiror, having a then-current market value of two times the exercise price of the Right. The Rights are redeemable and may be amended at Apple's option before they become exercisable. Until a Right is exercised, the holder of a Right, as such, has no rights as a shareholder of Apple. The Rights expire on April 19, 1999.

    BLANK CHECK PREFERRED. The Apple Articles of Incorporation provide that Apple is authorized to issue 5,000,000 shares of preferred stock, which may be issued from time to time in one or more series. The Apple Articles of Incorporation further provide that the Apple Board of Directors is authorized
(i) to fix the number of shares of any series of preferred stock, (ii) to determine the designation of any such series, (iii) to determine or alter the rights, preferences, privileges, and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and, (iv) within the limits and restrictions instituted in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of each series outstanding) the number of shares of any such series subsequent to the issuance of shares of that series.

    As of October 31, 1997, Apple had outstanding 150,000 shares of Non-Voting Series A Preferred Stock, no par value. Each share of Series A Preferred Stock is convertible into Apple Common Stock at a price per share of $16.50. The Apple Series A Preferred Stock is entitled to receive, when and as declared by the board of directors of Apple, a dividend at the rate of 3% of the original issue price per share of the

Series A Preferred Stock ($1,000) per annum in preference to any payment of dividends on Apple Common Stock.

    BUSINESS COMBINATIONS/REORGANIZATIONS. A provision of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder." For purposes of this DGCL provision, an "interested stockholder" is a stockholder that is directly or indirectly a beneficial owner of 15% or more of the voting power of the outstanding voting stock of a Delaware corporation (or its affiliate or associate). This provision prohibits certain business combinations between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless (i) prior to the date the stockholder became an interested stockholder the business combination or the transaction which resulted in the stockholder becoming an interested stockholder is approved by the corporation's board of directors; (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and the affirmative vote of at least two-thirds of the shares held by the disinterested stockholders. This provision applies to Power.

    The CGCL provides that, except where the fairness of the terms and conditions of the transaction has been approved by the California Commissioner of Corporations and except in a "short-form" merger (the merger of a parent corporation with a subsidiary in which the parent owns at least 90% of the outstanding shares of each class of the subsidiary's stock), if the surviving corporation or its parent corporation owns, directly or indirectly, shares of the target corporation representing more than 50% of the voting power of the target corporation prior to the merger, the nonredeemable common stock of a target corporation may be converted only into nonredeemable common stock of the surviving corporation or its parent corporation, unless all of the shareholders of the class consent. The effect of this provision is to prohibit a cash-out merger of minority shareholders, except where the majority shareholder already owns 90% or more of the voting power of the target corporation and could, therefore, effect a short-form merger to accomplish such a cash-out of minority shareholders.

    In addition, the CGCL requires that, in connection with certain transactions between a corporation whose shares are held of record by 100 or more persons and an "interested party," such interested party must deliver a written opinion as to the fairness of the consideration to the shareholders of the corporation. An "interested party" for purposes of this CGCL provision means a person who is a party to the transaction and (i) directly or indirectly controls the corporation, (ii) is an officer or director of the corporation, or (iii) is an entity in which a material financial interest is held by any director or executive officer of the corporation.

    RIGHTS OF DISSENTING SHAREHOLDERS. Under both CGCL and DGCL, a shareholder of a corporation participating in certain mergers and reorganizations may be entitled to receive cash in the amount of the "fair value" (Delaware) or "fair market value" (California) of its shares, as determined by a court, in lieu of the consideration it would otherwise receive in the transaction. In general, shareholders of a California corporation have broader dissenters' rights than stockholders of a Delaware corporation. Since Power Common Stock and Power Preferred Stock are not listed on any exchange or designated as a national market system security or an interdealer quotation system security, or held of record by more than 2,000 holders, Power Stockholders are entitled to dissenters' right in a merger or consolidation. However, under DGCL, Power Stockholders are not entitled to dissenters' right in a sale of all or substantially all of Power's assets.

    Shareholders of a California corporation, the shares of which are listed on a national securities exchange or on the over-the-counter margin stock list, generally do not have dissenters' rights unless holders of at least 5% of the class of outstanding shares assert dissenters' rights or there is a restriction on transfer imposed by the corporation or by law or regulation.

    INSPECTION OF STOCKHOLDERS LIST. Both the CGCL and DGCL allow any stockholder to inspect the stockholders list for a purpose reasonably related to such persons' interest as a stockholder. Additionally, the CGCL provides for an absolute right to inspect and copy the corporation's shareholder list by a person or persons holding at least 5% in the aggregate of the corporation's outstanding voting shares, or any shareholder or shareholders holding 1% or more of such shares who have filed a Schedule 14B with the SEC relating to the election of directors. The DGCL does not provide for any such absolute right of inspection.

    DIVIDENDS. Under Power's Certificate of Incorporation, (i) no dividends may be paid on Power Common Stock during any fiscal year until dividends in the total amount of $0.06 and $0.12 per share per annum on Power Series A Preferred Stock and Power Series B Preferred Stock, respectively, have been paid or declared and set apart during that fiscal year; (ii) no dividends may be paid on any share of Power Common Stock unless a dividend (including the amount of any preferred dividends paid as described above) is paid with respect to all outstanding shares of Power Preferred Stock in an amount for each such share of Power Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Power Common Stock into which each such share of Power Preferred Stock could then be converted; and (iii) no dividends may be paid on any share of Power Preferred Stock during any fiscal year of Power unless a dividend is paid on all shares of Power Preferred Stock proportionate to their respective annual dividend preferences up to the amount thereof.

    The Apple Series A Preferred Stock is entitled to receive, when and as declared by the board of directors of Apple, a dividend at the rate of 3% of the original issue price per share of the Series A Preferred Stock ($1,000) per annum in preference to any payment of dividends on Apple Common Stock.

    SHAREHOLDER DERIVATIVE SUITS. Under the DGCL, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stock thereafter devolved upon the stockholder by operation of law. The CGCL provides that a shareholder bringing a derivative action on behalf of the corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. The CGCL also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

    PREEMPTIVE RIGHTS. Stockholders of either a Delaware or a California corporation have only such preemptive rights as may be provided in its certificate or articles of incorporation. The Power Certificate of Incorporation does not grant any preemptive rights to the Power Stockholders. The Apple Articles of Incorporation do not grant any preemptive rights to the Apple shareholders.

    DISSOLUTION. Under the DGCL, a dissolution must be approved by stockholders holding 100% of the total voting power or the dissolution must be initiated by the board of directors and approved by the holders of a majority of the outstanding voting shares of the corporation. Under the CGCL, shareholders holding 50% or more of the total voting power may authorize a corporation's voluntary dissolution, and this right may not be modified by its articles of incorporation. Under Power's Certificate of Incorporation, a dissolution must also be approved by each series of Power Preferred Stock, voting as a separate class.

    BOARD OF DIRECTORS MEETINGS. The DGCL imposes no requirements as to calling board of directors meetings; such requirements are set forth in a Delaware corporation's certificate of incorporation or bylaws. Power's Bylaws provide that (i) regular meetings of the Power Board may be held without notice at such time and place as determined by the Power Board, or held without notice immediately after and at the same place as the annual meeting of the Power Stockholders, (ii) special meetings of the Power Board may be called by the Chairman of the Power Board, Power's President, two or more directors, or by one director if only one director holds office.

    Under the CGCL, meetings of the board of directors of a California corporation, unless otherwise provided in such corporation's articles of incorporation or bylaws, may be called by the chairman of the board, the president, any vice president, the secretary or any two (2) directors.

    The Apple Bylaws provide that meetings (whether regular, special or adjourned) of the Board of Directors shall be held at the principal office of Apple for the transaction of business, or at any other place within or without the State that has been designated from time to time by resolution of the Board or that is designated in the notice of the meeting.

    Regular meetings of the Apple Board of Directors shall be held after the adjournment of each annual meeting of the shareholders (which regular directors' meeting shall be designated the "Regular Annual Meeting") and at such other times as may be designated from time to time by resolution of the Board of Directors. Notice of the time and place of all regular meetings shall be given in the same manner as for special meetings, except that no such notice need be given if (i) the time and place of such meetings are fixed by the Board of Directors or (ii) the Regular Annual Meeting is held on the last Wednesday of January, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a holiday, at the principal office of Apple, or at a place designated either by written consent of all the shareholders or by resolution of the Board of Directors.

    Special meetings of the Apple Board of Directors may be called at any time by the Chairman of the Board, if any, or the President or any Vice President, or the Secretary or by any two or more directors.

    Special meetings of the Apple Board of Directors shall be held upon no less than four days notice by mail or 48 hours notice delivered personally or by telephone or telegraph to each director. Notice need not be given to any director who signs a waiver of notice or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the home or office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. A notice or waiver of notice need not specify the purpose of any meeting of the Board. If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to him at the city or place in which the meetings of the directors are regularly held. If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to all directors not present at the time of adjournment.

    A majority of all Apple directors elected by the shareholders and appointed to fill vacancies shall constitute a quorum of the Board of Directors for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors subject to provisions of law relating to interested directors and indemnification of agents of Apple. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

    DIRECTOR VOTING. Under the DGCL, a quorum of a Delaware corporation's board of directors is equal to a majority of the total number of authorized directors unless the certificate of incorporation or bylaws provides for a greater number or a lesser number (which in no case can be less than one-third (1/3) of the total number of directors). Under the CGCL, a quorum of a California corporation's board of directors is equal to a majority of the authorized number of such corporation's directors unless such corporation's articles of incorporation or bylaws provide for a lesser number; provided, however, that such lesser number cannot be less than the larger of (i) one-third (1/3) of the authorized number of directors or (ii) two (2). A California corporation's articles of incorporation may require more than a majority of the authorized number of directors (up to and including all of the directors) for a quorum. Power's Bylaws provide that a majority of the number of directors fixed in Power's Bylaws (which currently is six (6)) plus one

(1) constitutes a quorum at all meetings of the Power Board; provided, however, if there is only one (1) director then in office, one (1) director constitutes a quorum.

    The Apple Bylaws provide a majority of all the directors elected by the shareholders and appointed to fill any vacancies shall constitute a quorum of the Board of Directors for the transaction of business. The Apple Bylaws provide that every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act of the Board of Directors subject to provisions of law relating to interested directors and indemnification of agents of Apple. The Apple Bylaws provide that a majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time or place, and that the directors present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the required quorum for such meeting.

                               BUSINESS OF POWER

GENERAL


    Power was incorporated in 1993 under the laws of the State of Delaware. Power's principal executive offices are located at 2400 South Interstate 35, Round Rock, Texas 78681, and its telephone number is (512) 246-7807.


    In December 1994, Power received a license from Apple for proprietary Mac OS and Macintosh system architecture. The principal business of Power has been to develop, manufacture and sell custom-configured Macintosh-compatible desktop computer systems. In October 1997, Power began marketing and selling a Wintel notebook system. Power markets its products directly to customers through its website, advertisements in computer trade magazines, direct mailings and Power catalogs.

    Although Power was profitable for each of the five quarters ended March 31, June 30, September 30 and December 31, 1996, and March 31, 1997, it required additional working capital to implement its business plan and to finance, among other things, anticipated increases in sales of its Macintosh-compatible products, the research, development and marketing of its Wintel products, its acquisition of land for its planned corporate headquarters in Georgetown, Texas, and new management information systems. To raise the necessary capital, in June 1997, Power filed a registration statement for an initial public offering ("IPO") of its securities.

    Power's sales in the quarter ended June 30, 1997 were significantly below expectations, and this, combined with expenses of Wintel product development and corporate infrastructure, resulted in an unanticipated operating loss of $3.9 million for the quarter. In addition, Power could not resolve to its satisfaction certain matters regarding the Apple Licenses. Power's investment bankers advised Power to withdraw its planned initial public offering because it would be extremely difficult, if not impossible, for Power to raise capital through an initial public offering.

    Since July 1997, Power has taken steps to reduce its operating and overhead expenses and to conserve cash. Since entering into the Acquisition Agreement on August 29, 1997, Power has implemented the wind-down of its Macintosh-compatible computer business as contemplated by the Acquisition Agreement and expects to discontinue substantially all manufacturing and sales of Macintosh-compatible systems after December 1997. In addition, Power is seeking to sell its remaining assets.

    The Acquisition Agreement and the disposition of Power's other assets will result in the termination of Power's business. The financial statements contained herein do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from Power ceasing to be a going concern.

PRODUCTS

    Power manufactures and sells three Macintosh-compatible desktop system product families: POWERTOWER PRO, POWERCENTER PRO and POWERBASE. In addition to its standard systems, Power offers bundled software and hardware options with its products that provide customers with the convenience of one-stop shopping, complete installation and custom-configuration at the factory.

    Power began to develop its Wintel products in early 1997. Beginning in October 1997, Power marketed and sold a Wintel notebook--POWERTRIP.

MARKETING AND SALES

    Power markets its products directly to customers through its website, placing advertisements in computer trade magazines, direct mailings and Power catalogs. Power sells its products directly to customers over the Internet through its online store and over the telephone. In support of Power's direct marketing strategy, Power also organizes targeted public relations activities, maintains a high profile at industry conferences and prepares creative event marketing at industry trade shows. Power's advertisements include product information and Power's toll-free telephone numbers and website address. The success of such strategy depends in part on the availability of capital to be invested in marketing and advertising.

MANUFACTURING

    Power's manufacturing and assembly processes include component assembly, software loading and quality control tests. Power uses its own assembly and test facilities to manufacture its products and has designed and installed modular manufacturing lines. Power expects to discontinue its manufacture of Macintosh-compatible systems in December 1997.

SUPPLIER RELATIONS

    Power's manufacturing processes require high volumes of quality components that are procured from third-party suppliers. Power contracts for the manufacture of components according to Power's specifications, but it itself does not manufacture any components used in its products. Except for components Power must obtain from suppliers licensed by Apple, Power purchases all of its components on a turn-key basis directly from independent suppliers.

COMPETITION

    The PC industry in general is highly competitive and characterized by the frequent introduction of new products, short product life cycles, a large number of competitors, continual improvement in product performance, features and price and price sensitivity on the part of customers. The combination of an environment of rapid technological changes, short product life cycles and competitive pressures results in gross margins on specific products decreasing rapidly. Accordingly, any delay in introduction of more advanced or more cost-effective products can result in significantly lower sales and gross margins. These factors have in the past created pricing pressures on Power's products, downward pressures on Power's gross margins, and the need for working capital to finance research and development. Other competitive factors include availability of new technology, marketing and sales ability, brand recognition, breadth of product line, ease of use and quality of customer support.

EMPLOYEES

    On June 30, 1997, Power had 540 full time employees. On September 24, 1997, Power delivered notices under the Worker Adjustment and Retraining Act ("WARN") to its manufacturing employees. As a result of resignations and terminations, on September 30, 1997, Power had 271 full time employees, and Power has incurred significant severance charges in the quarter ended September 30, 1997, and will do so again for the quarter ending December 31, 1997.

FACILITIES

    Power currently maintains its headquarters in Round Rock, Texas in two leased facilities. Power's corporate offices, sales and engineering departments occupy a 91,300 square foot office complex while the manufacturing organization occupies a 70,000 square foot manufacturing facility in Round Rock, Texas. Power also leases 20,000 square feet of administrative and engineering space, mostly used for Mac OS research and development, in Cupertino, California. In February 1997, Power entered into a lease agreement for 154 acres of industrial zoned land whereby it would lease until December 2009 certain land and facilities in Georgetown, Texas. Power is currently seeking to dispose of its interest in this project, and to terminate or assign to others its leases as the need for the space declines as Power winds down its operations. On November 24, 1997, Power entered into a joint marketing agreement with the City of Georgetown for the disposition of Power's interest in the site.

LEGAL PROCEEDINGS

    Power is involved in various lawsuits and proceedings arising in the normal course of business and in connection with the discontinuation of sales of all significant product lines. In the opinion of Power's management, the ultimate outcome of these lawsuits and proceedings will not have a material adverse effect on the results of operations, financial position and cash flow of Power. Power will make reasonable provision for such claims before making liquidating distributions to the Power Stockholders.

    On October 28, 1997, TCI Manufacturing, Ltd. ("TCI"), allegedly a former supplier of powered enclosures to Power, filed suit against Power claiming $3.45 million of actual damages and $39.0 million of exemplary damages for alleged breach of contract and fraud arising from the cancellation of purchase orders that TCI claims were non-cancelable. Power believes the claims are frivolous and invalid.

                    SELECTED FINANCIAL INFORMATION OF POWER

    Power, Gravenstein and Apple entered into the Acquisition Agreement on August 29, 1997, under which Gravenstein agreed to purchase substantially all of the assets of Power, which include all Mac OS and other licenses from Apple to Power, Power's customer list and related data, all of Power's intellectual property related to Mac-compatible products (excluding trademarks, service marks, trade names and Web addresses, sites and domain names) and additional assets to be agreed upon. The Closing of the Acquisition is conditioned on, among other things, the approval by the Power Stockholders. In addition, Power seeks the approval of the Power Stockholders of a Plan of Dissolution and Complete Liquidation, the implementation of which is conditioned on, among other things, such approval and the consummation of the Acquisition. The financial statements contained below do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the outcome of such uncertainty.

                                        INCEPTION      FISCAL YEAR ENDED     NINE MONTHS ENDED      SIX MONTHS ENDED
                                      NOV. 19, 1993)        JUNE 30,             MARCH 31,           SEPTEMBER 30,
                                       THROUGH JUNE   --------------------  --------------------  --------------------
                                       30, 1994 (1)     1995       1996       1996     1997 (2)     1996       1997
                                      --------------  ---------  ---------  ---------  ---------  ---------  ---------
                                                          (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net sales...........................    $   --        $   3,046  $ 131,075  $  82,413  $ 247,207  $ 112,926  $ 161,414
Cost of goods sold..................        --            2,059    104,408     66,563    194,495     87,959    134,658
                                           -------    ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit......................        --              987     26,667     15,850     52,712     24,967     26,756

Costs and expenses:
  Selling, general and
    administrative..................           413        1,602     17,458     10,814     35,544     14,730     33,599
  Research and development..........           624        2,366      3,425      2,254      3,962      2,540      4,868
                                           -------    ---------  ---------  ---------  ---------  ---------  ---------
    Total costs and expenses........         1,037        3,968     20,883     13,068     39,506     17,270     38,467
                                           -------    ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations.......        (1,037)      (2,981)     5,784      2,782     13,206      7,697    (11,711)
Interest income (expenses), other...            25           40       (416)      (245)      (853)      (376)      (923)
                                           -------    ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes...        (1,012)      (2,941)     5,368      2,537     12,353      7,321    (12,634)
Income taxes (benefit)..............        --           --            462     --          4,616      2,139     (4,053)
                                           -------    ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)...................    $   (1,012)   $  (2,941) $   4,906  $   2,537  $   7,737  $   5,182  $  (8,581)
                                           -------    ---------  ---------  ---------  ---------  ---------  ---------
                                           -------    ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss) per common and
  common equivalent share...........    $    (0.27)   $   (0.57) $    0.31  $    0.16  $    0.46  $    0.32  $   (1.51)

Weighted average number of common
  and common equivalent shares
  outstanding.......................         3,783        5,199     15,894     15,808     16,670     16,193      5,672

                                                                       JUNE 30
                                                           -------------------------------   MARCH 31,   SEPTEMBER 30,
                                                             1994       1995       1996        1997          1997
                                                           ---------  ---------  ---------  -----------  -------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital..........................................  $   2,089  $   8,096  $  12,612   $  12,530     $   4,620
Total assets.............................................      2,521     11,427     49,059      73,884        73,131
Total liabilities........................................        106      2,942     34,498      51,233        58,900
Stockholders' equity.....................................      2,415      8,485     14,561      22,651        14,231

--------------------------

(1) The Company was incorporated in November 1993 and commenced operations in January 1994. It first shipped products in May 1995.

(2) During 1997 Power changed its fiscal year from the Sunday closest to June 30 to the Sunday closest to March 31. The change in fiscal year was effective for the year ended March 31, 1997.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
             FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF POWER

OVERVIEW

    Power is a leading manufacturer and seller of Macintosh-compatible systems. The principal business of Power has been to develop, manufacture and sell custom-configured Macintosh-compatible desktop computer systems. Power markets its products directly to customers through its website, advertisements in computer trade magazines, direct mailings and Power catalogs.

    Power's net sales increased from $82.4 million for the nine months ended March 31, 1996 to $247.2 million for the nine months ended March 31, 1997.

    Power commenced operations in January 1994, and shipped its first Macintosh-compatible products and recorded its first revenues in May 1995. Consequently, Power has a limited operating history. Power has experienced substantial growth in revenues relating to its Macintosh-compatible products.

    In December 1994, Power received a license from Apple for the proprietary Mac OS and Macintosh system architecture. Power has developed, manufactured, marketed and sold Macintosh-compatible desktop computer systems under the Apple Licenses, and has derived substantially all of its revenues from the sale of such systems. Power's Macintosh-compatible business depends on Power's business relationship with Apple. The Apple Licenses permit Power to manufacture and sell certain Macintosh-compatible computer systems and reproduce and distribute the current version of the Mac OS for specified royalties that must be prepaid to Apple on a periodic basis.

    Pursuant to an amendment to the Apple License dated as of August 29, 1997 between Apple and Power (the "Omnibus Amendment"), Apple has waived payment of certain royalties for the period beginning August 29, 1997 for up to 35,000 Macintosh-compatible systems. In addition, Apple released Power of its obligation to pay Apple up to $5 million in royalties that were then due but had not been paid.

    Power markets and sells its products primarily through direct sales channels. For the nine months ended March 31, 1997, approximately 65% of Power's Macintosh-compatible computer systems were distributed through its direct sales channels, with the balance distributed through indirect sales channels. Power's direct marketing strategy, which eliminates dealer markups and certain other distribution channel expenses, generally provides Power with higher margins than can be achieved from its indirect sales channels.

    Most of Power's Macintosh-compatible computer systems have been sold domestically, while approximately 10% of its products have been sold outside the United States, primarily through indirect sales channels.

    Power recognizes revenue, net of customer returns and customer allowances, as of the date product is shipped to customers. Revenues from separately priced maintenance and extended warranty agreements are recognized ratably over the terms of the agreements.

    Since Power executed the Acquisition Agreement on August 29, 1997, it has taken steps to conserve cash by winding down its operations. As it does so, it is difficult to predict results of operations, potential realization on sales of assets, or the likely amount of liabilities arising from actions taken in connection with discontinuing Power's operations. If the Acquisition is not consummated and Power does not liquidate and dissolve, Power will not be in a position to continue manufacturing, marketing or selling its Macintosh-compatible products as a going concern, and may not be in a position to manufacture, market or sell other products without obtaining significant additional capital. See "Risk Factors--Failure to Consummate the Acquisition." If the closing of the Acquisition is delayed, Power may have few or no assets to distribute to the Power Stockholders upon liquidation. While Power is seeking to sell its remaining assets, including the trade name "Power Computing," and certain assets related to its Wintel business as a going concern, there is no assurance that such sale can be accomplished. See "Risk Factors--Sale of Non-Macintosh based

Business." Even if the Acquisition is consummated, there can be no assurance as to the timing or amount of distributions to the Power Stockholders. See "Risk Factors--No Assurance of Distribution to Power Stockholders."

RESULTS OF OPERATIONS

    From inception through May 1995 Power was principally engaged in research and product development, recruiting personnel, raising capital and creating strategic relationships. Power shipped its first product and recorded its first revenue in May 1995.

    Since July 1997, Power has taken steps to reduce its operating and overhead expenses and to conserve cash. Since entering into the Acquisition Agreement on August 29, 1997, Power has taken steps to wind down its Macintosh-compatible computer business, and expects to discontinue substantially all manufacturing and sales of its Macintosh-compatible systems after December 1997. Additionally, Power is seeking to sell its remaining assets, including the trade name "Power Computing," and certain assets related to its Wintel business, as a going concern.

    The following table sets forth, for the periods indicated, certain items from Power's consolidated statements of operations, expressed as a percentage of net sales. The financial statements contained below do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classifications of liabilities that may result from the liquidation of Power.

                                                                  FISCAL YEAR ENDED     NINE MONTHS ENDED      SIX MONTHS ENDED
                                                                       JUNE 30,             MARCH 31,           SEPTEMBER 30,
                                                                 --------------------  --------------------  --------------------
                                                                   1995       1996       1996       1997       1996       1997
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
CONSOLIDATED STATEMENT OF OPERATIONS DATA:
Net sales......................................................      100.0%     100.0%     100.0%     100.0%     100.0%     100.0%

Cost of goods sold.............................................       67.6       79.7       80.8       78.7       77.9       83.4
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
  Gross profit.................................................       32.4       20.3       19.2       21.3       22.1       16.6
Costs and expenses:
  Selling, general and administrative..........................       52.6       13.3       13.1       14.4       13.0       20.8
  Research and development.....................................       77.7        2.6        2.7        1.6        2.3        3.0
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
    Total costs and expenses...................................      130.3       15.9       15.8       16.0       15.3       23.8
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) from operations..................................      (97.9)       4.4        3.4        5.3        6.8       (7.2)
Interest income (expenses), other..............................        1.3       (0.3)      (0.3)      (0.3)      (0.3)      (0.6)
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Income (loss) before income taxes..............................      (96.6)       4.1        3.1        5.0        6.5       (7.8)
Income taxes (benefit).........................................     --            0.4     --            1.9        1.9       (2.5)
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
Net income (loss)..............................................      (96.6)%       3.7%       3.1%       3.1%       4.6%      (5.3)%
                                                                 ---------  ---------  ---------  ---------  ---------  ---------
                                                                 ---------  ---------  ---------  ---------  ---------  ---------

SIX MONTHS ENDED SEPTEMBER 30, 1996 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30,
  1997

    NET SALES. Net sales increased from $112.9 million for the six months ended September 30, 1996 to $161.4 million for the same period in 1997, an increase of $48.5 million, or 43%. This increase was primarily attributable to Power's timely introduction of new product offerings with competitive price/ performance features, increased name recognition and market acceptance of Power's brand of Macintosh-compatible computer systems, and continued growth and customer acceptance of Power's direct sales channel.

    GROSS PROFIT. Gross profit increased from $25 million for the six months ended September 30, 1996 to $26.8 million for the same period in 1997, an increase of $1.8 million; however gross margin decreased from 22.1% for the six months ended September 30, 1996 to 16.6% for the same period in 1997. Gross profit increased for the six months ended September 30, 1997 as a result of a $5.0 million credit for royalties incurred from April 1, 1997 through August 28, 1997, granted by Apple in connection with the Omnibus Amendment. In addition, Apple waived royalties for the period beginning August 29, 1997 for up to 35,000 Macintosh-compatible systems, thus also increasing gross profit. Gross margins for the six-month period ended September 30, 1997 were adversely impacted by the significant volume of sales of low-end products compared to the same period in 1996 as well as refurbished products to catalog and international customers at low margins. Gross margins were further impacted by liquidation of inventory of end-of-life products. After entering into the Acquisition Agreement, Power reduced its prices in an effort to liquidate remaining product inventories, which further reduced gross margins for the six-month period ended September 30, 1997.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased from $14.7 million for the six months ended September 30, 1996 to $33.6 million for the same period in 1997, an increase of $18.9 million, or 129%. As a percentage of sales, these expenses increased from 13.0% for the six months ended September 30, 1996 to 20.8% for the same period in 1997. During the six-month period ended September 30, 1997, Power canceled plans for its proposed corporate headquarters and terminated its information systems implementation project, resulting in charges of $3.0 million and $1.7 million, respectively. In addition, Power canceled its proposed initial public offering and recognized $1.2 million of associated pre-paid expenses. The additional increase in absolute spending and spending as a percentage of sales was primarily a result of higher personnel costs and marketing demand generation programs associated with Power's accelerated sales growth. During the six-month period ended September 30, 1997, Power began reducing employee headcount in an effort to reduce operating costs and incurred additional charges for severance pay.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased from $2.5 million for the six months ended September 30, 1996 to $4.9 million for the same period in 1997, an increase of $2.4 million, or 96.0%. Research and development expenses also increased as a percentage of sales from 2.3% for the six months ended September 30, 1996 to 3.0% for the six months ended September 30, 1997. The increase in absolute expenses and as a percentage of revenue was primarily due to increased spending as a result of Power's expansion of its Mac OS product offerings as well as research and development activities associated with its new Wintel product line.

    INCOME TAXES. Power recognized an income tax benefit of $4.1 million, or an effective tax rate of 32.1%, for the six months ended September 30, 1997 compared with an income tax expense of $2.1 million, or an effective tax rate of 29.2%, for the six months ended September 30, 1996. Power had an effective tax rate of 29.2% for the six months ended September 30, 1996 due to the utilization of net operating loss carryforwards.

NINE MONTHS ENDED MARCH 31, 1996 COMPARED TO NINE MONTHS ENDED MARCH 31, 1997

    NET SALES. Net sales increased from $82.4 million for the nine months ended March 31, 1996 to $247.2 million for the same period in 1997, an increase of $164.8 million, or 200%. This increase was primarily attributable to Power's introduction of new products with competitive price/performance features, increased name recognition and market acceptance of Power's brand of Macintosh-compatible computer systems, and continued growth and customer acceptance of Power's direct sales channel.

    GROSS PROFIT. Gross profit increased from $15.9 million for the nine months ended March 31, 1996 to $52.7 million for the same period in 1997, an increase of $36.8 million, or 231%. Gross margin increased from 19.2% for the nine months ended March 31, 1996 to 21.3% for the same period in 1997. Gross margin for the nine-month period ended March 31, 1996 was decreased by the liquidation of inventory of end-of-life products and the incurring of higher than normal warranty costs associated with one of Power's product lines.

    SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased from $10.8 million for the nine months ended March 31, 1996 to $35.5 million for the same period in 1997, an increase of $24.7 million, or 229%. As a percentage of sales, these expenses increased from 13.1% for the nine month period ended March 31, 1996 to 14.4% for the same period in 1997. The increase in absolute spending and spending as a percentage of sales was primarily a result of higher personnel costs and marketing demand generation programs associated with Power's accelerated sales growth. During the nine month period ended March 31, 1997, Power sought out and hired additional key members of management. In addition, the increase can be partially attributed to costs associated with Power's management information systems.

    RESEARCH AND DEVELOPMENT. Research and development expenses increased from $2.3 million for the nine months ended March 31, 1996 to $4.0 million for the same period in 1997, an increase of $1.7 million, or 73.9%. Research and development expenses decreased as a percentage of sales from 2.7% for the nine months ended March 31, 1996 to 1.6% for the nine months ended March 31, 1997. The increase in absolute expenses was primarily due to increased spending as a result of Power's expansion of its product offerings.

    INCOME TAXES. Power's effective income tax rate was 37.4% for the nine months ended March 31, 1997. Power paid no income taxes for the nine months ended March 31, 1996. During the nine-month period ended March 31, 1996, Power utilized net operating loss carryforwards and federal research and development credits to eliminate its tax liability. Prior to the nine-month period ended March 31, 1997, Power had completely utilized its net operating loss carryforwards and federal research and development tax credit carryforwards.

FISCAL YEAR ENDED JUNE 30, 1995 COMPARED TO FISCAL YEAR ENDED JUNE 30, 1996

    From inception through May 1995, Power was engaged principally in research and product development, recruiting personnel, raising capital and creating strategic relationships. Power shipped its first product and recorded its first revenue in May 1995. For the year ended June 30, 1995 Power had net sales of $3.0 million and gross profit of $987,000, or 32.4% of net sales. For the fiscal year ended June 30, 1996, the first full fiscal year in which Power shipped product, Power had net sales of $131.1 million and gross profit of $26.7 million, or 20.3% of net sales. Selling, general and administrative expenses increased from $1.6 million for the fiscal year ended June 30, 1995 to $17.5 million for the fiscal year ended June 30, 1996. This increase was due to the additional expenditures incurred by Power to support its rapid increase in sales growth, expenses relating to Power's moving from a subleased property shared with another computer manufacturer to a direct leased property, and the expenditures to establish Power's management information systems. Research and development expenses increased from $2.4 million for the fiscal year ended June 30, 1995 to $3.4 million for the fiscal year ended June 30, 1996. The increase in expenses in fiscal 1996 was primarily due to increased spending as a result of Power's beginning to expand its product offerings.

EIGHT MONTHS ENDED JUNE 30, 1994

    During the eight month period ended June 30, 1994, the Company was in the development stage. The Company was engaged principally in research and product development, recruiting personnel, raising capital and creating strategic relationships.

LIQUIDITY AND CAPITAL RESOURCES

    On September 30, 1997, Power had cash and cash equivalents of $5.5 million, an increase of approximately $2.1 million from March 31, 1997. Power has financed its operations to date primarily through revenue generated from operations, from borrowings under its credit facilities, and the private sale of equity securities. See "Certain Relationships and Related Party Transactions." Cash used by operations was $6.7 million for the six months ended September 30, 1997 compared with cash generated from operations of $431,000 for the nine months ended March 31, 1997. Net cash used in operations during the six months ended September 30, 1997 represents Power's net loss for the period as well as decreasing accounts payable and increasing inventory levels. Cash used in operations was $4.6 million, and $10.8 million for periods ended June 30, 1995 and 1996, respectively. Net cash used in operating activities during the years ended June 30, 1995 and 1996 represents investments in working capital, primarily increased accounts receivable and inventory, partially offset by increases in accounts payable which were necessary to support Power's increased volume of business.

    Net cash used in investing activities was approximately $239,000, $2.4 million, $10.0 million and $4.6 million for the fiscal periods ended June 30, 1995, 1996, the nine months ended March 31, 1997, and the six month period ended September 30, 1997, respectively, primarily for capital expenditures. The increase in capital expenditures during the nine month period ended March 31, 1997 and the six month period ended September 30, 1997 relates primarily to the acquisition of land and other costs for Power's proposed corporate headquarters in Georgetown, Texas, additional administrative facilities, manufacturing line expansion, change in Power's management information systems and for capital expenditures consistent with the increase in Power's personnel. Cash flows from financing activities of $10.8 million and $13.5 million for the nine months ended March 31, 1997 and the six months ended September 30, 1997, respectively, were primarily attributable to borrowings under Power's credit facilities.

    In March 1997, Power entered into a $50 million revolving credit facility, which was to expire in March 1998 and bore interest at the bank's base rate plus 0.5% (9% at March 31, 1997). Borrowings under this facility were subject to a borrowing base limitation (based upon a combination of certain eligible accounts receivable and inventory) and were collateralized by substantially all of Power's assets. The credit facility required that Power maintain a lock box at the financial institution for collection of its accounts receivable. Collections via the lock box were restricted for payment of the interest and principal balance under the facility. The facility also limited Power's annual capital expenditures and required Power to maintain a minimum net worth and meet certain financial ratios. In June 1997, the credit facility was amended to reduce the revolving credit facility to $30 million, amend certain covenant requirements and to modify the formula used to compute the borrowing base resulting in an increased borrowing base. In September 1997, all borrowings under this credit facility were repaid with funds advanced by Apple under the Loan, and the credit facility has been terminated. See "The Acquisition--The Apple Loan."

    In February 1997, Power entered into a lease agreement in which it agreed to lease certain land and facilities to be constructed and located in Georgetown, Texas until December 2009. See Note 5 to "Notes to Consolidated Financial Statements." Monthly lease payments are set to be equal to the monthly cost incurred by the lessor related to the leased premises, which costs will fluctuate as land is purchased and construction costs of the facilities are incurred. On September 25, 1997, Power gave notice of its request to exercise its option under the lease with the City of Georgetown, Texas to acquire its site. On November 4, 1997, the City of Georgetown declined to honor Power's request and issued a notice to Power claiming that Power had breached the Economic Development Agreement with the City. Subsequently, on November 24, 1997, Power entered into a verbal joint marketing agreement with the City of Georgetown for the disposition of Power's interest in the site.

    In July 1997, Power entered into a $10 million term loan agreement, for a period of up to three years, subject to acceleration under certain circumstances, bearing interest at 9% per annum. In addition, Power granted the lender a warrant to purchase 133,333 shares of Power's Common Stock at $10 per share and a warrant to purchase 133,333 shares of Power's Common Stock at $12 per share, exercisable over a three-year period. The term loan was repaid in full on November 13, 1997, and the lender surrendered its rights to these warrants.

    Upon the execution and delivery of the Acquisition Agreement by Apple and Power, Apple extended the Loan in the principal amount of $25.0 million to Power. The proceeds of the Loan were first used to repay an outstanding bank line of credit facility in the principal amount of $22.1 million. The balance of the Loan was used to repay a portion of an outstanding term loan with the principal amount of $10.0 million. The outstanding principal balance under the Loan bears interest at the rate of six percent per annum. The principal and all accrued and unpaid interest is due and payable on the earlier of: (i) the tenth business day following the Closing; (ii) notice to Power of termination of the Acquisition Agreement pursuant to its terms; or (iii) Power's sale or disposition of in excess of 35,000 Macintosh-compatible computer systems after August 29, 1997. See "The Acquisition--The Acquisition Agreement-- Termination."

    As of September 30, 1997, Power had no material commitments other than unconditional firm purchase commitments in the ordinary course of business. In the event that Power does not fulfill its firm purchase commitments, Power may incur cancellation charges of approximately $2 million.

    Power has not invested in derivative securities or any other financial instrument that involves a high level of complexity or risk. In the future, cash in excess of current requirements will be invested in investment-grade, interest-bearing securities.

    Finally, as Power is now winding down its operations, it is very difficult to predict the results of operations, the potential realization on sales of assets, or the likely amount of liabilities arising from actions taken in connection with discontinuing Power's operations.

    Management expects to discontinue sales of all significant product lines in order to comply with the provisions of the Acquisition Agreement by December 1997. For the six month period ended September 30, 1997, Power used $6.7 million of cash to support operations. Management believes it has adequate cash resources available to fund operations through the consummation of the Acquisition. To the extent such consummation is delayed the ability to fund operations with existing cash resources could be adversely impacted.

    The accompanying financial information has been prepared assuming that Power will continue as a going concern. The factors identified above raise substantial doubt about Power's ability to continue as a going concern. The financial information does not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

         CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS OF POWER

    Since its inception, Power has maintained business relationships and engaged in certain transactions with affiliated companies and parties as described below. It is the policy of Power to engage in transactions with related parties on terms, in the opinion of the Power Board, no less favorable to Power than could be obtained from unrelated parties.

    On January 18, 1994, Power, in connection with its organization, issued 5,175,000 shares of Power Common Stock, 3,000,000 shares of Power Series A Preferred Stock and warrants to purchase 225,000 shares of Power Common Stock. Messrs. Kahng, Torresi, Piol and Carlton Amdahl and Olivetti Holding N.V. ("Olivetti") purchased shares pursuant to such issuances as further described below. On the date of purchase, Messrs. Piol and Raviola were affiliates of Olivetti.

    In connection with Power's organization, on January 18, 1994, Mr. Kahng purchased 3,400,000 shares of Power Common Stock in exchange for certain assets valued at $300,000 and $40,000 in cash. Mr. Kahng also purchased an additional 600,000 shares of Power Common Stock, subject to a right of repurchase by Power (the "Kahng Restricted Shares"), in exchange for a promissory note in the amount of $60,000 at an annual interest rate of 3.98%. The promissory note was paid in full on May 29, 1997. As of September 30, 1997, Power's right of repurchase has lapsed as to 550,000 of the Kahng Restricted Shares. If Mr. Kahng's employment is terminated by Power for cause or by Mr. Kahng, Power may, within 90 days following such termination, repurchase any shares still subject to the right of repurchase for the original purchase price per share paid by Mr. Kahng. Power's right of repurchase automatically lapses as to all Kahng Restricted Shares upon Mr. Kahng's termination without cause or upon his death.

    In connection with Power's organization, on January 18, 1994, Mr. Torresi purchased 250,000 shares of Power Common Stock for $25,000. Mr. Torresi also purchased 225,000 shares, subject to a right of repurchase by Power (the "Torresi Restricted Shares"), in exchange for a promissory note in the amount of $22,500 at an annual interest rate of 3.98%. The promissory note has been paid in full. Pursuant to a resolution of the Board of Directors, all of the Torresi Restricted Shares were accelerated as of February 27, 1995, and such shares are no longer subject to a right of repurchase by Power. Although Mr. Torresi is a director of Power, he abstained from participating in the decision relating to the acceleration of the Torresi Restricted Shares.

    In connection with Power's organization, on January 18, 1994, Mr. Piol purchased 250,000 shares of Power Common Stock for $25,000. On the same date, Mr. Piol purchased for $2,250, two warrants to purchase a total of 225,000 shares of Power Common Stock at an exercise price of $0.10 per share. On April 24, 1995, Mr. Piol exercised one warrant with respect to 112,500 shares of Power Common Stock.

    In connection with Power's organization, on January 18, 1994, Olivetti, then an affiliate of Messrs. Piol and Raviola, purchased 250,000 shares of Power Common Stock for $25,000 and 3,000,000 shares of Power Series A Preferred Stock for $2,750,000 in cash and an assignment of its rights under a Letter Agreement dated September 10, 1993 between Olivetti and Up To Date Technology, Inc. ("Up to Date"), valued at $250,000. Up To Date is owned by Mr. Kahng. On the same date, Olivetti agreed to purchase an additional 2,000,000 shares of Power Series A Preferred Stock if neither Power nor Olivetti could find additional suitable investors to purchase such shares by May 31, 1994. On February 18, 1995, Olivetti purchased the additional 2,000,000 shares of Power Series A Preferred Stock for $2,000,000.

    On February 27, 1995, the Board of Directors approved a grant of non-statutory stock options to purchase 50,000 shares of Power Common Stock at an exercise price of $0.35 per share to Mr. Raviola, vesting immediately, and the Board removed the vesting requirement imposed on options to purchase 50,000 shares of Power Common Stock for $0.10 per share, which were previously granted to Mr. Heller. Although Messrs. Raviola and Heller are directors of Power, each abstained from voting on the transactions that affected them individually.

    On June 26, 1995, Power issued 2,735,000 shares of Power Series B Preferred Stock. In connection therewith, Messrs. Kahng, Torresi and Charles H. Kahng, Mr. Kahng's father, purchased 50,000, 25,000 and 25,000 shares of Power Series B Preferred Stock for $100,000, $50,000 and $50,000, respectively, and ASCII purchased 500,000 shares for $1,000,000. Mr. Chidambaram is a director of ASCII and has voting control over shares held by ASCII Corporation ("ASCII"). On August 28, 1995, Power issued 615,000 shares of Power Series B Preferred Stock, and in connection therewith, Messrs. Kahng and Torresi purchased 37,500 and 40,000 shares for $75,000 and $80,000, respectively.

    On December 31, 1996, Olivetti sold all of its shares of Power Common Stock and Power Series A Preferred Stock (the "Olivetti Shares") to 4C Ventures. In connection with such transfer, the Board of Directors resolved on December 3, 1996, that it was not in the best interests of Power to exercise its right of first refusal under the Shareholder Agreement with respect to the Olivetti Shares. Mr. Raviola and Mr. Piol, both directors of Power at the time, formed 4C Ventures as a venture capital fund with the backing of two major financial institutions. Along with Alexandra Giurgiu Piol, Mr. Piol and Mr. Raviola exercise control over 4C Ventures. Mr. Piol and Mr. Raviola did not participate in any discussions of the Board of Directors concerning the transfer of the Olivetti Shares.

    All of the above holders are parties to, and their respective shares of Power Common Stock and Power Preferred Stock are subject to, that certain Investor Rights Agreement dated June 26, 1995 (the "Investor Rights Agreement"), providing for certain preemptive rights and certain registration rights with respect to all shares of Power Common Stock and Power Preferred Stock of such holders. In addition, all of the above holders are parties to, and their respective shares are subject to, that certain Amended and Restated Shareholder Agreement dated June 26, 1995 (the "Shareholder Agreement"), providing for certain rights of first refusal and placing certain selling restrictions on all of the shares of Power Common Stock and Power Preferred Stock held by such holders.

    Under a voting agreement dated June 26, 1995, Olivetti, 4C Ventures, ASCII, Providence and Messrs. Kahng, Torresi and Piol agreed to affirmatively vote their shares with respect to certain nominees of Olivetti, 4C Ventures, ASCII and Mr. Kahng for Power's Board of Directors. Under a Shareholder voting agreement dated April 27, 1995, Olivetti, Providence and Messrs. Kahng, Torresi and Piol, and Carlton Amdahl, a former consultant to Power, agreed to vote their shares in the manner determined by the vote of at least 70% of the voting power of the shares subject to the agreement with respect to certain proposals that are required to be submitted to the stockholders of Power by applicable law, Power's charter documents or applicable agreements to be submitted for approval.

    In calendar year 1994, Power's employees performed certain research and development services for Up To Date, which is owned by Mr. Kahng, and Up To Date paid approximately $156,000 for such services. Power no longer provides services to Up To Date.

    In October 1996, Power entered into a consulting agreement with Mr. Piol for direction and management services in the development of Power's European business. Pursuant to such consulting agreement, Mr. Piol received compensation for services rendered in the amount of $10,000 per month plus pre-approved expenses. As of September 30, 1997, Power had paid Mr. Piol $50,000 pursuant to such consulting agreement. Beginning in February 1997 Power began paying Mr. Piol on a purchase order basis.

    In April 1996, Power entered into a Service Agreement with ASCII for consulting services related to the development of Power's business in Japan. ASCII, and certain employees of ASCII including Mr. Chidambaram, are stockholders of Power and Mr. Chidambaram is ASCII's nominee to the Board of Directors pursuant to a voting agreement. ASCII is compensated at a rate of 1,900,000 Japanese yen per month plus reasonable expenses under the terms of the Service Agreement. This agreement was terminated in October 1997.

    In January 1997, Power entered into a consulting agreement with AAK Sales Consultants for direction and management services in the field of sales. AnnMarie Kocher, the wife of Mr. Joel Kocher (who was then President of Power), is a principal with AAK Sales Consultants. Pursuant to the consulting agreement, AAK Sales Consultants receives compensation for services rendered in the amount of $10,000 per month plus pre-approved expenses. This agreement was terminated in August 1997. Ms. Kocher has more than twelve years of senior sales management experience. Prior to entering into such consulting agreement with Power, Ms. Kocher served as Director of Indirect Sales at Tivoli Systems from 1994 to 1995; Vice President of Government, Education and Medical Sales for Dell from 1992 to 1994; and Vice President of Sales for GTSI, the largest Government GSA reseller, from 1985 to 1992.

    On March 15, 1995, the Power Board granted options to purchase 190,000 shares of Power Common Stock at $0.35 per share to Enzo Torresi, vesting over 48 months from April 1, 1995. On August 28, 1997, the Power Board vested all such options of Mr. Torresi. Mr. Torresi did not participate in the Power Board's decision to accelerate vesting of his options.

    On March 10, 1997, the Power Board granted options to purchase 750,000 shares of Power Common Stock for $8.25 to Mr. Kahng. Mr. Kahng did not participate in the Power Board's decision to grant such options. On May 15, 1997, the Board of Directors granted options to purchase 30,000 shares of Power Common Stock for $7.50 to each of Messrs. Chidambaram, Heller, Piol, Raviola and Torresi.

    Power has entered into indemnification agreements with each of its directors and officers.

                 MANAGEMENT AND EXECUTIVE COMPENSATION OF POWER

DIRECTORS AND EXECUTIVE OFFICERS OF POWER

NAME                                                       AGE                            POSITION
-----------------------------------------------------      ---      -----------------------------------------------------
Stephen S. Kahng.....................................      47       Chairman of the Board, Chief Executive Officer,
                                                                      Director
James A. Wallace.....................................      51       Chief Operating Officer, Chief Financial Officer
John W. Teets........................................      43       Corporate Secretary
Song S. Kim..........................................      42       Vice President, Treasurer
Enzo N. Torresi......................................      52       Vice Chairman of the Board, Director
Sada Chidambaram.....................................      52       Director
David Heller.........................................      52       Director
Elserino M. Piol.....................................      64       Director
Giuliano C. Raviola..................................      65       Director

    STEPHEN S. KAHNG has served as Chief Executive Officer and a director of Power since January 1994. He is also a co-founder of Power. Mr. Kahng has also served as Chairman of the Board since November 1996. From January 1994 until September 1995, he served as Chief Financial Officer and Secretary, and from January 1994 until November 1996, he served as President. From 1991 to December 1993, Mr. Kahng served as President of Up To Date Technology, Inc., a technology design and consulting company owned by him and based in San Jose, California. From 1986 to 1991, Mr. Kahng served as Senior Vice President and General Manager of Chips and Technologies, Inc., a leading manufacturer of ASCIs for the PC industry.

    JAMES A. WALLACE was promoted to the position of Chief Operating Officer on August 20, 1997. Mr. Wallace has served as Chief Financial Officer and Vice President, Finance of Power since December 1996. From 1980 until September 1996, Mr. Wallace served in various capacities with Digital Equipment Corporation, most recently as Vice President of Finance for its Computer Systems Division from May 1993 to September 1996. From September 1991 to May 1993, he served as Vice President Finance (U.S. area) and from September 1989 to September 1991, he served as Finance Manager, Digital Services.

    JOHN W. TEETS has served as Power's Corporate Secretary since March 1996. From March 1995 to March 1996 he was a partner with Hurst & Hake, L.L.P., an Austin, Texas, law firm. From June 1993 to February 1995, he served as a Corporate Director with international responsibilities for Motorola, Inc. From 1986 to May 1993, he served as Senior Counsel with Motorola, Inc.

    SONG S. KIM has served as Vice President since September 1, 1997. Mr. Kim has served as Power's Treasurer since April 1997. From July 1996 to March 1997, he served as Power's Controller. From June 1995 to June 1996, he served as Assistant to the Chairman and as Vice President, Controller and Secretary of Ambex Venture Group LLC, a management and investment company. From December 1991 to May 1995, he served as Controller of Diamond Multimedia Systems, a designer and manufacturer of graphic accelerators and multimedia products for PCs.

    ENZO N. TORRESI is a co-founder of Power and has served as Vice Chairman of the Board since November 1996. Mr. Torresi has been a director of Power since January 1994, and from January 1994 until November 1996, he served as Chairman of the Board. From January 1989 to October 1994, he served as President and Chief Executive Officer of NetFRAME Systems Incorporated, a computer manufacturer that he co-founded in 1987. Since December 1996, Mr. Torresi has been Chairman and Chief Executive Officer of ICAST Corporation, an Internet software company. Mr. Torresi is also a director of PictureTel Inc., a leading video conferencing company, and Santa Cruz Operation, Inc., the leading provider of UNIX operating systems on Intel platforms.

    SADA CHIDAMBARAM has served as a director of Power since December 1996. Mr. Chidambaram also has served as a director of ASCII Corporation, a publisher of software and computer magazines and a manufacturer and distributor of specialized semiconductors, since April 1996, and he has served as the President and a director of ASCII of America, Inc., a subsidiary of ASCII, since February 1989. He also serves on the board of directors of several privately held companies.

    DAVID HELLER has served as a director of Power since January 1994. Mr. Heller has served as the President of Pacific Technology Capital Corporation, a financial advisory and investment banking firm of which he is a founder, since 1982. He has also served as a director of Borland International, Inc., a computer software company, since 1982. From January 1988 to December 1993, Mr. Heller served as a director and President of Tie Rack West, Inc., a clothing accessory company. Since March 1995, Mr. Heller has served as a director of America West Golf Manufacturing Company, Inc., a golf equipment manufacturer and distributor.

    ELSERINO M. PIOL has served as a director of Power since January 1994. He is also a co-founder of Power. Since March 1995, Mr. Piol has been a partner of 4C Ventures, L.P., a venture capital limited partnership and affiliate of Power, and since January 1995, he has served as a Chairman of Veron S.p.A., a manufacturer of smart card equipment. Since January 1996, Mr. Piol has also served as a director of Docunet, Inc., a terminals products company, and since September 1993, he has been a director of Advanced Telecommunications Modules Ltd., a communications products company. From January 1992 until April 1997, he served as Chairman of Olivetti Canon Industriale S.p.A., a computer peripherals products company. From 1991 to September 1992, he served as Chief Operating Officer of Olivetti Group Core Business, an information systems company. From 1985 to July 1996, he served as a director of Acorn Computer Group, Inc. a computer products company. From 1987 and 1988, respectively, to July 1996, he served as a director and as Vice Chairman of Olivetti S.p.A., an information systems company. From February 1994 to July 1996, he served as a director of Olivetti Research Ltd., the research arm of Olivetti S.p.A. From September 1994 to July 1996, he served as a Chairman of Olivetti Telemedia, a communications products and services company. In 1994, Mr. Piol was elected President of Associazione Italiana di Informatica ed il Calcolo Automatico, a professional society of computer professionals, based in Italy.

    GIULIANO C. RAVIOLA has served as a director of Power since January 1994. Mr. Raviola has served as a Managing Director of 4C Associates, Inc., the general partner of 4C Associates, L.P., which is the general partner of 4C Ventures, since March 1995. From January 1991 to December 1992, he served as President of Olivetti Advanced Technology Center, a developer of computer and information systems. From September 1990 to December 1992, Mr. Raviola served as President of International Technology Ventures, Inc. the investment manager of Olivetti Partners C.V., a venture capital partnership. Mr. Raviola serves as a director of Solopoint, Inc., a telecommunications equipment manufacturer, ZNYX, a developer of computing network equipment, and Apogeo Software, Inc., a software development company.

    Currently all Power directors are elected annually and serve until the next annual meeting of Power Stockholders or until the election and qualification of their successors. Each officer serves at the discretion of the Power Board. There are no family relationships among any of the directors or officers of Power.

RESIGNATIONS

    On August 19, 1997, Joel J. Kocher resigned as a director, President and Chief Operating Officer of Power. On August 20, 1997, Doyle T. Baker resigned as Power's Chief Information Officer and Vice President. On September 1, 1997, Judith A. Bitterli resigned as Power's Vice President, Sales and Support. John
F. Ellett resigned as Power's Vice President, Worldwide Marketing on August 19, 1997. Jonathan M. Fitch resigned as Power's Vice President, Engineering on September 26, 1997. James R. Hindmarch resigned as Power's Vice President, Worldwide Manufacturing on August 22, 1997. On October 31, 1997, Savino Ferrales resigned as Power's Vice President of Human Resources.

EMPLOYMENT AGREEMENTS

    On October 6, 1997 (effective date of August 14, 1997), Power entered into a short term employment agreement with James A. Wallace which runs until December 31, 1997. Pursuant to the employment agreement, Mr. Wallace is to receive $3,270.00 per week. Additionally, Mr. Wallace is to receive a severance benefit payable in a lump sum of $127,500 upon termination of the agreement on December 31, 1997.

EXECUTIVE INCENTIVE PROGRAM

    To facilitate an orderly wind-down of Power's business and to retain key personnel for such purpose, the Power Board has established an executive incentive program ("Executive Incentive Program"). The following Power executive officers are participants in the Executive Incentive Program along with other Power employees: Steve Kahng, Song Kim, John Teets and James A. Wallace. The amount of funds allocated to the Executive Incentive Program depends on the amount of working capital necessary to wind down Power's business.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of Power Common Stock as of September 30, 1997 by: (i) each person known by Power to own beneficially five percent or more of the outstanding Power Common Stock; (ii) each of Power's directors; (iii) each of Power's executive officers; and (iv) all directors and executive officers of Power as a group.

                                                                          SHARES BENEFICIALLY       PERCENTAGE OF
                                                                               OWNED (1)         OUTSTANDING SHARES
                                                                          --------------------  ---------------------
4C Ventures, L.P. (2)...................................................         4,837,866                 32.5%
Stephen S. Kahng (3)....................................................         3,772,500                 25.3
Enzo N. Torresi (4).....................................................           689,700                  4.6
Elserino M. Piol (5)....................................................         5,095,366                 34.2
David Heller (6)........................................................            56,822                *
Giuliano C. Raviola (7).................................................         4,887,866                 33.1
Sada Chidambaram (8)....................................................           505,000                  3.4
All directors and executive officers as a group (10 persons) (9)........        10,169,388                 68.3%

------------------------------

*   Represents less than 1% of the outstanding Power Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days of September 30, 1997 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage ownership is based on 5,789,176 shares of Power Common Stock outstanding as of September 30, 1997 (assuming the conversion of 5,000,000 and 4,100,000 shares of Power Series A Preferred Stock and Power Series B Preferred Stock, respectively). Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to the shares of Power Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

(2) Includes 4,337,866 and 250,000 shares of Power Common Stock to be issued upon conversion of the Power Series A Preferred Stock and Power Series B Preferred Stock, respectively. The address of 4C Ventures, L.P. is Queensgate Bank & Trust Ltd., Ugland House, South Church Street, P.O. Box 30464 SMB, Georgetown, Grand Cayman, Cayman Islands, B.W.I.

(3) Includes 100,000 shares of Power Common Stock subject to a right of repurchase by Power upon the termination, under certain circumstances, of Mr. Kahng's employment with Power. Excludes 25,000 shares held by Charles Kahng, Mr. Kahng's father, and 315,000 shares held by Peter Kahng, Mr. Kahng's adult son, as to all of which shares Mr. Kahng disclaims beneficial ownership. Mr. Kahng's address is 2400 South IH35, Round Rock, Texas 78681.

(4) Includes 110,840 shares of Power Common Stock subject to options exercisable on September 30, 1997 and 60,700 shares of Power Common Stock issuable on conversion of the Series B Preferred Stock. Includes a total of 4,000 shares held by Beatrice Torresi, Francesca Pappalardo Torresi, Gabriella Carciotto Torresi and Antonio Torresi. Excludes a total of 40,000 shares held by Mr. Torresi's sons Marco Torresi and Cristiano Torresi.

(5) Includes 4,837,866 shares held by 4C Ventures, 10,000 shares held by Alexandra Giurgiu Piol as Custodian for Serena Piol under the Uniform Gift to Minors Act ("UGMA") and 10,000 shares held by Alexandra Giurgiu Piol as Custodian for Marco Piol under the UGMA. Ms. Piol is the Managing Director of 4C Ventures.

(6) Includes 50,000 shares held by David and Etta Heller as Trustees of the Davett Trust and 6,822 shares of Power Common Stock to be issued upon conversion of the Power Series B Preferred Stock held by Pacific Technology Capital Corporation Profit Sharing Plan, of which Mr. Heller is a signatory.

(7) Consists of 4,837,866 shares held by 4C Ventures and 50,000 shares held jointly by Giuliano and Anna Raviola.

(8) Consists of 500,000 shares of Power Common Stock issuable upon conversion of the Power Series B Preferred Stock held by ASCII, of which Mr. Chidambaram is a signatory, and 5,000 shares of Power Common Stock issuable upon conversion of Power Series B Preferred Stock upon conversion of the Power Series B Preferred Stock held by Mr. Chidambaram.

(9) Includes 118,340 shares of Power Common Stock subject to options exercisable within 60 days of June 18, 1997. Includes 205,700 shares of Power Common Stock issuable upon conversion of Power Series B Preferred Stock.

                                    EXPERTS

    The consolidated financial statements of Power Computing Corporation at June 30, 1996, and March 31, 1997, and for each of the two years in the period ended June 30, 1996, and the nine months ended March 31, 1997, included in the Proxy Statement of Power Computing Corporation, which is referred to and made a part of this Prospectus and Registration Statement of Apple Computer Inc., have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 13 to the consolidated financial statements) appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements and schedule of Apple Computer, Inc. as of September 26, 1997, and for the year then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements and schedule of Apple Computer, Inc. at September 27, 1996 and for each of the two years ended September 27, 1996 incorporated by reference in this Prospectus/Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the Apple Common Stock issuable pursuant to the Acquisition will be passed on by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California. Baker & McKenzie, San Francisco, California, and McCutchen, Doyle, Brown & Enersen, LLP, San Francisco, California, are acting as counsel for Power in connection with certain legal matters relating to the Acquisition and the transactions contemplated thereby.

          INDEX TO FINANCIAL STATEMENTS OF POWER COMPUTING CORPORATION

Report of Ernst & Young LLP, Independent Auditors.....................................        F-2

Consolidated Balance Sheets...........................................................        F-3

Consolidated Statements of Operations.................................................        F-4

Consolidated Statements of Stockholders' Equity.......................................        F-5

Consolidated Statements of Cash Flows.................................................        F-6

Notes to Consolidated Financial Statements............................................        F-7

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Power Computing Corporation

    We have audited the accompanying consolidated balance sheets of Power Computing Corporation and Subsidiaries as of June 30, 1996 and March 31, 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the two years in the period ended June 30, 1996 and the nine months ended March 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Power Computing Corporation and Subsidiaries as of June 30, 1996 and March 31, 1997 and the consolidated results of their operations and their cash flows for each of the two years in the period ended June 30, 1996 and the nine months ended March 31, 1997, in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that Power Computing Corporation will continue as a going concern. As more fully described in Note 13, Going Concern Uncertainty, subsequent to March 31, 1997 the Company has incurred recurring operating losses and has negative operating cash flows. In addition, the Company has discontinued sales of all significant product lines and is anticipating the execution of the Asset Purchase Agreement with a subsidiary of Apple Computer, Inc. which must be approved by the shareholders as described in Note 12 and the Company is seeking to sell its remaining assets including the trade name "Power Computing." These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of these uncertainties.

Austin, Texas
June 26, 1997
except for the fourth paragraph above and
Note 13, as to which the date is
December 5, 1997

                          POWER COMPUTING CORPORATION

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                        JUNE 30    MARCH 31    SEPTEMBER 30
                                                                         1996        1997          1997
                                                                       ---------  -----------  -------------
                                                                                                (UNAUDITED)
                                                   ASSETS

Current assets:
  Cash and cash equivalents..........................................  $   2,161   $   3,438     $   5,533
  Accounts receivable, less allowances of $1,587, $4,243 and $8,000,
    respectively.....................................................     18,842      26,117        18,924
  Inventories........................................................     23,226      28,206        31,878
  Prepaid expenses and other current assets..........................        239       1,452           885
  Income taxes receivable............................................         --          --         2,745
  Deferred income taxes..............................................      2,340       3,826         3,555
                                                                       ---------  -----------  -------------
Total current assets.................................................     46,808      63,039        63,520

Property and equipment, net..........................................      2,251      10,845         9,611
                                                                       ---------  -----------  -------------
Total assets.........................................................  $  49,059   $  73,884     $  73,131
                                                                       ---------  -----------  -------------
                                                                       ---------  -----------  -------------

                                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable...................................................  $  20,390   $  20,248     $  17,566
  Accrued liabilities and other......................................      1,796       6,181         5,772
  Accrued royalties payable..........................................      3,024       3,245         3,562
  Income taxes payable...............................................        986       2,152            --
  Borrowings from bank...............................................      8,000      18,683         7,000
  Borrowings from Apple Computer, Inc................................         --          --        25,000
                                                                       ---------  -----------  -------------
Total current liabilities............................................     34,196      50,509        58,900

Other liabilities....................................................        302         724            --

Stockholders' equity:
  Series A convertible preferred stock, $.01 par value:
    Authorized 5,000,000 shares; shares issued and outstanding
      5,000,000 in 1996 and as of March 31 and September 30, 1997....         50          50            50
  Series B convertible preferred stock $.01 par value:
    Authorized 4,200,000 shares; shares issued and outstanding
      4,100,000 in 1996 and as of March 31 and September 30, 1997....         41          41            41
  Common stock, $.01 par value:
    Authorized 18,800,000 shares in 1996 and as of March 31, 1997, and 30,800,000 shares as of September 30, 1997; shares issued and outstanding 5,407,125 in 1996 and 5,619,113 as of March 31,
      1997, and 5,789,176 as of September 30, 1997...................         54          56            59
  Additional paid-in capital.........................................     13,533      13,884        14,028
  Notes receivable from stockholders.................................        (70)        (70)           --
  Treasury stock.....................................................         --          --           (56)
  Retained earnings..................................................        953       8,690           109
                                                                       ---------  -----------  -------------
Total stockholders' equity...........................................     14,561      22,651        14,231
                                                                       ---------  -----------  -------------
Total liabilities and stockholders' equity...........................  $  49,059   $  73,884        73,131
                                                                       ---------  -----------  -------------
                                                                       ---------  -----------  -------------

                            SEE ACCOMPANYING NOTES.

                          POWER COMPUTING CORPORATION

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                          YEAR ENDED         NINE MONTHS ENDED         SIX MONTHS ENDED
                                           JUNE 30                MARCH 31               SEPTEMBER 30
                                     --------------------  ----------------------  ------------------------
                                       1995       1996        1996        1997        1996         1997
                                     ---------  ---------  -----------  ---------  -----------  -----------
                                                           (UNAUDITED)             (UNAUDITED)  (UNAUDITED)
Net sales..........................  $   3,046  $ 131,075   $  82,413   $ 247,207   $ 112,926    $ 161,414
Cost of goods sold.................      2,059    104,408      66,563     194,495      87,959      134,658
                                     ---------  ---------  -----------  ---------  -----------  -----------
Gross profit.......................        987     26,667      15,850      52,712      24,967       26,756

Operating expenses:
  Sales, general and
    administrative.................      1,602     17,458      10,814      35,544      14,730       33,599
  Research and development.........      2,366      3,425       2,254       3,962       2,540        4,868
                                     ---------  ---------  -----------  ---------  -----------  -----------
                                         3,968     20,883      13,068      39,506      17,270       38,467
                                     ---------  ---------  -----------  ---------  -----------  -----------
Income (loss) from operations......     (2,981)     5,784       2,782      13,206       7,697      (11,711)

Other income.......................         40         46          --          33          --           48
Interest expense...................         --        462         245         886         376          971
                                     ---------  ---------  -----------  ---------  -----------  -----------
Income (loss) before income
  taxes............................     (2,941)     5,368       2,537      12,353       7,321      (12,634)

Provision for income taxes
  (benefit)........................         --        462          --       4,616       2,139       (4,053)
                                     ---------  ---------  -----------  ---------  -----------  -----------
Net income (loss)..................  $  (2,941) $   4,906   $   2,537   $   7,737   $   5,182    $  (8,581)
                                     ---------  ---------  -----------  ---------  -----------  -----------
                                     ---------  ---------  -----------  ---------  -----------  -----------

Net income (loss) per share........  $   (0.57) $    0.31   $    0.16   $    0.46   $    0.32    $   (1.51)
                                     ---------  ---------  -----------  ---------  -----------  -----------
                                     ---------  ---------  -----------  ---------  -----------  -----------
Weighted average common and common
  equivalent shares................      5,199     15,894      15,808      16,670      16,193        5,672
                                     ---------  ---------  -----------  ---------  -----------  -----------
                                     ---------  ---------  -----------  ---------  -----------  -----------

                            SEE ACCOMPANYING NOTES.

                          POWER COMPUTING CORPORATION

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                      SERIES A CONVERTIBLE    SERIES B CONVERTIBLE
                                        PREFERRED STOCK         PREFERRED STOCK           COMMON STOCK       ADDITIONAL
                                     ----------------------  ----------------------  ----------------------    PAID-IN
                                      SHARES      AMOUNT      SHARES      AMOUNT      SHARES      AMOUNT       CAPITAL
                                     ---------  -----------  ---------  -----------  ---------  -----------  -----------
Balances as of June 30, 1994.......  3,000,000   $      30          --   $      --   5,175,000   $      52    $   3,438
  Series A preferred stock
    issued.........................  2,000,000          20          --          --          --          --        1,980
  Sale of common stock.............         --          --          --          --      15,000          --            1
  Exercise of stock purchase
    warrants.......................         --          --          --          --     112,500           1           10
  Sale of Series B preferred
    stock..........................         --          --   3,485,000          35          --          --        6,935
  Exercise of stock options........         --          --          --          --      50,000           1            5
  Collections on receivables.......         --          --          --          --          --          --           --
  Net loss.........................         --          --          --          --          --          --           --
                                     ---------         ---   ---------         ---   ---------         ---   -----------
Balances as of June 30, 1995.......  5,000,000          50   3,485,000          35   5,352,500          54       12,369
  Exercise of stock options........         --          --          --          --      54,625          --           11
  Sale of Series B preferred
    stock..........................         --          --     615,000           6          --          --        1,153
  Net income.......................         --          --          --          --          --          --           --
                                     ---------         ---   ---------         ---   ---------         ---   -----------
Balances as of June 30, 1996.......  5,000,000          50   4,100,000          41   5,407,125          54       13,533
  Exercise of stock options........         --          --          --          --     211,988           2          126
  Income tax benefit from stock
    option exercises...............         --          --          --          --          --          --          225
  Net income.......................         --          --          --          --          --          --           --
                                     ---------         ---   ---------         ---   ---------         ---   -----------
Balances as of March 31, 1997......  5,000,000   $      50   4,100,000   $      41   5,619,113   $      56    $  13,884
                                     ---------         ---   ---------         ---   ---------         ---   -----------
                                     ---------         ---   ---------         ---   ---------         ---   -----------


                                       RECEIVABLES
                                          FROM         RETAINED
                                      STOCKHOLDERS     EARNINGS      TOTAL
                                     ---------------  -----------  ---------
Balances as of June 30, 1994.......     $     (93)     $  (1,012)  $   2,415
  Series A preferred stock
    issued.........................            --             --       2,000
  Sale of common stock.............            --             --           1
  Exercise of stock purchase
    warrants.......................            --             --          11
  Sale of Series B preferred
    stock..........................            --             --       6,970
  Exercise of stock options........            --             --           6
  Collections on receivables.......            23             --          23
  Net loss.........................            --         (2,941)     (2,941)
                                              ---     -----------  ---------
Balances as of June 30, 1995.......           (70)        (3,953)      8,485
  Exercise of stock options........            --             --          11
  Sale of Series B preferred
    stock..........................            --             --       1,159
  Net income.......................            --          4,906       4,906
                                              ---     -----------  ---------
Balances as of June 30, 1996.......           (70)           953      14,561
  Exercise of stock options........            --             --         128
  Income tax benefit from stock
    option exercises...............            --             --         225
  Net income.......................            --          7,737       7,737
                                              ---     -----------  ---------
Balances as of March 31, 1997......     $     (70)     $   8,690   $  22,651
                                              ---     -----------  ---------
                                              ---     -----------  ---------

                            SEE ACCOMPANYING NOTES.

                          POWER COMPUTING CORPORATION

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                          YEAR ENDED         NINE MONTHS ENDED         SIX MONTHS ENDED
                                                           JUNE 30                MARCH 31               SEPTEMBER 30
                                                     --------------------  ----------------------  ------------------------
                                                       1995       1996        1996        1997        1996         1997
                                                     ---------  ---------  -----------  ---------  -----------  -----------
                                                                           (UNAUDITED)             (UNAUDITED)  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)..................................  $  (2,941) $   4,906   $   2,537   $   7,737   $   5,182    $  (8,581)
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
  Depreciation and amortization....................        176        581         326         968         368        1,072
  Loss on write-down and disposal of property and
    equipment......................................         --         --          --         403          --        4,710
  Income tax benefit from stock option exercises...         --         --          --         225          --           --
  Change in assets and liabilities:
    Accounts receivable, net.......................       (817)   (18,025)    (12,900)     (7,275)     (6,787)       7,193
    Inventories....................................     (2,943)   (20,283)    (11,385)     (4,980)    (14,941)      (3,672)
    Receivable from related party..................         59         --          --          --          --           --
    Income taxes receivable........................         --         --          --          --          --       (2,745)
    Deferred income taxes..........................         --     (2,340)     (1,423)     (1,486)     (1,617)         271
    Prepaid expenses and other current assets......     (1,020)       834         500      (1,213)        312          567
    Accounts payable...............................      2,387     17,925       8,690        (142)     12,163       (2,682)
    Accrued liabilities and other..................        316      1,767       2,210       4,807       1,058         (409)
    Accrued royalties payable......................        146      2,878       2,260         221       1,845         (317)
    Income taxes payable...........................         --        986         807       1,166       1,966       (2,152)
                                                     ---------  ---------  -----------  ---------  -----------  -----------
Net cash provided by (used in) operating
  activities.......................................     (4,637)   (10,771)     (8,378)        431        (451)      (6,745)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment..............       (239)    (2,443)     (1,744)     (9,965)     (2,444)      (4,638)
                                                     ---------  ---------  -----------  ---------  -----------  -----------
Net cash used in investing activities..............       (239)    (2,443)     (1,744)     (9,965)     (2,444)      (4,638)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of stock....................      8,988      1,170       1,166         128          --          147
Collections on notes receivables from
  stockholders.....................................         23         --          --          --          --           70
Purchase of treasury stock.........................         --         --          --          --          --          (56)
Payments of capital lease obligation...............        (13)        --          --          --          --           --
Proceeds from issuance of note payable to bank.....         --         --          --          --          --       10,000
Proceeds from issuance of note payable to Apple
  Computer, Inc....................................         --         --          --          --          --       25,000
Payments on note payable to bank...................         --         --          --          --          --       (3,000)
Draws on line of credit............................         --      8,000       5,000      20,900       4,900        3,000
Payments on line of credit.........................         --         --          --     (10,217)         --      (21,683)
                                                     ---------  ---------  -----------  ---------  -----------  -----------
Net cash provided by financing activities..........      8,998      9,170       6,166      10,811       4,900       13,478
Net increase (decrease) in cash and cash
  equivalents......................................      4,122     (4,044)     (3,956)      1,277       2,005        2,095
Cash and cash equivalents at beginning of period...      2,083      6,205       6,205       2,161       2,249        3,438
                                                     ---------  ---------  -----------  ---------  -----------  -----------
Cash and cash equivalents at end of period.........  $   6,205  $   2,161   $   2,249   $   3,438   $   4,254    $   5,533
                                                     ---------  ---------  -----------  ---------  -----------  -----------
                                                     ---------  ---------  -----------  ---------  -----------  -----------
Cash paid during the periods for:
  Interest.........................................  $      --  $     425   $     250   $     910   $     350    $     900
  Income taxes.....................................  $      --  $   1,816   $     615   $   4,711   $   1,830    $      --

                            SEE ACCOMPANYING NOTES.

                          POWER COMPUTING CORPORATION

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

1.  DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    DESCRIPTION OF BUSINESS

    Power Computing Corporation (the Company) was incorporated in Delaware in November 1993. The Company develops, manufactures, markets and supports high performance computer systems. The Company markets its computer products and services under the Power Computing brand name primarily through direct sales. Its customers include major corporate, government and education accounts, as well as small to medium-size businesses and individuals. The Company supplements its direct marketing strategy by marketing through value-added resellers and catalogers.

    BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

    FISCAL YEAR

    In 1995 and 1996, the Company reported on a fiscal year ending on the last day in June. During 1997, the Company changed its fiscal year to a 52 or 53 week period ending on the Sunday closest to March 31 effective for the nine month period ended March 31, 1997. For presentation purposes, the Company refers to its reporting period ended March 30, 1997 as ending on March 31, 1997.

    INTERIM FINANCIAL INFORMATION

    The interim financial information at September 30, 1997, for the nine months ended March 31, 1996 and for the six months ended September 30, 1996 and 1997 is unaudited. Accordingly, they do not include all the information and footnotes required of financial statements audited in accordance with generally accepted accounting principles. However, in the opinion of management, the unaudited interim financial information includes all adjustments, consisting only of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and results of operations for the interim periods. The results of operations for the six months ended September 30, 1997 are not necessarily indicative of results for the full year.

    CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

    INVENTORIES

    Inventories, principally component parts, are stated at the lower of cost, determined on a first-in, first-out basis, or market.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of the related assets (three to five years). Leasehold improvements are

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amortized using the straight-line method over their estimated useful lives or the remaining lease term, whichever is less.

    REVENUE RECOGNITION

    The Company recognizes revenue, net of customer returns and customer allowances, as of the date product is shipped to customers. Revenues from separately priced maintenance and extended warranty agreements are recognized ratably over the terms of the agreements.

    WARRANTY COSTS

    The Company provides currently for estimated costs which may be incurred under its initial warranty program. Costs related to separately priced maintenance and extended warranty costs are recognized as incurred.

    ADVERTISING COSTS

    The Company expenses advertising costs when incurred. Advertising costs for the years ended June 30, 1995 and 1996 and the nine months ended March 31, 1997 were approximately $204,000, $2,645,000 and $3,534,000, respectively. There were no direct-response advertising costs reported as assets at June 30, 1995 and 1996 or March 31, 1997.

    CONCENTRATION OF CREDIT RISK

    The Company's customers include large corporations, government and education entities, small to medium-sized businesses and individuals. Its receivables from such parties are diversified. The Company's accounts receivable potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, DISCLOSURE OF INFORMATION ABOUT FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK AND FINANCIAL INSTRUMENTS WITH CONCENTRATIONS OF CREDIT RISK. However, in management's opinion, no significant concentration of credit risk exists for the Company. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Credit losses are provided for in the financial statements and consistently have been within management's expectations. For the years ended June 30, 1995 and 1996, and the nine months ended March 31, 1997, no customer accounted for more than 10% of sales. Export sales to foreign customers were $27,659,000 during the nine months ended March 31, 1997. For the years ended June 30, 1995 and 1996, sales to foreign customers were less than 10% of consolidated revenues.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    Cash, accounts receivable, accounts payable and accrued and other liabilities are stated at cost which approximates fair value due to the short-term maturity of these instruments. The fair value of the Company's outstanding debt, due to its variable interest rate, approximates its carrying value.

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (FAS) No. 109, ACCOUNTING FOR INCOME TAXES. This statement prescribes the use of the liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

    STOCK-BASED COMPENSATION

    The Company adopted the disclosure option of Statement of Financial Accounting Standards No. 123 (FAS 123), ACCOUNTING FOR STOCK-BASED COMPENSATION, for the period ended March 31, 1997. The Company continues to apply Accounting Principles Board Opinion No. 25 (APB 25), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its stock option plan. As a result, no compensation expense has been recognized for options granted with an exercise price equal to market value at the date of grant. For stock options issued at discounted prices, the Company accrues compensation expense over the vesting period for the difference between the exercise price and the fair market value on the measurement date.

    NET INCOME (LOSS) PER SHARE

    Net income (loss) per share is computed using the weighted average number of shares of common stock and dilutive common equivalent shares from convertible preferred stock (using the if-converted method) and from stock options and warrants (using the treasury stock method).

    Primary earnings per share approximates fully diluted earnings per share for all periods presented.

    RECENTLY ISSUED ACCOUNTING STANDARDS

    In February 1997, the Financial Accounting Standards Board issued Statement No. 128, EARNINGS PER SHARE (FAS 128), which is required to be adopted for financial statements issued for periods ending after December 15, 1997. At that time, the Company will be required to change the method currently used to compute earnings per share and to restate all prior periods. Under the new requirements, the presentation of primary earnings per share is replaced with a presentation of basic earnings per share, the calculation of which excludes the dilutive effect of common stock equivalents. The adoption of FAS 128 is expected to result in a basic earnings per share of $(0.57), $0.91 and $1.41 for the years ended June 30, 1995 and 1996 and the nine months ended March 31, 1997, respectively. Compared to primary earnings per share as currently presented, the adoption of FAS 128 results in no change for 1995 and an increase of $0.60 and

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
$0.95 for 1996 and the nine months ended March 31, 1997, respectively. There is no impact on the fully diluted earnings per share calculation for the periods presented.

    RECLASSIFICATIONS

    Certain reclassifications have been made to prior periods' financial statements to conform to the 1997 presentation.

2.  PROPERTY AND EQUIPMENT

    Property and equipment consist of the following:

                                                                           JUNE 30,     MARCH 31,
                                                                             1996         1997
                                                                          -----------  -----------
                                                                               (IN THOUSANDS)
Computers and equipment.................................................   $   1,878    $   3,661
Furniture and fixtures..................................................         271          557
Computer software.......................................................         575          897
Leasehold improvements..................................................         191          798
Construction in process.................................................          --        6,168
                                                                          -----------  -----------
                                                                               2,915       12,081
Less accumulated depreciation and amortization..........................        (664)      (1,236)
                                                                          -----------  -----------
                                                                           $   2,251    $  10,845
                                                                          -----------  -----------
                                                                          -----------  -----------

    During the six-month period ended September 30, 1997 the Company wrote off approximately $1.7 million of capitalized costs related to the implementation of a new information system as this project was discontinued. Also, see the discussion of write-offs associated with the Georgetown property at Note 6.

3.  BORROWINGS FROM BANK

    In November 1995, the Company entered into a $5 million revolving line of credit available for working capital, bearing interest at the lender's prime rate plus 2.25% (11.0% at June 30, 1996), due monthly. The line was increased to $10 million in March 1996, and increased again to $15 million in October 1996. Borrowings under the line were collateralized by substantially all of the Company's assets.

    In December 1996, the Company obtained a $20 million bridge line of credit ("Phase I") from a financial institution. Proceeds from the Phase I facility were used to retire the line of credit previously in place. Borrowings under the Phase I facility, bore interest due monthly at the financial institution's Base Rate. The Phase I facility required the Company to meet certain financial and reporting requirements, and was collateralized by substantially all of the Company's assets.

    In March 1997, the Company entered into a $50 million loan agreement ("the Loan Agreement") to replace the Phase I facility. Under the terms of the Loan Agreement, the Company may borrow up to $50 million under a revolving credit facility ("Phase II") which matures in March 1998. Borrowings under this facility are subject to a borrowing base limitation (based upon a combination of certain eligible

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

3.  BORROWINGS FROM BANK (CONTINUED)
accounts receivable and inventory), are collateralized by substantially all of the Company's assets, and bear interest, payable monthly, at the financial institution's Base Rate plus 0.5% (9.0% at March 31, 1997). The Company may convert the interest rate on all or a portion of the outstanding borrowings from the financial institution's Base Rate plus 0.5% to LIBOR. In addition, the financial institution will issue merchandise or standby letters of credit, subject to certain restrictions, in amounts not to exceed in the aggregate $5 million. There were no letters of credit outstanding as of March 31, 1997.

    The Loan Agreement requires that the Company maintain a lock box at the financial institution for collection of its accounts receivable. Collections via the lock box are restricted for payment of the interest and principal balance under the Phase II facility. The Loan Agreement limits the Company's annual capital expenditures and requires the Company to maintain a minimum net worth and meet certain financial ratios, including fixed charge coverage, as well as comply with periodic reporting requirements.

    At March 31, 1997, the Company was in violation of certain covenants of the Loan Agreement, including failure to meet the minimum Fixed Charge Coverage ratio for the three-month period ended March 31, 1997; failure to provide a compliance certificate within 45 days after the Fiscal Quarter ended March 31, 1997; and failure to obtain the bank's written permission for commencement of the campus real estate project in Georgetown, Texas. The Company obtained waivers of these covenant violations from the bank.

    In June 1997, the Loan Agreement was amended to reduce the revolving credit facility to $30 million, to modify the formula used to compute the borrowing base, to reduce the minimum quarterly Fixed Charge Coverage ratio requirement through June 30, 1998, and to notify the Company of the bank's formal consent to the commencement of the campus real estate project in Georgetown, Texas, subject to maximum project cost and maximum borrowing thresholds.

    Outstanding borrowings from the bank were $8,000,000 and $18,683,000 at June 30, 1996 and March 31, 1997, respectively; and, giving effect to the June 1997 amendment to the Loan Agreement, the Company had a borrowing base of approximately $25,000,000 at March 31, 1997. The Company paid off this loan on September 5, 1997 with proceeds from the Apple loan described below.

    On July 25, 1997, the Company entered into a $10 million Term Loan Agreement with a bank. The loan matures in three years and is subject to certain acceleration clauses which could reduce the term to one or two years. The loan principal is due in full upon the maturity date. The loan is unsecured and bears interest at 9% per annum. In association with the funding of this loan, the lender has charged a 1.5% arrangement fee. In addition, the lender was issued a warrant to purchase 133,333 shares of the Company's common stock at $10 per share and a warrant to purchase 133,333 shares of the Company's common stock at $12 per share. The warrants are immediately exercisable and expire on the later of the third anniversary of the borrowing date or the maturity date. Under this agreement, the Company is subject to an additional fee of 1% of the loan balance if the Company does not offer its common shares to the public in a registration statement and that registration statement does not go effective within one year of the borrowing date. The Company paid down this term loan by $3 million with proceeds from the Apple loan described below. The fair market value of the warrants issued is deemed immaterial to the financial statements. On November 13, 1997, the Company paid off the remaining balance outstanding under the

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

3.  BORROWINGS FROM BANK (CONTINUED)
Term Loan Agreement and the bank surrendered its rights to these warrants. No Company shares were issued to the bank.

4.  BORROWINGS FROM APPLE COMPUTER, INC.

    Pursuant to the Asset Purchase Agreement with Apple Computer Inc. ("Apple") (described at Note 12, Subsequent Events), the Company entered into a $25 million Revolving Loan Promissory Note payable to Apple on September 5, 1997. This note is due and payable upon the earlier of: (1) the tenth business day following the close of the Agreement; (2) notice to the Company of termination of the Agreement; or (3) the Company's sale of in excess of 35,000 Mac Computer Systems. This loan accrues interest at 6% per annum. This note is unsecured.

5.  LEASES

    The Company leases certain equipment and operating facilities under noncancelable operating leases with terms expiring through 2001. Rent expense for the years ended June 30, 1995 and 1996 and the nine months ended March 31, 1997 under such agreements totaled approximately $103,000, $856,000 and $959,000, respectively. Future minimum lease payments at March 31, 1997 under the operating leases are as follows (in thousands):

1998................................................................  $   1,975
1999................................................................      1,065
2000................................................................        756
2001................................................................        295
                                                                      ---------
Total minimum lease payments........................................  $   4,091
                                                                      ---------
                                                                      ---------

6.  COMMITMENTS, CONTINGENCIES AND CERTAIN CONCENTRATIONS

    GEORGETOWN FACILITIES

    In February 1997, the Company entered into a lease agreement whereby it would lease until December 2009 certain land and facilities to be constructed and located in Georgetown, Texas. At any time during the lease term, the Company has the option of purchasing the premises for a nominal amount. Monthly lease payments are equal to the monthly costs (including interest) of the lessor related to the leased premises. These costs will fluctuate as land is purchased and construction costs of the facilities are incurred. Total anticipated costs of the land purchase and facilities construction is approximately $25 million. At March 31, 1997, approximately $4.7 million had been paid or accrued under this agreement for the purchase of land and initial construction costs.

    The Company's agreements for leasing these facilities grant it certain tax abatements and other benefits from the City of Georgetown (the "City"). These agreements also anticipate that the City will receive state grants and other funds to help subsidize the costs of preparing the infrastructure for the facilities. The Company must reimburse the City up to $8 million if the City cannot recover their costs through grants, tax receipts, or other allowed means.

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

6.  COMMITMENTS, CONTINGENCIES AND CERTAIN CONCENTRATIONS (CONTINUED)
    The Company is capitalizing its lease obligations when incurred as construction in process. Once the facilities are completed and placed in service, the Company will begin depreciating the building and related assets.

    During the six month period ended September 30, 1997, the Company canceled plans for its proposed corporate headquarters in Georgetown, Texas and recognized a $3 million charge to earnings for write-offs of capitalized construction costs. On September 17, 1997, the Company provided notice to the City that it wished to exercise its option to obtain legal title to its portion of the tract. Subsequently, the City issued a notice of breach of the Economic Development Agreement and the Company's lease due to the Company's failure to continue the development of this site. Although the City and the Company verbally entered into a marketing agreement to sell the tract to a third party, the ultimate outcome of this matter cannot be predicted. Additionally, the City has unofficially indicated that it may seek up to $1.3 million in the event it is unable to favorably market its land in conjunction with the Company's tract. No expenses have been accrued as of September 30, 1997 for this contingent liability.

    LEGAL MATTERS

    The Company is involved in legal proceedings in connection with its operations and the discontinuation of sales of all significant product lines. No expenses have been accrued as of September 30, 1997 for these contingent liabilities. The Company believes it has meritorious defenses against these assertions, however given the early stage of these claims, the ultimate outcome cannot be predicted. However, the Company believes that the ultimate resolution of these matters will not have a material adverse effect on its financial position.

    CERTAIN CONCENTRATIONS

    The Company purchases a number of components from single sources. In some cases, alternative sources of supply are not available. In other cases, if the Company believes it is advantageous to do so due to performance, quality, support, delivery, capacity or price considerations, the Company may establish a working relationship with a single source, even when multiple suppliers are available. If the supply of a critical single-source material or component were delayed or curtailed, the Company's ability to ship the related product in desired quantities and in a timely manner could be adversely affected. Even where alternative sources of supply are available, qualification of the alternative suppliers and establishment of reliable supplies could result in delays and a possible loss of sales, which could affect operating results adversely.

    FIRM PURCHASE COMMITMENTS

    As of September 30, 1997, the Company had no material commitments other than unconditional firm purchase commitments in the ordinary course of business. In the case that the Company does not fill its firm purchase commitments, the Company may incur cancellation charges of approximately $2 million.

    Additionally, on October 28, 1997, a suit was filed against the Company claiming $3.45 million of actual damages and $39.0 million of exemplary damages for alleged breach of contract and fraud arising from the cancellation of purchase orders which were allegedly non-cancelable. The Company believes it

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

6. COMMITMENTS, CONTINGENCIES AND CERTAIN CONCENTRATIONS (CONTINUED) has meritorious defenses against these assertions, however, given the early stage of this claim, the ultimate outcome cannot be predicted. However, the Company believes that the ultimate resolution of this matter will not have a material adverse effect on its financial position.

7.  LICENSES

    Since inception, the Company has developed, manufactured, marketed and sold primarily Macintosh-compatible computer systems. The Company's Macintosh compatible business is dependent on several license agreements with Apple that permit the Company to manufacture or sell Macintosh-compatible computer systems and distribute the Mac OS. All of the Company's current products and many of its planned products are dependent on these license agreements. The Company's licenses to manufacture Macintosh-compatible computer systems and distribute the current Mac OS expire in May 2000 and December 2001, respectively. Alternatively, these agreements will expire the twelfth month following the next major release of the Mac OS, if earlier.

    These licenses, among other things, allow the Company to reproduce and distribute the current version of the Mac OS for a specified royalty, require Apple to offer the Company a follow-on license for Apple's next major release of the Mac OS, require that the Company's Macintosh-compatible computer systems conform to certain technical specifications set forth by Apple and that those systems be certified prior to shipment, and require that the Company receive authorization from Apple before obtaining certain component parts in which Apple holds intellectual property rights.

    On August 29, 1997, the Company entered into an Asset Purchase Agreement with a subsidiary of Apple Computer, Inc. Pursuant to this Agreement, the Apple subsidiary agreed to purchase certain specified assets which include all OS and other licenses from Apple to the Company and all sublicenses from IBM to the Company. Refer to Note 12 for additional explanation of the Agreement.

    The Company is also subject to ongoing royalty agreements for periods exceeding twelve months which require cash payments. Royalty costs are accrued at the time product is shipped and are included in cost of goods sold. See forgiveness of royalties to Apple Computer, Inc. explained at Note 12.

8.  STOCKHOLDERS' EQUITY

    The Company, the Series A preferred stockholders, the Series B preferred stockholders and certain common stockholders (collectively, the "selected stockholders") have the right of first refusal on a pro-rata basis, should any of the selected stockholders decide to sell shares. In addition, certain stockholders have the right to sell their shares should certain key Series A preferred, Series B preferred and common stockholders sell 50% or more of their holdings.

    COMMON STOCK

    In January 1994, the Company issued 925,000 shares of its common stock subject to a purchase agreement containing both vesting provisions and repurchase rights. The shares generally vest over a four year period and require the continuous employment of the stockholder. If the stockholder ceases employment prior to full vesting, the Company may have the right of repurchase for any unvested shares at

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

8.  STOCKHOLDERS' EQUITY (CONTINUED)
a price equal to that originally paid by the stockholder. There were 145,833 shares unvested at March 31, 1997.

    PREFERRED STOCK

    The rights, preferences and privileges of the preferred stockholders are as follows:

    DIVIDENDS

       The holders of Series A and Series B convertible preferred stock are entitled to receive noncumulative dividends at an annual rate of $0.06 and $0.12 per share, respectively, when, and if, declared by the Board of Directors. After payment of the dividend, additional dividends declared are to be paid pro rata to both the holders of the common stock and preferred stock (on an "as converted basis"). No dividends have been declared for the fiscal years ended June 30, 1995, 1996 or the nine months ended March 31, 1997.

    LIQUIDATION

       Series A and Series B convertible preferred stock are not subject to redemption. Holders of the Series A and Series B convertible preferred stock are entitled to a preference, upon liquidation of the Company, of $1.00 and $2.00 per share, respectively, plus declared but unpaid dividends. After the full amounts have been paid on the Series A and Series B preferred stock, any remaining assets will be distributed to the common stockholders.

    CONVERSION AND REGISTRATION

       The Series A and Series B preferred stock is convertible, at the option of the holder, into common stock on a one-for-one basis (subject to certain adjustments for antidilution). Conversion of the Series A and Series B preferred stock is automatic upon the closing of an underwritten public offering of the Company's Common Stock at an aggregate offering price of not less than $5,000,000 and $10,000,000, respectively, and at a price of not less than $3.00 and $5.00 per share, respectively. In addition, preferred stockholders have certain registration rights and the right to participate in future issuances of the Company's stock. This right to participate in future issuances of the Company's stock terminates upon the closing of an underwritten public offering of the Company's securities in an aggregate principal amount of $10,000,000 or more.

    VOTING

       Each share of preferred stock is entitled to vote on an "as converted" basis along with common stockholders.

    WARRANTS

    At March 31, 1997, a warrant to purchase 112,500 shares of common stock was outstanding which expires January 15, 2001.

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

8.  STOCKHOLDERS' EQUITY (CONTINUED)
    In November 1995, the Company issued a warrant to a financial institution in connection with a financing arrangement to purchase 100,000 shares of Series B Preferred Stock at $5.00 per share. The fair value of the warrant at the date of grant was not material. At March 31, 1997, this warrant was outstanding and expires November 20, 2000.

    On July 25, 1997, the Company issued a warrant to purchase 133,333 shares of the Company's Common Stock at $10 per share and a warrant to purchase 133,333 shares of the Company's Common Stock at $12 per share to a financial institution in connection with a financing arrangement. The fair market value of the warrants issued is deemed immaterial to the financial statements. On November 13, 1997, the financial institution surrendered its rights to these warrants.

    NOTES RECEIVABLE FROM STOCKHOLDERS

    The Company has accepted long-term promissory notes for the issuance of common stock. These notes incur interest at 3.98% per annum with principal and interest due on demand, and are reflected as a reduction in stockholders' equity in the Company's consolidated balance sheet.

    STOCK OPTION PLAN

    In January 1994, the Company adopted the 1994 Stock Option Plan (the Plan) which provides for the granting of stock options to employees, directors and consultants of the Company. The plan terminates in 2014. Under the plan, incentive options to purchase the Company's common stock may be granted to employees at prices not lower than fair market value, as determined by the Board of Directors at the date of grant. Nonstatutory options (options which do not qualify as incentive options) may be granted at prices not lower than 85% of fair market value, as determined by the Board of Directors, at the date of grant. The options generally expire 10 years from date of grant. Options granted generally vest over four years, at the rate of 25% one year from the date of grant and 1/16 each calendar quarter thereafter. Unexercised options expire 30 days after termination of employment with the Company. Stock issued under the Plan is subject to the Company's repurchase right, at the higher of the exercise price or the fair market value, within 90 days of termination of employment. In addition, shares issued under the Plan are subject to the Company's right of first refusal.

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

8.  STOCKHOLDERS' EQUITY (CONTINUED)
    The following tables summarize stock option activity under the Plan for each of the three fiscal years ended June 30, 1996 and the nine months ended March 31, 1997:

                                                                      WEIGHTED
                                                       NUMBER OF       AVERAGE        SHARES
                                                         SHARES    EXERCISE PRICE   EXERCISABLE
                                                       ----------  ---------------  -----------
Outstanding at inception.............................          --     $      --
  Granted............................................     210,000          0.10
  Canceled...........................................          --            --
  Exercised..........................................          --            --
                                                       ----------
Outstanding at June 30, 1994.........................     210,000          0.10        210,000
                                                                                    -----------
                                                                                    -----------
  Granted............................................   2,020,000          0.31
  Canceled...........................................    (710,000)         0.22
  Exercised..........................................     (50,000)         0.10
                                                       ----------
Outstanding at June 30, 1995.........................   1,470,000          0.33        250,000
                                                                                    -----------
                                                                                    -----------
  Granted............................................   1,479,500          3.73
  Canceled...........................................    (299,375)         1.92
  Exercised..........................................     (45,875)         0.25
                                                       ----------
Outstanding at June 30, 1996.........................   2,604,250          2.08        564,570
                                                                                    -----------
                                                                                    -----------
  Granted............................................   3,032,400          6.70
  Canceled...........................................    (860,627)         4.42
  Exercised..........................................    (220,738)         0.60
                                                       ----------
Outstanding at March 31, 1997........................   4,555,285          4.79        652,413
                                                       ----------                   -----------
                                                       ----------                   -----------

    The following is additional information relating to options outstanding as of March 31, 1997:

                               OPTIONS OUTSTANDING                        OPTIONS EXERCISABLE
                     ----------------------------------------  -----------------------------------------
                                  WEIGHTED       WEIGHTED                    WEIGHTED       WEIGHTED
                                   AVERAGE        AVERAGE                     AVERAGE        AVERAGE
  EXERCISE PRICE     NUMBER OF    EXERCISE      CONTRACTUAL     NUMBER OF    EXERCISE      CONTRACTUAL
       RANGE           SHARES       PRICE      LIFE (YEARS)      SHARES        PRICE      LIFE (YEARS)
-------------------  ----------  -----------  ---------------  -----------  -----------  ---------------
    $0.25-0.50        1,190,635   $    0.35            8.1        522,976    $    0.34            8.0
    $3.50-5.00        1,391,150        4.58            9.2        129,437         3.70            8.5
    $7.00-8.25        1,973,500        7.61            9.9             --           --             --
                     ----------                                -----------
                      4,555,285                                   652,413
                     ----------                                -----------
                     ----------                                -----------

    Pro forma information regarding net income and earnings per share is required by FAS 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to June 30, 1995, under the fair value method prescribed by FAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

8.  STOCKHOLDERS' EQUITY (CONTINUED)
the following weighted-average assumptions for the periods ended June 30, 1996 and March 31, 1997, respectively:

                                                                         JUNE 30,   MARCH 31,
                                                                           1996        1997
                                                                        ----------  ----------
Risk-free interest rate...............................................        5.8%        6.4%
Dividend yield........................................................          0%          0%
Weighted average expected life of the options.........................   4.0 years   4.7 years

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, this option valuation model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the Black-Scholes model does not necessarily provide a reliable single measure of the fair value of its employee stock options.

    For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting periods. The Company's pro forma information follows (in thousands, except for earnings per share information):

                                                                           JUNE 30,     MARCH 31,
                                                                             1996         1997
                                                                          -----------  -----------
Pro form stock-based compensation expense...............................   $     105    $     169
Pro forma net income....................................................   $   4,801    $   7,568
Pro forma earnings per share:
  Primary and fully diluted.............................................   $    0.30    $    0.45

    Because FAS 123 is applicable only to options granted subsequent to June 30, 1995, its pro forma effect will not be fully reflected until June 30, 1998.

    The effects of applying FAS 123 for pro forma disclosures are not likely to be representative of the effects on reported net income for future years.

    The exercise price of some options differed from the market price of the stock on the grant date. The following is a summary of options granted:

                                                           YEAR ENDED            NINE MONTHS ENDED
                                                         JUNE 30, 1996             MARCH 31, 1997
                                                    ------------------------  ------------------------
                                                                  EXERCISE                  EXERCISE
                                                    FAIR VALUE      PRICE     FAIR VALUE      PRICE
                                                    -----------  -----------  -----------  -----------
                                                                    (WEIGHTED AVERAGE)
Stock price equal to exercise price...............   $    0.82    $    3.74    $    1.79    $    5.25
Stock price less than exercise price..............          --           --         1.39         8.25

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

8.  STOCKHOLDERS' EQUITY (CONTINUED)
    SHARES RESERVED

    Common stock reserved at March 31, 1997, consists of the following (see Note
12):

For conversion of preferred stock................................  9,100,000
For exercise of outstanding warrants.............................    212,500
For exercisable stock options....................................    652,413
                                                                   ---------
                                                                   9,964,913
                                                                   ---------
                                                                   ---------

9.  INCOME TAXES

    Significant components of the Company's deferred taxes at June 30, 1996 and March 31, 1997 are as follows:

                                                                           JUNE 30,     MARCH 31,
                                                                             1996         1997
                                                                          -----------  -----------
                                                                               (IN THOUSANDS)
Deferred tax assets:
  Deferred revenue......................................................   $     115    $     486
  Reserves for doubtful accounts and returns............................         546        1,626
  Inventory and warranty reserves.......................................       1,524        1,511
  Accrued liabilities...................................................         109          141
  Other (net)...........................................................          46           62
                                                                          -----------  -----------
Net deferred tax assets.................................................       2,340        3,826
Valuation allowance.....................................................          --           --
                                                                          -----------  -----------
Net deferred taxes......................................................   $   2,340    $   3,826
                                                                          -----------  -----------
                                                                          -----------  -----------

    The valuation allowance decreased by $1,502,000 during 1996 as the Company generated positive operating results.

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

9.  INCOME TAXES (CONTINUED)
    Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                                  YEAR ENDED JUNE 30    NINE MONTHS
                                                                                        ENDED MARCH
                                                                ----------------------      31,
                                                                   1995        1996         1997
                                                                   -----     ---------  ------------
                                                                           (IN THOUSANDS)
Current:
  Federal.....................................................   $      --   $   2,507   $    5,641
  State.......................................................          --         295          461
                                                                       ---   ---------  ------------
Total current.................................................          --       2,802        6,102

Deferred:
  Federal.....................................................          --      (2,094)      (1,403)
  State.......................................................          --        (246)         (83)
                                                                       ---   ---------  ------------
Total deferred................................................          --      (2,340)      (1,486)
                                                                       ---   ---------  ------------
                                                                 $      --   $     462   $    4,616
                                                                       ---   ---------  ------------
                                                                       ---   ---------  ------------

    The Company's provision for income taxes differs from the expected tax expense (benefit) amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as a result of the following:

                                                            YEAR ENDED JUNE 30
                                                                                   NINE MONTHS
                                                           --------------------  ENDED MARCH 31,
                                                             1995       1996          1997
                                                           ---------  ---------  ---------------
                                                                      (IN THOUSANDS)
Federal statutory rate...................................      (34.0)%      34.0%         35.0%
State taxes, net of federal benefit......................       (1.6)       1.8           2.7
Tax credits..............................................       (2.3)        --          (0.5)
Changes in valuation allowance...........................       37.8      (27.9)           --
Permanent items and other................................        0.1        0.7           0.2
                                                           ---------  ---------           ---
                                                                  --%       8.6%         37.4%
                                                           ---------  ---------           ---
                                                           ---------  ---------           ---

    The exercise of certain of the stock options which have been granted under the Company's stock option plan give rise to compensation which is includable in the taxable income of the applicable option holder and deductible by the Company for federal and state income tax purposes. Such compensation results from increases in the fair market value of the Company's common stock subsequent to the date of grant of the applicable exercised stock options and, in accordance with APB 25, such compensation is not recognized as an expense for financial accounting purposes; however, the related tax benefits are recorded as an addition to Additional Paid-In Capital. The compensation deductions arising from the exercise of stock options were not material in 1995 and 1996.

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

10.  EMPLOYEE BENEFIT PLAN

    The Company maintains a 401(k) Profit Sharing Plan and Trust (the "401(k) Plan") that covers substantially all full-time employees who are twenty-one years of age or older. Company contributions to the 401(k) Plan are determined at the discretion of the Board of Directors and vest ratably over six years of service starting after the first two years. The 401(k) Plan was established in May 1995. No contributions have been made to the 401(k) Plan by the Company for the years ended June 30, 1995 and 1996 or the nine months ended March 31, 1997.

11.  RELATED PARTY TRANSACTIONS

    As of March 31, 1997, the Company has in place consulting agreements with certain Directors and stockholders of the Company. In fiscal 1995, the Company performed certain research and development services for a company owned by a stockholder. Fees paid and received related to these agreements were not significant in any periods presented. During the nine month period ended March 31, 1997, the Company paid $4,396,000 to purchase inventory from a company which is a stockholder. The Company had no significant transactions with this stockholder in previous periods.

12.  SUBSEQUENT EVENTS

    On June 26, 1997, the Company filed an amendment to the Certificate of Incorporation increasing the authorized common stock from 18,800,000 shares to 30,800,000 shares.

    During the six-month period ended September 30, 1997, the Company wrote off deferred costs of approximately $1.2 million, capitalized in conjunction with an initial public offering which has since been withdrawn. These costs were charged to sales, general and administrative operating expenses.

    On August 29, 1997, the Company entered into an Asset Purchase Agreement ("Agreement") with a subsidiary of Apple Computer Inc. ("Apple"). Pursuant to this agreement, the Apple subsidiary agreed to purchase certain specified assets which constitute the core assets of the Company, which include all OS and other licenses from Apple to the Company, all sublicenses from IBM to the Company, the Company's customer list and related data, all of the Company's intellectual property related to Mac-compatible products and additional assets to be agreed upon. At the closing of the Agreement, the Apple subsidiary will deliver Common Stock of Apple with a value of $100 million plus the value of additional assets to be determined, less the amount due to Apple on the $25 million Revolving Promissory Loan (described in Note 4). Apple intends to register the shares to be issued to the Company on Form S-4 as to be filed with the Securities and Exchange Commission. The Agreement has been approved by the Company's Board of Directors. The close of this Agreement is pending certain additional contingencies such as shareholder approval by both parties.

    Apple has forgiven $5 million of past due royalties from April 1, 1997 through August 29, 1997 and Apple has forgiven additional royalty accruals for the period from August 29, 1997 through December 1, 1997 of up to 35,000 units. The Company recognized the forgiveness of this liability for amounts due during the period from April 1, 1997 through August 29, 1997 as a reduction to Cost of Goods Sold in the quarter ended September 30, 1997.

                          POWER COMPUTING CORPORATION

(INFORMATION AS OF SEPTEMBER 30, 1997, THE NINE MONTHS ENDED MARCH 31, 1996, AND
       FOR THE SIX MONTHS ENDED SEPTEMBER 30, 1996 AND 1997 IS UNAUDITED)

12.  SUBSEQUENT EVENTS (CONTINUED)
    Apple may terminate the Agreement under certain conditions. In such a termination, Apple will deliver to the Company a reinstatement payment of such number of shares of non-voting convertible preferred stock of Apple equal to $100 million. In addition, the Company will still be obligated to repay the $25 million Revolving Loan Promissory Note (described at Note 4), the Company's releases will stay in effect, and all licenses from Apple to the Company will terminate.

    Management is currently drafting a Plan of Liquidation ("Plan") for the remaining assets and liabilities of the Company in the event of close of the above described Agreement. Upon execution of the Plan, the remaining assets and liabilities of the Company will be dissolved pursuant to a Liquidating Trust Agreement. Neither this Plan of Liquidation nor the Liquidating Trust Agreement have been approved by the shareholders of the Company.

13.  GOING CONCERN UNCERTAINTY

    Subsequent to March 31, 1997, the Company experienced operating losses and negative operating cash flows. Management expects to discontinue sales of all significant product lines in order to comply with the provisions of the Apple Asset Purchase Agreement by December 1997. In addition, the Company is seeking to sell its remaining assets including the trade name "Power Computing." Management anticipates the continued use of cash resources to support operations which may cause potential cash deficits in future periods. In connection with the discontinuation of all significant product lines, the Company is currently involved in legal proceedings for which the ultimate outcome cannot be predicted. The Company currently has no available borrowing capacity from its only remaining financing arrangement (i.e. the $25 million loan from Apple). The Asset Purchase Agreement with Apple is contingent upon several factors including shareholder approval by both parties. To the extent these contingencies remain unresolved, the Company's receipt of the Apple shares could be delayed. These factors raise substantial doubt on the Company's ability to fund interim operating activities.

                                                                         ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT
                                  BY AND AMONG
                               PARENT CORPORATION
                                  BUYER, INC.
                                      AND
                               SELLER CORPORATION
                          DATED AS OF AUGUST 29, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
ARTICLE I--PURCHASE AND SALE OF ASSETS.....................................................................        A-1

     1.1   PURCHASE AND SALE...............................................................................        A-2
     1.2   ASSUMPTION OF LIABILITIES.......................................................................        A-2
     1.3   CONSIDERATION FOR ASSETS........................................................................        A-2
     1.4   SALES AND USE TAXES.............................................................................        A-3
     1.5   CLOSING.........................................................................................        A-3

ARTICLE II--CERTAIN REPRESENTATIONS AND WARRANTIES OF SELLER............................................           A-3

      2.1  ORGANIZATION OF SELLER..........................................................................        A-3
      2.2  AUTHORITY; CONSENTS.............................................................................        A-4
      2.3  TAX AND OTHER RETURNS AND REPORTS...............................................................        A-4
      2.4  RESTRICTIONS ON BUSINESS ACTIVITIES.............................................................        A-5
      2.5  ABSENCE OF LIENS AND ENCUMBRANCES...............................................................        A-5
      2.6  GOVERNMENTAL AUTHORIZATION......................................................................        A-5
      2.7  LITIGATION......................................................................................        A-5
      2.8  EMPLOYEE ARRANGEMENTS...........................................................................        A-5
      2.9  COMPLIANCE WITH LAWS............................................................................        A-5
      2.10 SELLER FINANCIAL STATEMENTS.....................................................................        A-6
      2.11 INTELLECTUAL PROPERTY...........................................................................        A-6
      2.12 PREFERENCES; SOLVENCY...........................................................................        A-7
      2.13 SERVICE, SUPPORT AND WARRANTY OBLIGATIONS; CUSTOMER DATA........................................        A-7
      2.14 ASSUMED BANK LIABILITIES........................................................................        A-7
      2.15 REPRESENTATIONS COMPLETE........................................................................        A-7

ARTICLE III--REPRESENTATIONS AND WARRANTIES OF BUYER.......................................................        A-7

      3.1  ORGANIZATION, STANDING AND POWER................................................................        A-7
      3.2  AUTHORITY.......................................................................................        A-7
      3.3  SEC DOCUMENTS...................................................................................        A-7
      3.4  SHARES OF COMMON STOCK..........................................................................        A-7

ARTICLE IV--ADDITIONAL AGREEMENTS..........................................................................        A-7

      4.1  CONDUCT OF BUSINESS OF SELLER...................................................................        A-8
      4.2  NO SOLICITATION.................................................................................        A-8
      4.3  SALE OF SHARES..................................................................................        A-9
      4.4  STOCKHOLDER APPROVAL............................................................................       A-10
      4.5  ACCESS TO INFORMATION...........................................................................       A-10
      4.6  CONFIDENTIALITY.................................................................................       A-10
      4.7  EXPENSES........................................................................................       A-10
      4.8  PUBLIC DISCLOSURE...............................................................................       A-10
      4.9  RESPECTIVE EFFORTS..............................................................................       A-11
      4.10 NOTIFICATION OF CERTAIN MATTERS.................................................................       A-11
      4.11 RESALE REGISTRATION.............................................................................       A-11
      4.12 AFFILIATE AGREEMENTS............................................................................       A-11
      4.13 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES.....................................................       A-11
      4.14 ANTITRUST LAWS..................................................................................       A-11
      4.15 COVENANT NOT TO COMPETE OR SOLICIT..............................................................       A-12
      4.16 COOPERATION.....................................................................................       A-13
      4.17 EMPLOYEES.......................................................................................       A-13

                                                                                                               PAGE
                                                                                                             ---------
     4.18  BULK SALES......................................................................................       A-13
     4.19  TAX REPORTING...................................................................................       A-13

ARTICLE V--CONDITIONS TO THE ACQUISITION...................................................................       A-14

     5.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ACQUISITION...............................       A-14
     5.2   ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER..................................................       A-14
     5.3   ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER....................................       A-14

ARTICLE VI--TERMINATION, AMENDMENT AND WAIVER...........................................................          A-16

      6.1  TERMINATION.....................................................................................       A-16
      6.2  EFFECT OF TERMINATION...........................................................................       A-16
      6.3  AMENDMENT.......................................................................................       A-17
      6.4  EXTENSION; WAIVER...............................................................................       A-17

ARTICLE VII--GENERAL PROVISIONS............................................................................       A-18

      7.1  SURVIVAL AT CLOSING.............................................................................       A-18
      7.2  SPECIFIC PERFORMANCE............................................................................       A-18
      7.3  NOTICES.........................................................................................       A-18
      7.4  INTERPRETATION..................................................................................       A-19
      7.5  COUNTERPARTS....................................................................................       A-19
      7.6  ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST.........................................       A-19
      7.7  SEVERABILITY....................................................................................       A-19
      7.8  REMEDIES CUMULATIVE.............................................................................       A-19
      7.9  GOVERNING LAW...................................................................................       A-19
      7.10 RULES OF CONSTRUCTION...........................................................................       A-19

                                         INDEX OF SCHEDULES

Schedules 1.1(a) and      --Description of Transferred Assets
1.1(b)
Schedule 1.2              --Description of Assumed Liabilities
Schedule 4.12             --List of Seller Affiliates

                                          INDEX OF EXHIBITS

Exhibit A   --Voting Agreement
Exhibit B   --Indemnification and Escrow Agreement
Exhibit     --Seller Release
C-1
Exhibit     --Buyer Release
C-2
Exhibit D   --Revolving Loan Promissory Note
Exhibit E   --Omnibus Amendment
Exhibit F   --Post-Closing Operating Agreement
Exhibit G   --Assignment of Intellectual Property
Exhibit H   --Private Placement Certificate
Exhibit I   --Press Release
Exhibit J   --Declaration of Registration Rights
Exhibit K   --Affiliate Agreement
Exhibit L   --Form of Legal Opinion of Counsel to Parent
Exhibit M   --Form of Legal Opinion of Counsel to Seller

                            ASSET PURCHASE AGREEMENT

    This ASSET PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of August 29 1997, by and among Power Computing Corporation, a Delaware corporation ("SELLER"), Apple Computer, Inc., a California corporation ("PARENT") and Gravenstein, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("BUYER").

                                    RECITALS

    A. Seller has been engaged in manufacturing, selling, and supporting personal computers.

    B. Seller wishes to sell to Buyer and Buyer wishes to purchase from Seller, on the terms and subject to the conditions set forth herein, the assets of Seller described herein, and Seller wishes Buyer to assume certain of Seller's liabilities, which Buyer would agree to assume, on the terms and subject to the conditions set forth herein (such transactions together being referred to as the "ACQUISITION"). The parties intend the Acquisition to be treated as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "CODE").

    C. The Board of Directors of each of the parties believe it is in the best interests of its company and its shareholders that the Acquisition be consummated and, in furtherance thereof, has approved the Acquisition.

    D. In connection with the Acquisition, and as a material inducement to Buyer to enter into this Agreement, certain stockholders of Seller are contemporaneously entering into Voting Agreements with Buyer in the form of EXHIBIT A hereto.

    E. In connection with the Acquisition, and as a material inducement to Buyer to enter into this Agreement, Seller and certain stockholders of Seller are contemporaneously entering into the Indemnification and Escrow Agreement with Buyer in the form of EXHIBIT B hereto and a Release in the form of EXHIBIT C-1 hereto (the "SELLER RELEASE").

    F. In connection with the Acquisition, and as a material inducement to Seller to enter into this Agreement, Buyer is contemporaneously entering into the a Release in the form of EXHIBIT C-2 hereto (the "BUYER RELEASE"; together with the Seller Release, the "RELEASES".

    G. Parent and Seller are contemporaneously entering into the Revolving Loan Promissory Note in the form of EXHIBIT D hereto (the "PROMISSORY NOTE").

    H. In connection with the Acquisition, and as a material inducement to the parties entering into this Agreement, Seller, Buyer and Parent are contemporaneously entering the Omnibus Amendment in the form of EXHIBIT E hereto and the Post-Closing Operating Agreement in the form of EXHIBIT F hereto.

    I. Seller and Buyer desire to make certain representations and warranties and other agreements in connection with the Acquisition.

    NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby, the parties agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF ASSETS

    1.1 PURCHASE AND SALE. On the terms and subject to the conditions set forth in this Agreement, Seller will sell, convey, transfer, assign and deliver to Buyer and Buyer will purchase and acquire from Seller on the Closing Date (as defined in Section 1.5), all of Seller's right, title and interest in and to the assets described in Schedules 1.1(a) and 1.1(b) hereto (collectively, the "TRANSFERRED ASSETS"), free and clear of all liens, pledges, charges, claims, security interests or other encumbrances of any sort (collectively,

"Liens"). The assets described in Schedule 1.1(b) hereto are hereinafter referred to as the "ADDITIONAL ASSETS" and the aggregate realizable value of the assets described in Schedule 1.1(b) hereto is hereinafter referred to as the "ADDITIONAL ASSET VALUE".

    1.2 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Buyer shall assume the liabilities of Seller described Schedule 1.2 hereto (I.E. the obligation of the Promissory Note, referred to herein as the "ASSUMED LIABILITIES"). Buyer shall not assume any liabilities or obligations of Seller except for those liabilities and obligations which Buyer expressly assumes pursuant to this Section 1.2. Buyer expressly is not assuming any obligations or liabilities, whether accrued, absolute, contingent, matured, unmatured or other, of Seller or any other person or entity, except for the Assumed Liabilities. Seller will indemnify and hold Buyer harmless from and against any and all losses, costs, expenses, claims, liabilities, deficiencies, judgments and damages incurred or suffered by Buyer or Parent or any of their respective successors or affiliates related to or arising out of any liabili-ties or obligations of Seller or any of Seller's stockholders, affiliates or successors, except for those obligations expressly assumed by Buyer in this Section 1.2. Without limiting the foregoing, it is expressly agreed that Buyer shall not assume or have any responsibility with respect to any of the following liabilities or obligations and the following liabilities and obligations shall not constitute Assumed Liabilities: (1) any liability or obligation for any Taxes (as defined in Section 2.3) incurred or accrued by Seller for any period or any liability for Taxes of any person or entity attributable to the Transferred Assets for any period or portion of any period ending on or prior to the Closing; (2) any liability or obligation of Seller as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time in respect of anything done, suffered to be done, or omitted to be done by the Seller or any of its directors, officers, employees, or agents, except for Assumed Liabilities; or
(3) any liability or obligation of Seller relating to or in connection with any product liability or warranty matters relating to Seller's products, or the return of Seller's products from customers or any other person or entity.

    1.3 CONSIDERATION FOR ASSETS. On the terms and subject to the conditions set forth in this Agreement, as full payment for the transfer of the Transferred Assets by Seller to Buyer and the other transactions contemplated hereby, Buyer shall transfer to Seller at the Closing a number of shares of Parent Common Stock equal to the "Aggregate Number". The "AGGREGATE NUMBER" shall be equal to the quotient obtained by dividing (x) the sum of $100,000,000 plus the Additional Asset Value less any amount of principal outstanding and/or interest due or accrued under the Promissory Note (such principal and interest, the "LOAN AMOUNT") by (y) the Average Price (and shall be appropriately adjusted to reflect any split or combination in shares of Parent Common Stock after the date hereof and prior to the Closing). The "AVERAGE PRICE" shall be defined (and shall be appropriately adjusted to reflect any split or combination in shares of Parent Common Stock after the date hereof) as the average last sales price of one share of Parent Common Stock over the five consecutive trading days ending on the trading day 2 days prior to, but not including, the date of transfer to Seller of such shares (which in the case of the Closing shall be deemed to be the Closing Date), as reported on the Nasdaq National Market. At the Closing, Buyer shall deliver certificates representing the Aggregate Number of shares of Parent Common Stock (the "PURCHASE SHARES") as follows:

        (a) Buyer shall deliver to Seller certificates representing a number of shares of Parent Common Stock equal to the quotient obtained by dividing (x) the difference between $85 million and the Loan Amount by (y) the Average Price (the "IMMEDIATE SHARES");

        (b) Buyer shall deposit into escrow in accordance with the Indemnification and Escrow Agreement attached as EXHIBIT B hereto certificates representing a number of shares of Parent Common Stock equal to the quotient obtained by dividing $15 million by the Average Price (the "PRIMARY ESCROW SHARES"); and

        (c) Buyer shall deposit into escrow in accordance with the Indemnification and Escrow Agreement certificates representing a number of shares of Parent Common Stock equal to the quotient obtained by dividing Additional Asset Value by the Average Price (the "ADDITIONAL ASSET ESCROW SHARES"; together with the Primary Escrow Shares, the "ESCROW SHARES").

    1.4 SALES AND USE TAXES. Seller shall bear and pay any sales, use, and transfer taxes arising out of the transfer of the Transferred Assets (the "TRANSFER TAXES"). To the extent permitted by law, Buyer shall cooperate fully with Seller in minimizing Transfer Taxes. To the extent a taxing authority provides notice to Buyer of an audit of the Transfer Taxes, Buyer shall promptly notify Seller and Seller shall assume responsibility for such audit and shall bear and pay when due any additional Transfer Taxes (plus interest and penalties) ultimately assessed with respect to the transfer contemplated by this Agreement.

    1.5  CLOSING.

        (a) CLOSING DATE. Unless this Agreement is earlier terminated pursuant to Section 6.1, the Closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, CA 94304, at 10:00 a.m. on the date which is two business days following satisfaction or waiver of the last of the conditions to Closing as set forth in the Article V hereof, or on such other time and/or date as the parties agree (the actual date on which the Closing occurs is referred to herein as the "CLOSING DATE").

        (b) DELIVERY AT CLOSING. In addition to satisfaction or waiver of the other conditions to the respective parties' obligations to consummate the Acquisition, at the Closing:

            (i) Seller shall deliver to Buyer all bills of sale, endorsements, assignments, consents to assignments to the extent obtained and other instruments and documents as Buyer may reasonably request to sell, convey, assign, transfer and deliver to Buyer good title to all the Transferred Assets free and clear of any and all Liens;

            (ii) Buyer shall deliver the Immediate Shares to Seller and deliver the Escrow Shares into escrow in accordance with the terms of the Indemnification and Escrow Agreement; and

           (iii) Seller and Buyer shall deliver an executed Assignment of Intellectual Property having substantially the form of EXHIBIT G, which will become effective upon the Closing.

        (c) TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Buyer with full right, title and possession to all Transferred Assets free and clear of all Liens, the officers and directors of Seller are fully authorized in the name of Seller or otherwise to take, and will take all such lawful and necessary and/or desirable action (including obtaining any required consents or approvals).

                                   ARTICLE II
                CERTAIN REPRESENTATIONS AND WARRANTIES OF SELLER

    Seller represents and warrants to Buyer, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by Seller to Buyer (the "SELLER DISCLOSURE LETTER") dated as of the date hereof, as follows:

    2.1 ORGANIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power to own its property and to carry on its business as now being conducted. Seller is duly qualified to do business and in good standing in each jurisdiction in which the failure to be so qualified would result in a Material Adverse Effect on the Transferred Assets. (For the purposes of this Agreement, a "MATERIAL ADVERSE EFFECT ON THE TRANSFERRED ASSETS" shall mean any (1) material adverse effect on the Transferred Assets or Buyer's interest therein or use thereof following the Closing or (2) Losses of or to an Indemnified Party (as such terms are defined in the Indemnification and Escrow Agreement) including, without limitation, Losses resulting from any Lien on the Transferred Assets resulting from the transactions contemplated hereby.)

    2.2 AUTHORITY; CONSENTS. Seller has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized (subject to shareholder approval) by all necessary corporate action on the part of Seller. The vote of the holders of a majority of each of Seller's Common Stock, Series A Preferred Stock and Series B Preferred Stock is required for approval of this Agreement and the transactions contemplated hereby. The proxies granted to Parent pursuant to the Voting Agreements delivered in connection herewith, if voted in favor of this Agreement and the transactions contemplated hereby are sufficient to permit Parent to unilaterally cause the holders of Seller's Common Stock and Series A Preferred Stock to approve this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its terms. The execution and delivery of this Agreement by Seller does not, and, as of the Closing, the consummation of the transactions contemplated hereby will not, materially conflict with, or result in any material violation of, or material default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Certificate of Incorporation or Bylaws of Seller (ii) any mortgage, indenture, lease, contract or other agreement or instrument or (iii) any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or its properties or assets in the case of clause (ii), other than as would not have a Material Adverse Effect on the Transferred Assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission having jurisdiction over Seller ("GOVERNMENTAL ENTITY") or any third party, is required by or with respect to Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, other than whose absence would not have a material adverse effect on the ability of Seller, Buyer or Parent to effectuate the transactions contemplated hereby.

    2.3  TAX AND OTHER RETURNS AND REPORTS.

         (i) DEFINITION OF TAXES. For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

        (ii) TAX RETURNS AND AUDITS. Other than as would not have a Material Adverse Effect on the Transferred Assets, Seller has filed within the time period for filing or any extension granted with respect thereto all federal, state, local, foreign and other returns, estimates and reports ("TAX RETURNS") which it is required to file and each such Tax Return is true and correct and has been completed in accordance with applicable law. Other than as would not have a Material Adverse Effect on the Transferred Assets, Seller has paid all Taxes required under applicable law to be paid and has withheld with respect to its employees and paid to the appropriate taxing authority all federal, state and local income taxes, FICA, FUTA and any other Taxes required to be withheld. There are (and as of immediately following the Closing there will be) no Liens (other than statutory liens securing amounts not yet due or payable) on the Transferred Assets relating to or attributable to Taxes. Without limiting any other provision hereof, Buyer will not be responsible for the payment of any Taxes as a result of any of the transactions contemplated hereby, including without limitation, the payment of any sales, use or similar taxes by virtue of any state law providing for the liability of any successor in interest, or any similar law or regulation.

    2.4 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon Seller or the Transferred Assets which has or could reasonably be expected to have the effect of prohibiting or impairing any use by Buyer of the Transferred Assets following the Closing or otherwise would result in a Material Adverse Effect on the Transferred Assets.

    2.5 ABSENCE OF LIENS AND ENCUMBRANCES. Seller has and at Closing will have good and valid title to all of the Transferred Assets, free and clear of any Liens. Seller has full corporate right and corporate power to (and at the Closing will) sell, convey, assign, transfer and deliver to Buyer good title to all the Transferred Assets, free and clear of all Liens.

    2.6 LITIGATION. Except as would not result in a Material Adverse Effect on the Transferred Assets, there is no action, suit or proceeding of any nature pending or, to Seller's knowledge, threatened against Seller, the Transferred Assets or any of its officers or directors in their respective capacities as such, nor, to the knowledge of Seller, is there any basis therefor that is reasonably likely to be asserted and that would result in a Material Adverse Effect on the Transferred Assets. Except as would not result in a Material Adverse Effect on the Transferred Assets, there is no investigation pending or to Seller's knowledge threatened against Seller, its properties or assets, or any of its officers or directors (nor, to the knowledge of Seller, is there any basis therefor) by or before any Governmental Entity.

    2.7 EMPLOYEE ARRANGEMENTS. No employee of Seller is subject to any agreement or other arrangement with Seller that would preclude the employment by Parent or Buyer of such individual, or result in any payments by Parent or Buyer in connection with such employment if any such employee is hired by Parent or Buyer within the scope of this Agreement.

    2.8 COMPLIANCE WITH LAWS. To the extent that noncompliance would have a Material Adverse Effect on the Transferred Assets, Seller has complied with and has not received any notices of violation with respect to, any federal, state or local statute, law or regulation, domestic or foreign.

    2.9  SELLER FINANCIAL STATEMENTS.

    (a) Seller's audited balance sheet as of March 31, 1997 and the related audited statements of operations, stockholders' equity and cash flows for the nine months then ended, copies of which are included in the Seller Disclosure Letter, fairly present the financial condition and operating results of Seller as of the date and during the period indicated therein, in accordance with generally accepted accounting principles.

    (b) Seller's unaudited pro-forma statements of operations and cash flows for the 3-month periods ending June 29, September 28 and December 28, 1997, copies of which are included in the Seller Disclosure Letter, taken together, present fairly the bona fide estimate of Seller's management of Seller's results of operations for the 9-month period ending December 28, 1997, giving effect to the transactions contemplated hereby and treating the Velocity program as a separate line item. Seller's unaudited pro-forma balance sheet as of December 28, 1997, a copy of which is included in the Seller Disclosure Letter, presents fairly the bona fide estimate of Seller's management of Seller's financial condition as of December 28, 1997, giving effect to the transactions contemplated hereby and treating the Velocity program as a separate line item. The estimates referred to in this Section 2.9(b) are based upon assumptions which are reasonable in the judgment of Seller's management, it being understood that estimates are based upon future events which may or may not occur and there is no guarantee that such estimates will be realized or that the actual results of operations or financial condition will not be materially different.

    2.10  INTELLECTUAL PROPERTY.

    (a) DEFINITIONS. For the purposes of this Agreement, the following terms have the following definitions:

    "INTELLECTUAL PROPERTY" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof;
    (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded;
    (viii) any similar, corresponding or equivalent rights to any of the foregoing and (ix) all documentation related to any of the foregoing. In no event shall "Intellectual Property" include any trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world, or any Web addresses, sites or domain names.

    "TRANSFERRED INTELLECTUAL PROPERTY" means all Intellectual Property owned by Seller that is embodied by, necessary to, or that would (absent a license from Seller) be infringed by, the copying, making, using, selling, distribution or other exploitation of the Transferred Assets.

    (b) Section 2.10 of Seller Disclosure Letter lists all Transferred Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority, including (i) patents, patent applications (including provisional applications); and (ii) registered copyrights and applications for copyright registration.

    (c) Except as set forth in Section 2.10 of Seller Disclosure Letter, Seller has not transferred ownership of, or granted any license with respect to, any Intellectual Property that is or was Transferred Intellectual Property, to any other person. No Transferred Intellectual Property or Transferred Asset is the subject of any proceeding or outstanding decree, order, judgment, agreement or stipulation that restricts or would restrict in any manner the use, transfer or licensing thereof by Buyer or may affect the validity, use or enforceability of such Transferred Intellectual Property.

    (d) Seller has not received notice from any person claiming that the Transferred Assets or any conduct of Seller related to the Transferred Assets infringes or misappropriates the Intellectual Property of any person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

    2.11 PREFERENCES; SOLVENCY. The following statements are, after giving effect to the Acquisition, and upon each distribution of any contemplated assets of Seller to its liquidating trust or stockholders, each of the following will be, true and correct:

        (a) The aggregate value of all assets of Seller or such liquidating trust at their respective then present fair saleable values exceeds the amount of all the debts and liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities) of Seller or such liquidating trust. Seller understand that, in this context, "present fair saleable value" means the amount which may be realized within a reasonable time through a sale within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions. In determining the present fair saleable value of Seller's contingent liabilities (such as litigation, guarantees and pension plan liabilities), Seller has considered such liabilities that could possibly become actual or matured liabilities.

        (b) Seller is not insolvent as such term is used in Section 548 of the Bankruptcy Code and the Uniform Fraudulent Transfers Act as adopted in the State of California and all other applicable fraudulent transfer or fraudulent conveyance laws, statutes, rules or regulations applicable to Seller.

        (c) The consideration received by Seller in connection with the Acquisition constitutes reasonably equivalent consideration for its entering into the transactions contemplated by this Agreement.

    2.12 REPRESENTATIONS COMPLETE. There is no fact, circumstance or condition of any kind or nature whatsoever known to Seller which reasonably would be expected to result in a Material Adverse Effect on the Transferred Assets which has not been set forth in Seller Disclosure Letter.

    2.13 NO OTHER REPRESENTATIONS. Except as expressly stated in this Article II (including without limitation Section 2.12 hereof), Seller makes no other representations or warranties to Buyer or Parent with respect to the Transferred Assets, express or implied.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF BUYER AND PARENT

    Buyer and Parent jointly and severally represent and warrant to Seller, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by Buyer and Parent to Seller (the "BUYER AND PARENT DISCLOSURE LETTER") dated as of the date hereof, as follows:

    3.1 ORGANIZATION, STANDING AND POWER. Buyer and Parent each is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Buyer and Parent each has the corporate power to own its properties and to carry on its business as now being conducted.

    3.2 AUTHORITY. Buyer and Parent each has all requisite corporate power and authority to enter into this Agreement, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of Buyer and Parent. This Agreement has been duly executed and delivered by each of Buyer and Parent and constitutes the valid and binding obligation of each of Buyer and Parent, enforceable in accordance with its terms.

    3.3 SEC DOCUMENTS. Parent has made available to Seller true and complete copies of all reports or registration statements filed by it with the Securities and Exchange Commission (the "SEC") from December 31, 1996, all in the form so filed (all of the foregoing being collectively referred to as the "PARENT SEC DOCUMENTS"). As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "SECURITIES ACT") or the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), as the case may be, and, unless superseded by a subsequently filed Parent SEC Document, none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    3.4 SHARES OF COMMON STOCK. The Purchase Shares, when issued and delivered to Seller in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

    3.5 NO OTHER REPRESENTATIONS. Except as expressly stated in this Article III, neither Buyer nor Parent makes any other representations or warranties to Seller with respect to the Purchase Shares, express or implied.

                                   ARTICLE IV
                             ADDITIONAL AGREEMENTS

    4.1 CONDUCT OF BUSINESS OF SELLER. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Closing, Seller agrees not to take any actions that would constitute a breach of any of the Ancillary Agreements (defined as the Indemnification and Escrow Agreement, the Seller Release, the Promissory Note and the Amended Agreements (as defined in the Omnibus Amendment dated as of the date hereof by and between Parent and Seller), encumber in any manner the Transferred Assets (other than any encumbrance which will be released at Closing), impair its intellectual property rights with respect to the Transferred Assets or negatively impact its ability to perform its obligations hereunder. In addition, Seller shall not, without prior written consent of Parent, during the period from the date of this Agreement and continuing until the earlier of the Closing Date and the termination of this Agreement:

        (a) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of Seller, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor);

        (b) Acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

        (c) Sell, lease, license, or otherwise dispose of or encumber any of the Transferred Assets;

        (d) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any other action that would prevent Seller from performing or cause Seller not to perform its covenants hereunder.

    4.2 NO SOLICITATION. Until the earlier of the Closing Date and the date of termination of this Agreement pursuant to the provisions hereof, Seller will not (nor within the power and authority of Seller will Seller permit any of Seller's officers, directors, stockholders, agents, representatives or affiliates (any of the foregoing, a "SELLER REPRESENTATIVE")) to directly or indirectly, take any of the following actions with any party other than Buyer and its designees: (a) solicit, initiate, entertain, or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, any person relating to any possible acquisition of Seller or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or of the Transferred Assets) or any equity interest in Seller or any of its subsidiaries, (b) provide information with respect to it to any person, other than Buyer and its designees, relating to, or otherwise cooperate with, facilitate or encourage any effort or attempt by any such person with regard to, any possible acquisition of Seller or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or the Transferred Assets or any equity interest in Seller or any of its subsidiaries,
(c) enter into an agreement with any person, other than Buyer and its designees, providing for the acquisition of Seller or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any of its or their capital stock or the Transferred Assets or any other equity interest in Seller or any of its subsidiaries, or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of Seller or any of its subsidiaries (whether by way of merger, purchase of capital stock, purchase of assets or otherwise), any portion of its or their capital stock or the Transferred Assets or any other equity interest in Seller or any of its subsidiaries by any person, other than Buyer and its designees. The taking of any action described in clauses (a) through (d) above by any Seller Representative shall be deemed a material breach by Seller of this Agreement. Seller shall, to the extent of its power and authority, immediately cease and cause to be terminated any such contacts or negotiations with third parties relating to any such transaction or proposed transaction. In addition to the foregoing, if Seller receives prior to the Closing or earlier the termination of this Agreement any offer or proposal relating to any of the above, Seller shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The restrictions set forth in this Section 4.2 shall not apply to sales of newly created subsidiaries of Seller that neither own any interest in nor have any rights to use any Transferred Assets, which subsidiaries are created solely for the purpose of transferring assets of Seller that are not Transferred Assets.

    4.3  SALE OF SHARES.

    (a) As promptly as practicable after the execution of this Agreement, Buyer shall determine, in consultation with counsel, whether it will issue the shares of Parent Common Stock that comprise the consideration for the Transferred Assets by (i) relying on an exemption from registration (the "PRIVATE PLACEMENT EXEMPTION") pursuant to Section 4(2) and/or Rule 506 or similar exemptions under the Securities Act; or (ii) registering the offer and sale of the shares pursuant to a Registration Statement on Form S-4 or similar form (the "S-4") filed with the SEC. To the extent that the Private Placement Exemption is available under applicable law for such issuance, as reasonably determined by Buyer (based in part on an opinion of outside counsel for Seller), Buyer shall transfer the shares relying upon the Private Placement Exemption. Upon determining whether to pursue a Private Placement Exemption or to file an S-4, Buyer shall notify Seller of its determination and, as promptly as practicable, Seller and Parent shall complete the preparation of and file with the SEC (to the extent required) the necessary documentation to satisfy the relevant securities law requirements of such determination. To the extent a determination is initially made to file an S-4, Buyer shall consult with Seller and Seller's outside counsel for a period of at least 5 business days after such determination regarding the potential availability of the Private Placement Exemption.

    (b) In the event that the parties rely on the Private Placement Exemption, the certificates for shares of Parent Common Stock to be issued in the Acquisition pursuant to the Private Placement Exemption shall bear appropriate legends to identify such privately placed shares as being restricted securities under the Securities Act, to comply with applicable state securities laws and, if applicable, to notice the restrictions on transfer pursuant to the Affiliate Agreements (as defined below). It is acknowledged and understood that in order for Buyer to rely upon the Private Placement Exemption from registration under the Securities Act, Parent and Buyer will be required to rely upon certain representations made by each stockholder of Seller, including, but not limited to, representations regarding resales.

    (c) In the event that the parties rely on the S-4 registration process, Parent shall prepare and file with the SEC the S-4 as promptly as reasonably practicable. Seller shall provide to Parent and its counsel for inclusion in the S-4, in form and substance reasonably satisfactory to Parent and its counsel, such information concerning Seller, its operations, capitalization, technology, share ownership and other material as Parent or its counsel may reasonable request. Each of Parent and Seller shall use its reasonable efforts to respond to any comments of the SEC, to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing and to cause the proxy statement contained within the S-4 to be mailed to Seller's stockholders at the earliest practicable time. Each party will notify the other parties hereto promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 or for additional information and will supply the other party with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff, on the other hand, with respect to the S-4. Whenever any event occurs which should be set forth in an amendment or supplement to the S-4, Parent or Seller, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff.

    4.4 STOCKHOLDER APPROVAL. Seller shall promptly submit this Agreement and the transactions contemplated hereby to its stockholders for approval and adoption as provided by Delaware Law, its Certificate of Incorporation and Bylaws and such other documents necessary in order to satisfy the requirements of applicable law, including (if Parent pursues the Private Placement Exemption)
Section 4(2) of the Securities Act and Regulation D thereunder (if available) in connection with the issuance and sale of the Parent Common Stock in the Acquisition. Seller shall use its reasonable best efforts to obtain the consent of its stockholders sufficient to approve the Acquisition and this Agreement and to enable the Closing to occur as promptly as practicable as well as a certificate from each stockholder of Seller in the form of EXHIBIT H hereto (the "PRIVATE PLACEMENT CERTIFICATES"). The materials submitted to Seller's stockholders shall have been subject to review and approval by Buyer and include information regarding Seller, the terms of the Acquisition and this Agreement and the unanimous recommendation of the Board of Directors of Seller in favor of the Acquisition and this Agreement (subject to applicable fiduciary duties), and such other information reasonably determined by Buyer to satisfy the Private Placement Exemption, if applicable.

    4.5 ACCESS TO INFORMATION. Seller shall afford Buyer and its accountants, counsel and other representatives, reasonable access during normal business hours to (a) all of Seller's properties, books, contracts, commitments and records (including without limitation Tax records) relating to the Transferred Assets, Buyer's or Parent's risks relating to the holding or use thereof or liability therefor or relating to Seller's obligations under this Agreement or the Ancillary Agreements, (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Seller as Buyer may reasonably request in order to carry out the transactions contemplated hereby and (c) all key employees of Seller as identified by Buyer. Seller agrees to provide to Buyer and its accountants, counsel and other representatives copies of internal financial statements (including supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Acquisition. Buyer shall be entitled to copies of all books and records of Seller related to Taxes (including without limitation work papers) reasonably required by Buyer or Parent for purposes of complying with their respective Tax filing, compliance and reporting obligations.

    4.6 CONFIDENTIALITY. Each of the parties hereto hereby agrees to keep the terms of this Agreement (except to the extent contemplated hereby) and such information or knowledge obtained in any investigation pursuant to Section 4.5, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, confidential; provided, however, that the foregoing shall not apply to information or knowledge which
(a) a party can demonstrate was already lawfully in its possession prior to the disclosure thereof by the other party, (b) is generally known to the public and did not become so known through any violation of law, (c) became known to the public through no fault of such party, (d) is later lawfully acquired by such party without confidentiality restrictions from other sources, (e) is required to be disclosed by order of court or government agency with subpoena powers (provided that such party shall have provided the other party with prior notice of such order and an opportunity to object or take other available action) or
(f) which is disclosed in the course of any litigation between any of the parties hereto.

    4.7 EXPENSES. Whether or not the Acquisition is consummated, all fees and expenses incurred in connection with the Acquisition including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

    4.8 PUBLIC DISCLOSURE. Upon the execution of this Agreement, the parties shall release the press release regarding the public announcement of the transactions contemplated hereby attached as EXHIBIT I. Unless otherwise required by law (including, without limitation, foreign, federal and state corporate and securities laws) and, as to Parent, by the rules and regulations of the Nasdaq Stock Market, Inc., prior to the Closing, no public disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by any party hereto (or their directors or officers) unless approved by Parent and Seller prior to release, provided that such approval shall not be unreasonably withheld.

    4.9 RESPECTIVE EFFORTS. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to ensure that its representations and warranties remain true and correct in all material respects, and to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all reasonable things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, and to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither Parent nor Buyer shall not be required to agree to any divestiture by Parent or Buyer or any of Parent's other subsidiaries or affiliates of shares of capital stock or of any business, assets (including without limitation, the Transferred Assets) or property of Parent or its subsidiaries or affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise unrestricted control of such assets, properties and stock.

    4.10 NOTIFICATION OF CERTAIN MATTERS. Seller shall give prompt notice to Buyer, and Buyer shall give prompt notice to Seller, of (i) the occurrence or non-occurrence of any event which is likely to cause any representation or warranty of Seller and Buyer, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Closing Date and (ii) any failure of Seller or Buyer, respectively, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice.

    4.11 RESALE REGISTRATION. Parent shall comply with the terms and conditions set forth in the Declaration of Registration Rights (the "REGISTRATION RIGHTS DECLARATION") attached hereto as EXHIBIT J.

    4.12 AFFILIATE AGREEMENTS. The Seller Disclosure Letter sets forth those persons who, in Seller's reasonable judgment, are "affiliates" of Seller within the meaning of Rule 145 (each such person an "AFFILIATE") promulgated under the Securities Act ("RULE 145"). Seller shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list. Seller shall use reasonable efforts to deliver or cause to be delivered to Parent, promptly following the execution of this Agreement (and in any case prior to the Closing) from each of the Affiliates of Seller, an executed Affiliate Agreement in the form attached hereto as EXHIBIT K, each of which will be in full force and effect as of the Closing.

    4.13 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. After Closing, each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

    4.14 ANTITRUST LAWS. As promptly as practicable following the execution of this Agreement, Parent Buyer and Seller shall make all filings and submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") and any other applicable antitrust regulations, foreign or domestic, as may be reasonably required to be made in connection with this Agreement and the transactions contemplated hereby, and each party hereto agrees to respond as promptly as practicable to any request for additional information that may be made by any Governmental Entity in connection therewith. Subject to the confidentiality provisions hereof, Seller will furnish to Parent and Buyer, and Parent and Buyer will furnish to Seller, such information and assistance as the other may reasonably request in connection with the preparation of any such filings or submissions. Subject to the confidentiality provisions hereof, Seller will provide Parent and Buyer, and Parent and Buyer will provide Seller, with copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between such party or any of its representatives, on the one hand, and any governmental agency or authority or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby, except to the extent that Parent or Seller is advised by independent counsel that the provision of such information would be inadvisable under applicable antitrust laws.

    4.15  COVENANT NOT TO COMPETE OR SOLICIT.

    (a) For a period commencing on the Closing Date and ending on the third anniversary of the Closing Date (the "NON-COMPETITION PERIOD"), except as expressly permitted by the Post-Closing Operating Agreement, Seller (and its successors and assigns) shall not (nor shall it permit any of Steven Kahng, any company in which Mr. Kahng is an officer, director or 5% or greater investor or any company controlled by any of them) (Seller or any such person or entity, a NON-COMPETING PARTY") directly or indirectly, without the prior written consent of Buyer (i) engage anywhere in the United States, Europe, Australia or Asia (the "GEOGRAPHIC SCOPE") in any capacity (whether as an employee, agent, consultant, advisor, independent contractor, proprietor, partner, officer, director or otherwise) in a Mac-compatible Business, (ii) have any ownership interest in (except for ownership of one percent (1%) or less of any entity whose securities are publicly traded), a Mac-compatible Business, (iii) participate in the financing, operation, management or control of, any firm, partnership, corporation, entity or business (other than Buyer) that engages or participates in a Mac-compatible Business, or (iv) license or transfer to any firm, partnership, corporation, entity or business that engages or participates in a Mac-compatible Business any Seller trade names, logos, common law, trademarks, service marks, web addresses, sites or domain names. The term "MAC-COMPATIBLE BUSINESS" shall mean any business which includes the design, development, manufacture, sale, or support of computer systems which include the Mac OS and/or Mac OS Toolbox or add-on processor cards for such systems, except that computer systems incorporating only Intel x86 or compatible processors are expressly excluded. The existence of the Mac OS License Agreement, effective as of March 1, 1997 by and between International Business Machines Corporation and Seller shall not affect the foregoing restrictions.

    (b) For a period commencing on the date hereof and ending on the second anniversary of the Closing, or if the Closing does not occur, two years following the date hereof (the "NON-SOLICITATION PERIOD"), the Non-Competing Parties shall not solicit, encourage, take any other action which is intended to induce or encourage, or has the effect of inducing or encouraging any employee of Parent to terminate his or her employment with Parent. Furthermore, during the Non-Solicitation Period, the Non-Competing Parties shall not solicit or encourage any employee of Parent or any person who had been an employee of Parent within six months prior to the solicitation or encouragement (any such employee or prior employee, "PARENT PERSONNEL") to accept employment with Seller or any other Non-Competing Party; and, to the extent permitted by applicable law, the Non-Competing Parties shall not continue to employ any of the Designated Persons (as defined in Section 4.18) at any time after 60 days following the designation by Parent as such, nor hire any Parent Personnel.

    (c) The covenants contained in paragraph (a) shall be construed as a series of separate covenants, one for each county, city, state and country of the Geographic Scope. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in paragraph (a). If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced. In the event that the provisions of this Section are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, permitted by applicable laws.

    (d) Seller acknowledges that (i) the goodwill associated with the Transferred Assets, including without limitation the customer data and relationships comprising a part thereof is reflected in the consideration for the Acquisition to be received by Seller and (ii) Seller's agreements as set forth herein are necessary to preserve the value of the Acquisition to Buyer and Parent. Seller also acknowledges that the limitations of time, Geographic Scope and scope of activity agreed to in this Agreement are reasonable because, among other things, (x) Seller and Buyer are engaged in a highly competitive industry, (y) management of Seller has unique access to, and will continue to have access to, the trade secrets and know-how of Seller, including without limitation the plans and strategy (and, in particular, the competitive strategy) of Seller and (iii) Seller is receiving significant consideration in connection with the Acquisition.

    (e) Seller agrees that it would be impossible or inadequate to measure and calculate Buyer's damages from any breach of the covenants set forth in this
Section 4.15. Accordingly, Seller agrees that if it breaches any provision of this Section 4.15, Buyer will have available, in addition to any other right or remedy otherwise available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. Seller further agrees that no bond or other security shall be required in obtaining such equitable relief, nor will proof of actual damages be required for such equitable relief. Seller hereby expressly consents to the issuance of such injunctive relief, whether in the form of a temporary restraining order or otherwise, and to the ordering of such specific performance.

    4.16 WINTEL MARKETING. Following the Closing, until the second anniversary thereof, Non-Competing Parties shall not solicit former customers of Seller to replace Mac-compatible computers.

    4.17 COOPERATION. Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Seller from maintaining the same (or similar) business relationships with Buyer after the Closing as it maintained with Seller prior to the Closing. Seller will refer all sales inquiries relating to the Mac-compatible Business to the Buyer from and after December 31, 1997 or, if later, the date of the Closing.

    4.18 EMPLOYEES. Seller agrees that following the date hereof, Buyer and Parent shall have the right to hire up to 25 employees (which employees have any history of working in the fields of Mac engineering, direct sales, marketing or build-to-order manufacturing) of Seller, to be selected by Parent (the "DESIGNATED PERSONS"). Parent shall give advance notice to Seller of the identity of the Designated Persons and Seller shall use all reasonable efforts to assist and encourage the transition of employment of the Designated Persons from Seller to Buyer or Parent. Seller will not assert a claim (of tortious interference, theft of trade secrets or otherwise) as a result of Buyer's or Parent's recruitment of employees or former employees of Seller as of the date hereof. Except for the Designated Persons, Parent's recruiting efforts will be limited as mutually agreed in order to protect Seller's ability to conduct its business, including its Wintel business.

    4.19 TAX REPORTING. Buyer and Seller shall report the Acquisition as a reorganization within the meaning of Section 368(a)(1)(C) of the Code, and shall not take any position inconsistent with this characterization except in the event of a contrary final determination by the Internal Revenue Service. If any party receives notice of any contrary position by the Internal Revenue Service, Seller may, at its option and sole expense, contest such position, in which event Buyer and Parent shall cooperate with such contest as reasonably requested by Seller.

    4.20 BUYER PERFORMANCE. Parent will cause Buyer to perform Buyer's obligations under this Agreement.

                                   ARTICLE V
                         CONDITIONS TO THE ACQUISITION

    5.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE
ACQUISITION. The respective obligations of each party to this Agreement to effect the Acquisition shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) SELLER STOCKHOLDER APPROVAL. This Agreement and the Acquisition shall have been approved and adopted by the stockholders of Seller by the requisite vote under applicable law and Seller's Certificate of Incorporation;

        (b) SECURITIES LAW COMPLIANCE. The transfer of the Parent Common Stock in the Acquisition shall have been registered or shall be exempt from the registration requirement of the securities laws of the United States and shall have been qualified or shall be exempt under all applicable state securities laws. In the event that the transfer of the Parent Common Stock in the Acquisition shall be registered under U.S. securities laws, the SEC shall have declared the registration statement filed in connection therewith effective and no stop order suspending the effectiveness of such registration statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened in writing by the SEC; and

        (c) HSR ACT. All waiting periods, if any, under the HSR Act relating to the transactions contemplated hereby shall have expired or terminated early.

    5.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate the Acquisition and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Seller:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date;

        (b) AGREEMENTS AND COVENANTS. Parent and Buyer in all material respects shall have performed or be in compliance with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, including, without limitation, delivery at the Closing of the items set forth in Section 1.5 required to be delivered by them;

        (c) LEGAL OPINIONS. Seller shall have received a legal opinion from Wilson Sonsini Goodrich & Rosati as to the matters set forth in EXHIBIT L; and

        (d) CERTIFICATE OF PARENT AND BUYER. Seller shall have been provided with a certificate executed on behalf of Parent and Buyer to the effect that, as of the Closing the conditions set forth in this Section 5.2 have been satisfied.

    5.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER. The obligations of Parent and Buyer to consummate the Acquisition and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent and Buyer:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date; provided, however, that the condition set forth in this Section

    5.3(a) shall be deemed satisfied as of the Closing Date (and no termination right will exist under Section 6.1(e) on account of asserted breach of such representations and warranties) if the assets of Seller net of its liabilities (contingent or other) after the Closing would be, as far as could then be reasonably foreseen, reasonably sufficient to satisfy all liabilities and obligations (contingent or other) of Seller, including without limitation the indemnity obligations of Seller as contained in the Indemnification and Escrow Agreement;

        (b) AGREEMENTS AND COVENANTS. Seller in all material respects shall have performed or be in compliance with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing, including, without limitation, delivery at the Closing of the items set forth in Section 1.5 required to be delivered by it;

        (c) NO GOVERNMENTAL LITIGATION. There shall not be pending any suit by, action by or proceeding by any Governmental Entity, (i) challenging the Acquisition or any of the transactions contemplated hereby, seeking to restrain or prohibit the consummation of the Acquisition, or seeking to place limitations on the ownership of the Transferred Assets by Parent or Buyers (ii) seeking to prohibit or materially limit the ownership or operation by Parent or any of Parent's subsidiaries or affiliates of any portion of any of their respective assets (including without limitation the Transferred Assets) or businesses, or to compel Parent or any of Parent's subsidiaries or affiliates to dispose of or hold separate any portion of any of their respective assets (including without limitation the Transferred Assets) or businesses, as a result of the Acquisition or (iii) seeking to prohibit Parent or any of its subsidiaries or affiliates from effectively controlling in any material respect the Transferred Assets;

        (d) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Acquisition shall be in effect, nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition, which makes the consummation of the Acquisition illegal;

        (e) LEGAL OPINION. Parent shall have received a legal opinion from McCutchen, Doyle, Brown & Enersen, LLP, and/or Baker & McKenzie, legal counsel to Seller, as to the matters set forth in EXHIBIT M;

        (f) AFFILIATE AGREEMENTS. Each of the parties identified by Seller in the Seller Disclosure Letter as being an Affiliate of Seller shall have delivered to Parent an executed Affiliate Agreement which shall be in full force and effect;

        (g) PRIVATE PLACEMENT CERTIFICATES. If Parent shall have relied upon the Private Placement Exemption, each stockholder of Seller shall have delivered to Parent an executed Private Placement Certificate, to the extent reasonably required in order to establish the Private Placement Exemption;

        (h) INDEMNIFICATION AND ESCROW AGREEMENTS. The Indemnification and Escrow Agreement shall be in full force and effect and no term thereof shall have been challenged or repudiated by any of the parties thereto (other than Parent and Buyer); and

        (i) CERTIFICATE OF SELLER. Parent and Buyer shall have been provided with a certificate on behalf of Seller to the effect that, as of the Closing, the conditions set forth in this Section 5.3 have been satisfied.

    5.4 EXCLUSIVE CONDITIONS. The conditions set forth in this Article V shall be the sole conditions to the Closing.

                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

    6.1 TERMINATION. Except as provided in Section 6.2 below, this Agreement may be terminated and the Acquisition abandoned at any time prior to the
Closing:

        (a) by mutual consent of Seller, Buyer and Parent;

        (b) by Parent if: (i) there shall be a final nonappealable order of a foreign, federal or state court in effect preventing consummation of the Acquisition; or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition by any Governmental Entity that would make consummation of the Acquisition illegal;

        (c) by Seller or Parent if such party (and, in the case of Parent, Buyer) is not in material breach of its obligations under this Agreement and if the Closing has not occurred before 5:00 p.m. (California time) on June 30, 1998 (the "FINAL DATE");

        (d) by Parent if there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Acquisition, by any Governmental Entity, which would: (i) prohibit Parent's or Buyer's ownership or operation of all or any portion of the Transferred Assets or
    (ii) compel Parent or Seller to dispose of or hold separate all or a portion of the business or assets (including without limitation the Transferred Assets) of Parent, any of its subsidiaries or affiliates as a result of the Acquisition;

        (e) by Parent if neither it nor Buyer is in material breach of its obligations under this Agreement and there has been a material breach of any covenant or agreement contained in this Agreement on the part of Seller and such breach has not been cured within 20 business days after written notice to Seller; PROVIDED, HOWEVER, that, no cure period shall be required for a breach which by its nature cannot be cured;

        (f) by Seller if it is not in material breach of its obligations under this Agreement and there has been a material breach of any covenant or agreement contained in this Agreement on the part of Parent or Buyer and such breach has not been cured within 20 business days after written notice to Parent; PROVIDED, HOWEVER, that, no cure period shall be required for a breach which by its nature cannot be cured;

        (g) by Parent if the required approvals of the stockholders of Seller contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders, duly convened therefor or at any adjournment thereof.

    Where action is taken to terminate this Agreement pursuant to this Section 6.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

    6.2  EFFECT OF TERMINATION.

    (a) In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Buyer or Seller, or their respective officers, directors or stockholders, provided that each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further that, the provisions of Sections 1.2(b), 4.6 and 4.15(b), this Section
6.2 and Article VII of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

    (b) If as a result of United States federal government anti-trust law or action or because of the failure to expire of applicable waiting periods under the HSR Act relating to the transactions contemplated hereby this Agreement is terminated pursuant to Section 6.1(b) or 6.1(d) and there is no Interim Seller Failure Event (as defined below) or pursuant to Section 6.1(c) and there is no Final Seller Failure Event

(as defined below), then as promptly as practicable following such termination (an "ANTITRUST TERMINATION"), Parent shall deliver to Seller, in compliance with applicable securities laws, certificates representing a number of shares of non-voting convertible Parent Preferred Stock (convertible on a 1-for-1 basis without additional consideration into shares of Parent Common Stock or any such other property or securities into which Parent Common Stock shall have generally been converted or transformed) equal to $100,000,000 divided by the Average Price (the "REINSTATEMENT PAYMENT"). The resale of any Parent Common Stock issuable upon conversion of such shares shall be registered by Parent in accordance with the terms of the Registration Rights Declaration.

    (c) Following the occurrence of a Trigger Event, Parent may, at its sole discretion, deliver to Seller the Reinstatement Payment. Delivery of the Reinstatement Payment to Seller in accordance with the terms of the Seller Release will cause without any further action by any person the Seller's Release to remain in effect as provided therein and will cause all rights, licenses and benefits granted to Seller and all obligations and duties of Parent under the Amended Agreements to terminate and be of no further force or effect as provided in the Omnibus Amendment.

    (d) CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

        (1) A "TRIGGER EVENT" shall be deemed to occur if this Agreement is terminated (x) by Parent pursuant to Section 6.1(b) or 6.1(d) and there is no Interim Seller Failure Event, (y) by Parent or Seller pursuant to Section 6.1(c) and there is no Final Seller Failure Event, or (z) by Seller pursuant to Section 6.1(f) and there is no Interim Seller Failure Event; provided, however, that if there is an Antitrust Termination, no Trigger Event shall be deemed to have occurred.

        (2) A "FINAL SELLER FAILURE EVENT" shall be deemed to occur if the Closing has not occurred by the Final Date because any condition imposed by
    Section 5.1(a) or 5.3 (other than 5.3(c) and 5.3 (d)) shall not have then been satisfied while all of the conditions set forth in Section 5.2 are then satisfied.

        (3) An "INTERIM SELLER FAILURE EVENT" shall be deemed to occur if at the time of termination of this Agreement any condition imposed by Section 5.3 (other than 5.3(c) and 5.3 (d)) shall not have then been satisfied while all of the conditions set forth in Section 5.2 are then satisfied.

    (e) REDUCTION OF REINSTATEMENT PAYMENT. Notwithstanding anything to the contrary contained in this Agreement, the Reinstatement Payment may be reduced at Parent's option by any amount of principal outstanding and/or interest due or accrued under the Promissory Note. To the extent of any such reduction, amounts outstanding under the Promissory Note shall be correspondingly reduced.

    6.3 AMENDMENT. Except as is otherwise required by applicable law after the stockholders of Seller approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

    6.4 EXTENSION; WAIVER. At any time prior to the Closing, Parent and Buyer, on the one hand, and Seller, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VII
                               GENERAL PROVISIONS

    7.1 SURVIVAL AT CLOSING. The representations, warranties and agreements set forth in this Agreement shall survive the Closing.

    7.2 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Moreover, each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be extremely impracticable to measure the resulting damages. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the U.S. or any state having jurisdiction, this being in addition to any other remedy to which they are entitled in law or in equity.

    7.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

        (a) if to Seller to:
           Power Computing Corporation
           2400 South IH-35
           Round Rock, TX 78681
           Attention: Chief Executive Officer
           Facsimile No.: (512) 248-7429
           Telephone No.: (512) 388-6868
           with a copy to:
           McCutchen, Doyle, Brown & Enersen, LLP
           Three Embarcadero Center
           San Francisco, CA 94111-4067
           Attention: Bartley C. Deamer, Esq.
           Facsimile No.: (415) 393-2286
           Telephone No.: (415) 393-2000

        (b) if to Parent or Buyer, to:
           Apple Computer, Inc.
           One Infinite Loop
           Cupertino, CA 95014
           Attention: Chief Financial Officer
                    General Counsel
           Facsimile No.: (408) 974-2023
           Telephone No.: (408) 974-9700

    with a copy to:
           Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304-1050
           Attention: Larry W. Sonsini, Esq.
                    Marty Korman, Esq.
           Facsimile No.: (650) 493-6811
           Telephone No.: (650) 493-9300

    7.4 INTERPRETATION. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE,""INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The phrase "MADE AVAILABLE" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    7.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    7.6 ENTIRE AGREEMENT; NONASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits and the Schedules, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person or entity (including without limitation any stockholder, affiliate or creditor of Seller) any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that the rights and obligations of Seller may be transferred to Seller's liquidating trust, provided that the liquidating trust assumes all of Seller's obligations hereunder and under all related agreements, including without limitation, the Indemnity Escrow Agreement.

    7.7 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    7.8 REMEDIES CUMULATIVE; ATTORNEYS' FEES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive, of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. In the event of any action arising out of this Agreement, a court may award (but shall not be required to award) the prevailing party reimbursement of reasonable attorney's fees.

    7.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    7.10 RULES OF CONSTRUCTION. The parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

    IN WITNESS WHEREOF, Seller, Parent and Buyer have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.


                                        APPLE COMPUTER, INC.
                                        By: /s/ STEVEN P. JOBS
                                           -------------------------------------
                                        Name: Steven P. Jobs
                                        ----------------------------------
                                        Title:
                                        -----------------------------------
                                        GRAVENSTEIN, INC.
                                        By: /s/ STEVEN P. JOBS
                                        -------------------------------------
                                        Name: Steven P. Jobs
                                        ----------------------------------
                                        Title:
                                        -----------------------------------
                                        POWER COMPUTING CORPORATION
                                        By: /s/ STEPHEN S. KAHNG
                                        -------------------------------------
                                        Name: Stephen S. Kahng
                                        ----------------------------------
                                        Title:
                                        -----------------------------------

                       *****ASSET PURCHASE AGREEMENT*****

                                                            EXHIBIT B TO ANNEX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      INDEMNIFICATION AND ESCROW AGREEMENT

                                     AMONG

                             APPLE COMPUTER, INC.,

                               GRAVENSTEIN, INC.

                          POWER COMPUTING CORPORATION

                                      AND

                    THE PERSONS LISTED ON SCHEDULE A HERETO

                                AUGUST 29, 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                     PAGE
                                                                                     ----
ARTICLE I  INDEMNIFICATION.........................................................    1
         1.1 INDEMNIFICATION BY SELLER AND PRINCIPAL STOCKHOLDERS..................    1
         1.2 LIMITATION ON INDEMNIFICATION LIABILITY OF PRINCIPAL STOCKHOLDERS.....    2
         1.3 JOINT AND SEVERAL LIABILITY...........................................    2
         1.4 INDEMNIFICATION PROCEDURE.............................................    2

ARTICLE II  ESCROW FUND............................................................    3
         2.1 ESCROW FUND...........................................................    3
         2.2 ESCROW PERIOD.........................................................    4
         2.3 CLAIMS UPON ESCROW FUND...............................................    4
         2.4 OBJECTIONS TO CLAIMS..................................................    4
         2.5 RESOLUTION OF CONFLICTS; ARBITRATION..................................    5
         2.6 CERTAIN ADJUSTMENTS TO THE ESCROW FUND................................    5
         2.7 EXCULPATORY PROVISIONS; INDEMNIFICATION...............................    6
         2.8 FEES..................................................................    7

ARTICLE III  ADDITIONAL AGREEMENTS OF SELLER AND THE PRINCIPAL STOCKHOLDERS........
                                                                                       8
         3.1 LIQUIDATION AND DISSOLUTION OF SELLER.................................    8
         3.2 TRANSFER AND ENCUMBRANCE..............................................    8
         3.3 RELEASE...............................................................    8
         3.4 NO SHOP...............................................................    8
         3.5 COVENANT NOT TO COMPETE...............................................    8

ARTICLE IV  GENERAL PROVISIONS.....................................................    9
         4.1 SPECIFIC PERFORMANCE..................................................    9
         4.2 NOTICES...............................................................    9
         4.3 INTERPRETATION........................................................   10
         4.4 COUNTERPARTS..........................................................   10
         4.5 NONASSIGNABILITY......................................................   10
         4.6 SEVERABILITY..........................................................   10
         4.7 REMEDIES CUMULATIVE...................................................   10
         4.8 GOVERNING LAW.........................................................   10
         4.9 RULES OF CONSTRUCTION.................................................   10

                      INDEMNIFICATION AND ESCROW AGREEMENT

    This INDEMNIFICATION AND ESCROW AGREEMENT (the "AGREEMENT") is made and entered into as of August 29, 1997 among Apple Computer, Inc., a California corporation ("PARENT"), Gravenstein, Inc., a Delaware corporation and wholly-owned subsidiary of Parent ("BUYER"), Power Computing Corporation, a Delaware corporation ("SELLER"), each of the persons listed on Schedule A hereto, which persons are stockholders of the Seller (such persons being hereinafter referred to collectively as the "PRINCIPAL STOCKHOLDERS" and individually as a "PRINCIPAL STOCKHOLDER"), and [Escrow Agent] (the "ESCROW AGENT") (as to the provisions of Article II hereof only). Capitalized terms used herein without definition have their respective meanings specified in the Asset Purchase Agreement dated as of the date hereof between Buyer and Seller (the "ASSET PURCHASE AGREEMENT").

                                    RECITALS

    A. Buyer and Seller are entering into the Asset Purchase Agreement which provides for the purchase by Buyer of the Transferred Assets from Seller.

    B. Pursuant to the Asset Purchase Agreement, the Escrow Shares are to be deposited into an escrow fund to be governed by the indemnification and escrow provisions of this Agreement.

    C. As a condition to Closing, the Asset Purchase Agreement contemplates, among other things, that Parent, Buyer, Seller and the Principal Stockholders will have entered into this Agreement concurrently with the Asset Purchase Agreement.

    NOW, THEREFORE, in consideration of the covenants and representations set forth herein and in the Asset Purchase Agreement, intending to be legally bound hereby and for other good and valuable consideration, the parties agree, if and only if the Closing under the Asset Purchase Agreement occurs, as follows:

                                   ARTICLE I
                                INDEMNIFICATION

    1.1 INDEMNIFICATION BY SELLER AND PRINCIPAL STOCKHOLDERS. The Seller and each of the Principal Stockholders (such persons being hereinafter referred to collectively as the "INDEMNIFYING PARTIES" and individually as an "INDEMNIFYING PARTY"), hereby covenant and agree, jointly and severally, to indemnify, defend and hold harmless Parent and Buyer, and the directors, officers, agents, representatives and affiliates of each of Parent and Buyer (such persons being hereinafter referred to collectively as the "INDEMNIFIED PARTIES" and individually as an "INDEMNIFIED PARTY"), from and against, and pay or reimburse each of the Indemnified Parties for, any liabilities, obligations, losses, claims, royalties, fines, deficiencies, damages, costs or expenses incurred (whether absolute, accrued or otherwise and whether or not resulting from third party claims), including any interest and penalties with respect thereto and reasonable out-of-pocket expenses and reasonable attorneys' and accountants' fees and expenses incurred in the investigation or defense of any of the same (individually and collectively, "LOSSES") as a result of (i) any inaccuracy in or breach of a representation or warranty of Seller contained in this Agreement, the Asset Purchase Agreement, the Post-Closing Operating Agreement, the Omnibus Amendment or any other Ancillary Agreement, (ii) any failure of Seller to perform or comply with any agreement or covenant (including without limitation any agreement or covenant to indemnify any Indemnified Party) contained in this Agreement, the Asset Purchase Agreement, the Post-Closing Operating Agreement, the Omnibus Amendment or any other Ancillary Agreement, (iii) any failure of Seller to satisfy any liability or obligation of Seller that is not an Assumed Liability, (iv) the non-collection of any Additional Assets when due (in which case Losses shall be deemed to be at least the amount of any such uncollected asset), (v) without limiting the generality of the foregoing, any liability or obligation arising by operation of law which liability or obligation (a) is not an Assumed Liability and (b) arises from Seller's acts or omissions prior to Closing or is inconsistent with Seller's representations and warranties in the Asset Purchase Agreement, and (vi) any liability or obligation arising under any bulk transfer law of any jurisdiction or under any common law doctrine of DE FACTO merger or successor liability. The Indemnifying Parties shall have no obligation to the Indemnified Parties for expenses incurred by such party in connection with the negotiation of the Asset Purchase Agreement and the Exhibits thereto.

    1.2  LIMITATION ON INDEMNIFICATION LIABILITY OF PRINCIPAL STOCKHOLDERS.

    The obligation of any Principal Stockholder to indemnify an Indemnified Party pursuant to this Agreement shall be limited to an amount equal to the amount of any payment, dividend, distribution or other transfer subsequent to the date hereof of Purchase Shares or other assets or property from Seller to such Principal Stockholder or such Principal Stockholder's affiliates or partners (whether or not such payment, dividend, distribution or other transfer is made to such Principal Stockholder, affiliate or partner in his/its capacity as a stockholder of Seller), PLUS, in the case of the Principal Stockholder listed under Category II on Schedule A hereto, an amount equal to $5,000,000 in excess of any such payment, dividend, distribution or other transfer.

    1.3 JOINT AND SEVERAL LIABILITY. Each of the Principal Stockholders, as between himself or herself and the other Principal Stockholders, shall be jointly and severally liable for the performance of all of the obligations of Seller under this Agreement, except as such liability shall be expressly limited as set forth in Section 1.2, as if each of the Principal Stockholders had solely undertaken Seller's obligations under the Agreement.

    1.4 INDEMNIFICATION PROCEDURE. All claims for indemnification under this Agreement (individually, a "CLAIM" and collectively, "CLAIMS") shall be asserted and resolved as follows:

        (a) In the event that any Claim for which an Indemnifying Party could be liable to an Indemnified Party hereunder is asserted against an Indemnified Party, the Indemnified Party shall notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be used as evidence with respect to, nor shall it be conclusive of, the final amount of such Claim) (the "CLAIM NOTICE"). The Indemnifying Party shall have 30 days from the date of the Claim Notice (the "NOTICE PERIOD") to notify the Indemnified Party whether or not the Indemnifying Party disputes the Indemnifying Party's liability to the Indemnified Party hereunder with respect to such Claim. If the Indemnifying Party does not notify the Indemnified Party within 45 days from the date of such Claim Notice that the Indemnifying Party disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. The Indemnified Party shall have the right, at the cost and expense of the Indemnifying Party, to defend any claim by a 3rd party for which indemnification may be sought hereunder (a "3rd Party Claim") by appropriate proceedings, which proceedings shall be diligently settled or prosecuted by the Indemnified Party to a final conclusion; PROVIDED THAT the Indemnifying Party shall have the right to approve of the selection of counsel for the Indemnified Party, which approval shall not unreasonably be withheld, it being understood and agreed that each Indemnifying Party hereby approves of the selection of counsel for Buyer and Parent listed in Section 4.2 hereof for such purpose; and PROVIDED FURTHER that, unless the Indemnifying Party otherwise consents in writing, which consent shall not be unreasonably withheld, any monetary settlement by the Indemnified Party shall not be conclusive of the amount of any indemnification obligation hereunder. The Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement effected in accordance with the immediately preceding sentence or any judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

        (b) The Indemnified Party's failure to give reasonably prompt notice to the Indemnifying Party of any actual, threatened or possible claim or demand that may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

        (c) Notwithstanding the foregoing, the Indemnifying Party shall have the right to defend and control the settlement of any 3rd Party Claim if each of the following conditions are satisfied:

            (i) the Indemnifying Party is the Seller.

            (ii) the 3rd Party Claim seeks only monetary damages and does not seek any injunction or other equitable relief against the Indemnified Party;

           (iii) the 3rd Party Claim does not involve a governmental agency or entity, whether foreign or domestic, federal, state or local, except that if Seller would not be prejudiced or adversely affected during the pendency of such 3rd Party Claim, this condition need not be satisfied;

            (iv) the Indemnifying Party unconditionally acknowledges in writing, in a notice of election to contest or defend the 3rd Party Claim given to the Indemnified Party within ten (10) days after the Indemnifying Party first receives notice of the 3rd Party Claim, that the Indemnifying Party is obligated to indemnify the Indemnified Party in full with respect to the 3rd Party Claim.

            (v) the Indemnifying Party is not then in default with respect to any of its other obligations under this Agreement or the Post-Closing Operating Agreement;

            (vi) the counsel chosen by the Indemnifying Party is reasonably acceptable to the Indemnified Party;

           (vii) the Indemnifying Party provides evidence reasonably satisfactory to the Indemnified Party that the Indemnifying Party has assets net of its liabilities (contingent or other) that would be, as far as could then be reasonably foreseen, reasonably sufficient to satisfy all liabilities and obligations (contingent or other) of Seller, including without limitation the indemnity obligations of Seller contained herein; and

          (viii) Parent and Buyer are permitted upon request to participate in the defense, settlement and proceedings related to the 3rd Party Claim at their own expense.

                                   ARTICLE II
                                  ESCROW FUND

        2.1  ESCROW FUND.

        (a) As partial security for the indemnification provided for in Article I hereof, and as security for the collection of the Additional Assets, on the Closing Date, Seller will be deemed to have received and deposited with the Escrow Agent the Escrow Shares (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Closing Date) without any act of Seller. As soon as practicable after the Closing Date, but in any event within five (5) business days thereafter, the Escrow Shares, without any act of any Seller, shall be registered in the name of, and be deposited with the Escrow Agent, such deposit to constitute an escrow fund (the "ESCROW FUND") and to be governed by the terms set forth herein.

        (b) The Escrow Fund shall be available to compensate Parent, Buyer and their respective directors, officers and affiliates for any Losses contemplated by Section 1.1 hereof; PROVIDED that (i) Parent and Buyer may seek any available remedy to enforce the indemnity obligations of Seller set forth in Article I hereof and resort to the Escrow Fund shall be only one such remedy and (ii) the Additional Asset Escrow Shares shall be used as security for the collection of the Additional Assets and shall not be held in escrow to secure indemnification for other Losses or Claims hereunder.

        (c) The Escrow Agent shall, upon written instructions from the Seller, sell any Escrow Shares and hold the proceeds from such sale in escrow on the same terms and conditions as the Escrow Shares hereunder.

    2.2 ESCROW PERIOD. The period of time during which the Escrow Fund shall be in existence (the period during which any Escrow Shares are actually held in escrow being herein referred to as the "ESCROW PERIOD") shall commence immediately following the Closing Date and shall terminate in accordance with the provisions set forth below:

        (i) with respect to the Primary Escrow Shares, $3.0 million of Primary Escrow Shares shall be released from the Escrow Fund and delivered to Seller on the last day of each of the third, sixth and ninth month following the Closing Date, and the remaining Primary Escrow Shares shall be released from the Escrow Fund and delivered to Seller on the date that is one (1) year after the Closing Date; and

        (ii) with respect to the Additional Asset Escrow Shares, an amount of Additional Asset Escrow Shares equal to the amount of Additional Assets actually collected by Parent shall be released from the Additional Asset Escrow Fund and delivered to Seller on the seventh business day of the month following the month in which Parent actually collects such Additional Assets;

PROVIDED, HOWEVER, that a portion of the Escrow Shares, which, in the reasonable judgment of Parent, subject to the objection of Seller and the subsequent arbitration of the matter in the manner provided in Section 2.5 hereof, are necessary to satisfy any unsatisfied claims specified in any Officer's Certificate thereto-fore delivered to the Escrow Agent prior to termination of the Escrow Period shall remain in the Escrow Fund until such claims have been resolved. As soon as all such claims have been resolved, the Escrow Agent shall deliver to Seller the portion of the Escrow Fund then due to be released and not required to satisfy such claims. For the purpose of determining the number of Escrow Shares to be released from the Escrow Fund as contemplated in this
Section 2.2, the Escrow Shares held in the Escrow Fund shall be valued at the Average Price.

    2.3  CLAIMS UPON ESCROW FUND.

    (a) Upon receipt by Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Parent or Buyer (an "Officer's Certificate") specifying in reasonable detail any Losses incurred or reasonably likely to be incurred by Parent or Buyer, or any 3rd Party Claims made against Parent or Buyer, as to which indemnification is or would reasonably be likely to be available pursuant to the terms of this Agreement, the Escrow Agent shall, if no objection shall have been made in the time period and manner set forth in
Section 2.4 hereof, deliver to Parent or Buyer, as the case may be, out of the Escrow Fund, Escrow Shares or other property held in the Escrow Fund having a value equal to such Losses.

    (b) For the purpose of compensating Parent or Buyer, as the case may be, for its Losses pursuant to this Agreement, the Escrow Shares held in the Escrow Fund shall be valued at the Average Price; PROVIDED that if any Escrow Shares have been converted to cash, the Escrow Agent shall deliver cash to the Parent or Buyer in an amount equal to such Losses.

    2.4  OBJECTIONS TO CLAIMS.

    (a) At the time of sending of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be sent to Seller, and, for a period of thirty (30) days after the date of such Officer's Certificate, the Escrow Agent shall make no delivery of Escrow Shares or other property pursuant to Section 2.3 hereof unless the Escrow Agent shall have received written authorization from Seller to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of the Escrow Shares or other property in the Escrow Fund in accordance with Section 2.3 hereof, provided that no such payment or delivery may be made if Seller shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent and Buyer prior to the expiration of such thirty (30) day period.

    (b) Notwithstanding the foregoing, upon written request to the Escrow Agent, Parent and Buyer, at their sole discretion, shall be entitled to immediate delivery of Additional Asset Escrow Shares from the Escrow Fund in an amount equal to any Additional Assets that the Parent or Buyer have undertaken reasonable efforts to collect for a period of 90 days from the Closing Date, but which Parent and Buyer shall have been unable to collect in full ("Uncollected Additional Assets"). Upon receipt of any Additional Asset Escrow Shares for any Uncollected Additional Assets, Parent or Buyer, as the case may be, shall assign its rights to such Uncollected Additional Assets to Seller. In the event and to the extent Parent or Buyer subsequently collects any such Additional Assets, Buyer shall transfer to Seller shares of Parent Common Stock having a value (based on the Average Price) equal to such subsequently collected Additional Assets.

    2.5  RESOLUTION OF CONFLICTS; ARBITRATION.

    (a) In case Seller shall object in writing to any claim or claims by Parent or Buyer made in any Officer's Certificate, Parent or Buyer, as the case may be, shall have thirty (30) days to respond in a written statement to the objection of Seller. If after such thirty (30) day period there remains a dispute as to any claims, Seller, Parent and Buyer shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If Seller, Parent and Buyer should so agree, a memorandum setting forth such agreement shall be prepared and signed by all parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares or other property from the Escrow Fund in accordance with the terms thereof.

    (b) If no such agreement can be reached after good faith negotiation, either Parent and Buyer or Seller may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or all parties agree to arbitration; and in either such event the matter shall be settled by arbitration. The parties shall undertake reasonable efforts to mutually agree upon a single arbitrator. If the parties are unable to mutually agree upon a single arbitrator within ten
(10) days after such written notice, the arbitration shall be conducted by three arbitrators, and within five (5) additional days following the expiration of the initial ten (10) day period, Parent and Buyer on the one hand and Seller on the other shall each select one arbitrator, and thereafter the two arbitrators so selected shall select a third arbitrator. The parties shall undertake reasonable efforts to ensure that the arbitration is concluded within ninety (90) days following the selection of the arbitrator or arbitrators, as the case may be. The decision of the single arbitrator (in the event a single arbitrator has been appointed by mutual agreement), or the decision of a majority of the arbitrators (in the event three arbitrators have been appointed) as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in
Section 2.4 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

    (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California under the commercial rules then in effect of the American Arbitration Association. The non-prevailing party to an arbitration shall pay its own expenses, the fees of each arbitrator, the administrative fee of the American Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, incurred by the other party to the arbitration.

    2.6  CERTAIN ADJUSTMENTS TO THE ESCROW FUND.

    (a) Any Escrow Shares or other equity securities issued or distributed (including shares issued upon a stock split) ("NEW SHARES") in respect of Escrow Shares in the Escrow Fund which have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of Escrow Shares which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof. Cash dividends on Escrow Shares shall not be added to the Escrow Fund but shall be distributed to the recordholders thereof.

        (b) Seller shall have voting rights with respect to the Escrow Shares contributed to the Escrow Fund by Seller (and on any voting securities added to the Escrow Fund in respect of such Escrow Shares).

    2.7  EXCULPATORY PROVISIONS; INDEMNIFICATION.

    (a) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and Buyer and approved by the Escrow Agent, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

    (b) The Escrow Agent is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

    (c) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

    (d) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

    (e) In performing any duties under the Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (i) any act or failure to act made or omitted in good faith, or (ii) any action taken or omitted in reliance upon any instrument, including any written statement or affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

    (f) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and shares of Parent Common Stock and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage.

    Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and shares of Parent Common Stock held in escrow, except all cost, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

    (g) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on Escrow Agent or incurred by Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter.

    (h) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the parties; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the parties shall use their best efforts to mutually agree on a successor escrow agent within thirty (30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the state of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. The Escrow Agent shall be discharged from any further duties and liability under this Agreement.

    (i) Each of the parties hereto acknowledges and agrees that Escrow Agent (A) shall not be responsible for any of the agreements referred to herein but shall be obligated only for the performance of such duties as are specifically set forth in this Escrow Agreement; (B) shall not be obligated to take any legal or other action hereunder which might in its judgment involve any expense or liability unless it shall have been furnished with acceptable indemnification;
(C) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction, instrument, statement, request or document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the proper person, and shall have no responsibility for determining the accuracy thereof, and (D) may consult counsel satisfactory to it, including in-house counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

    (j) Seller agrees to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of the Escrow Fund under this Agreement, and to indemnify and hold Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses that may be assessed against Escrow Agent, or any such payment or other activities under this Agreement. Seller undertakes to instruct the Escrow Agent in writing with respect to the Parent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection this Agreement. Seller agrees to indemnify and hold the each of Parent and Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including without limitation the withholding or deduction or the failure to withhold or deduct same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which Parent or Escrow Agent may be or become subject in connection with or which arises out of this Agreement, including costs and expenses (including reasonable legal fees), interest and penalties. Notwithstanding the foregoing, no distributions will be made from the Escrow Fund unless each of Parent and Escrow Agent is supplied with an original, signed W-9 form or its equivalent prior to distribution.

    2.8  FEES.

    All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Seller. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms. If any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to this escrow or its subject matter, the Escrow Agent shall be reasonably compensated by the non-prevailing party for such extraordinary services and reimbursed for all costs, attorney's fees, and expenses occasioned by such default, delay, controversy or litigation.

                                  ARTICLE III
         ADDITIONAL AGREEMENTS OF SELLER AND THE PRINCIPAL STOCKHOLDERS

    3.1  LIQUIDATION AND DISSOLUTION OF SELLER.

    (a) Seller agrees that, prior to distributing any of the Purchase Shares or other assets or property of Seller to the stockholders of Seller (in their capacity as stockholders of Seller or otherwise) or any of their respective affiliates or partners, it will notify Parent and Buyer of such intended distribution. Seller further agrees that it will not make any such distribution to which Parent or Buyer reasonably objects in writing within thirty (30) days following receipt of such notice on the grounds that the assets of the Seller or the Seller's liquidating trust net of its liabilities (contingent or other) after such distribution would not be, as far as could then be reasonably foreseen, reasonably sufficient to satisfy all obligations of Seller (contingent or other), including without limitation the indemnity obligations set forth herein. In case Parent or Buyer shall so object in writing to any such distribution, Seller shall have thirty (30) days to respond in a written statement to the objection of Parent or Buyer, as the case may be. If after such thirty (30) day period there remains a dispute as to the distribution, Seller, Parent and Buyer shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to the distribution. If no agreement can be reached after good faith negotiation, the parties hereto agree that the matters in dispute shall be resolved in the manner described in Section
2.5 of this Agreement.

    (b) Seller agrees that upon effecting a dissolution it will create for the benefit of creditors of Seller (including the Indemnified Parties) a trust with assets of not less than an amount satisfactory to satisfy all claims and potential claims against it from creditors, Indemnified Parties or otherwise. Such trust will expressly assume the undertakings, obligations and limitations of Seller set forth in this Agreement.

    3.2 TRANSFER AND ENCUMBRANCE. No transfer, sale, distribution, exchange, pledge, or disposition of any Seller Common Stock shall be effective unless the transferee is bound by this Agreement under the same obligations, terms, and conditions that bind the Principal Stockholder who undertakes such transfer, sale, distribution, exchange, pledge, or disposition.

    3.3 RELEASE. Each of the Principal Stockholders hereby acknowledges and agrees to the terms of the release of claims set forth in the Seller Release dated the date hereof between Parent and Seller attached as Exhibit C-1 to the Asset Purchase Agreement.

    3.4 NO SHOP. Each of the Principal Stockholders hereby acknowledges and agrees to be bound by the terms of Section 4.2 of the Asset Purchase Agreement.

    3.5 COVENANT NOT TO COMPETE. Each Principal Stockholder listed under Category II on Schedule A hereto hereby acknowledges and agrees to be bound by the terms of Section 4.15 of the Asset Purchase

Agreement and each Principal Stockholder listed under Category I on Schedule A hereto hereby acknowledges and agrees to be bound by the terms of Sections 4.15(a), (c), (d) and (e) of the Asset Purchase Agreement, in each case as though such Principal Stockholder were a Non-Competing Party.

                                   ARTICLE IV
                               GENERAL PROVISIONS

    4.1 SPECIFIC PERFORMANCE. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Moreover, each party's obligation under this Agreement is unique. If any party should default in its obligations under this Agreement, the parties each acknowledge that it would be impracticable to measure the resulting damages. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the U.S. or any state having jurisdiction, this being in addition to any other remedy to which they are entitled in law or in equity.

    4.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

        (a) if to Parent or Buyer, to:

            Apple Computer, Inc.
           One Infinite Loop
           Cupertino, CA 95014
           Attention: Chief Financial Officer
                    General Counsel
           Facsimile No.: (408) 974-2023
           Telephone No.: (408) 974-9700

            with a copy to:

            Wilson Sonsini Goodrich & Rosati
           650 Page Mill Road
           Palo Alto, CA 94304-1050
           Attention: Larry W. Sonsini, Esq.
                    Marty Korman, Esq.
           Facsimile No.: (650) 493-6811
           Telephone No.: (650) 493-9300

        (b) if to Seller to:

            Power Computing Corporation
           2400 South IH-35
           Round Rock, TX 78681
           Attention: Chief Executive Officer
           Facsimile No.: (512)
           Telephone No.: (512) 388-6868
            with a copy to:

            McCutchen, Doyle, Brown & Enersen, LLP
           Three Embarcadero Center
           San Francisco, CA 94111-4067
           Attention: Bartley C. Deamer, Esq.
           Facsimile No.: (415) 393-2286
           Telephone No.: (415) 393-2000

        (c) if to Principal Stockholder, to the address of such Principal Stockholder set forth on Schedule A hereto.

    4.3 INTERPRETATION. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    4.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    4.5 NONASSIGNABILITY. This Agreement shall not be assigned by Seller by operation of law or otherwise except as otherwise specifically provided.

    4.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

    4.7 REMEDIES CUMULATIVE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive, of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

    4.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California regardless of the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons, and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

    4.9 RULES OF CONSTRUCTION. The parties agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                            ------------------------

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered, all as of the date first written above.

ESCROW AGENT                             POWER COMPUTING CORPORATION

By:
   ------------------------------------  By: /s/ STEPHEN S. KAHNG
                                         ------------------------------------

Name:
      ---------------------------------  Name: Stephen S. Kahng
                                         ---------------------------------

Title:                                   Title:
--------------------------------------   --------------------------------------

APPLE COMPUTER, INC.                     4C VENTURES, L.P.

By: /s/ STEVEN P. JOBS                   By: 4C Associates, L.P.,
   ------------------------------------  its General Partners
Name: Steven P. Jobs
      ---------------------------------
                                         By: 4C Associates, Inc.,
Title:                                   its General Partners
--------------------------------------

                                         By: /s/ ALEXANDRA GIURGIU
                                                   -----------------------------
                                         Managing Director

                                         /S/ STEPHEN S. KAHNG
GRAVENSTEIN, INC.                        ---------------------------------------
                                         STEPHEN S. KAHNG

By: /s/ STEVEN P. JOBS
   ------------------------------------

Name: Steven P. Jobs
      ---------------------------------

      Title:
---------------------------------

                      **INDEMNIFICATION AND ESCROW AGREEMENT**

                                   SCHEDULE A

CATEGORY I

    4C Ventures, L.P.
    Queensgate Bank & Trust Ltd.
    Ugland House
    South Church Street
    P.O. Box 30464 SMB
    Georgetown, Grand Cayman
    Cayman Islands, B.W.I.

CATEGORY II

    Stephen S. Kahng
    2400 South IH 35
    Round Rock, Texas 78681

                                                                         ANNEX B

                          POWER COMPUTING CORPORATION
                               LIQUIDATING TRUST

    THIS AGREEMENT AND DECLARATION OF TRUST made and entered into this   day of
       , 1997, by and between POWER COMPUTING CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"),
and        and        , directors of the Company as Trustees, has reference to
the following facts:

    At a special meeting of the shareholders of the Company on        , 1997,
the shareholders of the Company adopted and approved a Plan of Liquidation and Dissolution (the "Plan"). Paragraph 3 of the Plan authorizes the Company's Board of Directors (i) to create this liquidating trust to facilitate the complete liquidation of the Company by providing a repository to which all of its assets might be transferred and assigned for the respective use and benefit of the "Shareholders" as defined herein, and (ii) to designate one or more of the Directors as Trustees, and the remaining Directors as the members of the Advisory Committee provided for herein.

    The Company's Board of Directors authorized the execution and delivery of
this Trust Agreement by resolutions adopted        , 1997.

    NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to declare the terms and provisions upon and subject to which the Trustees are to receive, hold, administer and dispose of the assets, properties, property rights and agreements now or hereafter granted and conveyed to them, the Company has granted, assigned, transferred and conveyed and hereby does grant, assign, transfer and convey unto the Trustees, and their successor or successors in trust for the benefit of "Shareholders" as defined herein all of the right, title, benefit and interest of the Company in and to the assets and properties set forth in the list attached as Exhibit A to this Trust Agreement and made a part hereof, subject, however, to all liabilities, debts and obligations of the Company, absolute, contingent, known or unknown.

    TO HAVE AND TO HOLD the aforesaid assets, properties, claims and rights, together with all rights, benefits, covenants and agreements appertaining or appurtenant thereto, unto the Trustees upon and subject to the terms and provisions as follows:

                                   ARTICLE 1
                              NAME AND DEFINITIONS

    1.1 The trust created by this Trust Agreement shall be known as the Power Computing Corporation Liquidating Trust (the "Trust").

    1.2  For purposes of the Trust, unless the context otherwise requires:

        a. "Trust Agreement" shall mean this instrument, as originally executed by the parties hereto, or as amended from time to time in the manner provided in Article 2 herein.

        b. "Common Stock" or "Shares of Common Stock" shall mean the common stock of the Company, $0.01 par value, issued and outstanding as of 5:00
    p.m. Austin, Texas time, on        , 1997 (the "Trust Record Date").

        c. "Preferred Stock" or "Shares of Preferred Stock" shall mean the convertible preferred stock of the Company, either Series A or Series B or both, $0.01 par value, issued and outstanding as of 5:00 p.m. Austin, Texas time, on the Trust Record Date.

        d. "Shareholders" shall mean those shareholders of the Company listed in Exhibit B to this Agreement, being all of the shareholders of record of Common Stock or Preferred Stock as of 5:00 p.m., Austin, Texas time, on the Trust Record Date, and any permitted transferees.

        e. "Trust Estate" shall mean the aggregate of the assets, properties, claims and rights hereinabove described or referred to, and hereby or hereafter transferred, assigned and conveyed unto the Trustees, together with all property rights and agreements, and all other rights, benefits or privileges, otherwise appertaining or appurtenant thereto and the Trust Receipts (as defined in Section 1.2(g) below).

        f. "Trust Liabilities" shall mean all expenses of the Trust, including taxes; all of the Company's unpaid or undischarged liabilities, debts and obligations, whether known or unknown, absolute or contingent, including the Company's obligations to indemnify, defend or hold harmless Directors, officers and other agents of the Company, the Trust's obligation to indemnify, defend or hold harmless Trustees, members of the Advisory Committee, or other agents of the Trust, and in each case to pay their expenses, including attorneys' fees and costs.

        g. "Trust Receipts" shall mean all rents, royalties, income, proceeds, and other receipts of or from the Trust Estate, including, without limitation, payments received on notes, dividends received on stock, interest on any moneys or securities, or proceeds from the sale of any property or assets held by the Trustees as part of the Trust Estate pursuant to this Trust Agreement.

        h. "Trustees" shall mean the Trustees originally constituted hereunder or their successor or successors appointed pursuant to Article 9 herein.

                                   ARTICLE 2
          PURPOSE AND LIMITATIONS OF THE TRUST AND THE TRUST AGREEMENT

    2.1 The Trust has been organized for the purpose of liquidating and distributing the Trust Estate in an expeditious and efficient manner and its activities shall be limited to those reasonably necessary to, and consistent with, the accomplishment of such purpose. The Trust shall not be an organization having as its purpose the carrying on of the business for which the Company was organized. The Trust Agreement shall not create, or be interpreted to create, an association, partnership, joint venture or any other profit-making business. Consistent therewith, the Trust is intended to (i) serve as a repository for assignment of all of the assets, properties, claims and rights of the Company which are not reasonably susceptible of distribution among the Shareholders;
(ii) provide for the sale or other disposition of the assets comprising the Trust Estate which are not to be distributed in kind by the Trustees to the Shareholders; (iii) provide for the payment of Trust Liabilities; (iv) provide for such action as may be necessary or expedient to prosecute or collect any claim or contingent right comprising a part of the Trust Estate; (v) provide for the distribution to the Shareholders of their respective interests in all distributable property comprising the Trust Estate; and (vi) hold a portion of the property comprising the Trust Estate for the benefit of the Shareholders of the Company who may not be located (if any) or who shall otherwise fail to surrender their certificates of Common Stock (if any) to the Company, pending appropriate transfer to the official then authorized by the applicable state to receive unclaimed property.

    2.2 In no event shall any part of the Trust Estate revert or be distributed to the Company or to any shareholder of the Company, as such, other than a Shareholder entitled thereto under the terms of this Trust. Any unclaimed part of the Trust Estate shall be subject to disposition in accordance with applicable laws.

    2.3 The Trustees shall take only such action as may be reasonably necessary to continue operations of the assets and properties constituting the Trust Estate for the purpose of its preservation pending sale or other disposition or distribution to the Shareholders, and in no event shall the Trustees otherwise have power or authority to enter into or carry on any business in respect of the Trust Estate.

    2.4 No part of the Trust Estate or the Trust Receipts shall be used or disposed of by the Trustees for any purpose other than (i) the purposes for which this Trust was created as set forth in Section 2.1 hereof, including without limitation, the payment of, and the creation of reserves for the payment of, Trust Liabilities; and (ii) the distribution of the Trust Estate and Trust Receipts to the Shareholders in accordance with the terms of this Trust. Except as may be necessary to operate, preserve or protect the Trust Estate pending sale or other disposition or distribution thereof, the Trustees shall not invest any moneys forming a part of the Trust Estate, except in demand and time deposits in banks or savings institutions, or in temporary investments such as short-term certificates of deposit or Treasury bills, or in such other investments as may be allowed by statute, or by the rules and regulations of the Internal Revenue Service.

                                   ARTICLE 3
                              TRANSFER TO TRUSTEES

    3.1 The Trustees agree to accept the Trust and the property and assets constituting the Trust Estate, subject to the liabilities, debts and obligations of the Company, contingent, known or unknown. The Trustees, however, shall be responsible only for the property delivered to them registered in their name and shall have no duty to make, nor incur any liability for failing to make, any search for unknown property. The Trustees shall be responsible for only those liabilities of which they are informed, and shall have no duty to make, nor incur any liability for failing to make, any search for unknown liabilities. The Trustees shall hold the Trust Estate without provision for or the payment of any interest thereon to any Shareholder, except that interest earned on any assets of the Trust (specifically including any assets held for distribution to specific Shareholders) shall become a part of the Trust Estate and shall be distributed accordingly.

    3.2 The Company and such persons as shall have the right, authority, and power to do so after the dissolution of the Company shall, upon reasonable request of the Trustees, execute, acknowledge, and deliver such further instruments and documents, and do such further acts as may be reasonably necessary or proper to effectively carry out the purposes of this Trust Agreement, to transfer any property intended to be conveyed hereunder, and to vest in the Trustees or their successor or successors, the property, powers, instruments, or funds in trust hereunder.

    3.3 If any claim is asserted against the Trustees as recipient of the property transferred to the Trustees hereunder, on account of any claimed liability of or through the Company, the Trustees may use such part of the Trust Estate as may be reasonable for contesting any such liability and in payment thereof, including reasonable attorneys' fees incurred in connection therewith.

                                   ARTICLE 4
                   ESTABLISHMENT OF THE TRUST ESTATE AND THE
                      PAYMENT OF LIABILITIES AND EXPENSES

    4.1 Subject to Section 3.1, all property and assets of the Company comprising the Trust Estate shall be collected by the Trustees and held as a part of the Trust Estate pursuant to this Trust Agreement.

    4.2 The Trustees shall pay from the Trust Estate, or otherwise discharge or provide for, all expenses, charges, liabilities, and obligations of the Trust, and of the Company, including without limitation, interest, taxes, assessments, judgments, insurance costs, charges of every kind, and the costs, charges, and expenses incurred in connection with or arising out of the indemnification provided to the members of the Board of Directors and officers of the Company pursuant to the provisions of Section 7.2(b) herein and the execution or administration of this Trust, and such other payments and disbursements as are provided for in this Trust Agreement or which the Trustees, in their sole discretion, determine to be a proper charge against the Trust Estate. The Trustees may, in their sole discretion, make provisions by reserve or otherwise out of the Trust Estate, for such amount as the Trustees may determine to be necessary to meet Trust Liabilities. All Trust Liabilities shall be paid in full and any such provision for payment shall be made in full if there are sufficient assets in the Trust Estate. If there are insufficient assets in the Trust Estate, such Trust Liabilities shall be paid or provided for according to their priority, and among Trust Liabilities of equal priority, ratably to the extent of assets in the Trust Estate legally available therefor.

                                   ARTICLE 5
                          DISTRIBUTION TO SHAREHOLDERS

    5.1 Each Shareholder shall surrender his certificates for Common Stock and Preferred Stock of the Company to the Trustees for the purpose of receiving in exchange therefor his proportionate share of the Trust Estate. Each Shareholder of Preferred Stock wishing to convert all or any portion of such Preferred Stock into Common Stock shall deliver with the certificate for such Preferred Stock a written election to convert such Preferred Stock into Common Stock, and in the absence of any such written election such Shareholder shall be presumed not to have elected to convert such Preferred Stock into Common Stock.

    5.2 After presentation and surrender to the Trustees of the certificates for Common Stock and Preferred Stock, the Trustees may from time to time, in their sole discretion, distribute and pay, or cause to be distributed and paid, to the Shareholders on a date set by the Trustees, but not less than once per year, all or part of the Trust Receipts as of the close of business on such date that remain after payment of, or provision for, Trust Liabilities and after the withholding of the taxes or charges, if any, as provided herein. Such distributions may be in cash or in kind or both and shall be made in proportion to the respective interests of the Shareholders in the Trust, giving effect to the liquidation preferences of Preferred Stock as specified in the Company's Amended and Restated Certificate of Incorporation. Distributions in kind of Apple Computer, Inc. common stock may be made in a manner so that Shareholders receive cash in lieu of fractional shares. In determining whether to make, or the amount of, any distribution, the Trustees may rely upon the advice and opinion of counsel and of independent certified public accountants and other advisors, as they deem appropriate.

    5.3 In the event the Trustees, pursuant to the powers granted them herein, shall sell all or part of the assets or property comprising the Trust Estate, the Trustees shall in their absolute discretion and in the manner determined by them distribute from time to time to the Shareholders on the date fixed by the Trustees for distribution, pro rata, the net proceeds of such sale according to the respective interests of the Shareholders in the Trust on said date, giving effect to the liquidation preferences of Preferred Stock as specified in the Company's Amended and Restated Certificate of Incorporation. Such distributions shall be made at least annually, as provided in Section 5.2. The term "net proceeds" as used in this Section means the proceeds of such sale, whether in cash or other property, less (i) expenses of the sale, (ii) such amounts as may be necessary to discharge or provide for Trust Liabilities, and (iii) such other amounts as the Trustees in their absolute discretion deem reasonable to retain. Sales and redemptions of securities and other investment instruments held in the Trust Estate, in the ordinary course of administering the Trust Estate, shall not be considered sales for the purpose of this Section 5.3.

    5.4 In the event of the termination of the Trust pursuant to Article 6 herein, the Trustees shall use their best efforts to convert the Trust Estate into cash or other readily distributable property promptly. Thereafter, the Trustees shall distribute the net proceeds to the Shareholders pro rata according to their respective interests in the Trust, giving effect to the liquidation preferences of Preferred Stock as specified in the Company's Amended and Restated Certificate of Incorporation, on the date fixed by the Trustees for distribution of such net proceeds. As used in this Section, the term "net proceeds" means the total cash or other property received by the Trustees upon conversion of the Trust Estate to cash or other property less amounts necessary to discharge or provide for Trust Liabilities. If the Trustees are unable to, or determine, in their sole discretion, that it is not in the best interest of the Shareholders to convert part or all of the Trust Estate into cash or other readily distributable property, the Trustees may effect the distributions in kind.

    5.5 All distributions hereunder shall be made to the Shareholders as of the close of business on the date fixed by the Trustees for such distribution at the address for each such Shareholder shown in the records maintained by the Trustees.

    5.6 If any Shareholder shall fail to surrender his certificates for Common Stock or Preferred Stock of the Company in accordance with the terms and provisions hereof, the Trustees shall, subject to the provisions of Section 5.8 hereof, hold (without the payment of interest) the share or portion of the Trust Estate to which such Shareholder shall be entitled until such time as his certificates for Common Stock or Preferred Stock are so surrendered; provided, however, in the case of the alleged loss, theft, or destruction of any certificate for shares of Common Stock or Preferred Stock, no distribution shall be made with respect thereto, unless and until the Trustees have been furnished with an appropriate indemnity bond issued by such surety, or such other security, in the form and amount as shall be satisfactory to the Trustees, and as they shall deem appropriate to indemnify them fully.

    5.7 If any conflicting claims or demands are made or asserted as to any shares of Common Stock or Preferred Stock, or as to any interest of any Shareholder herein, of if there should be any disagreement between the transferees, assignees, heirs, representatives, or legatees succeeding to all or a part of the interest of any Shareholder resulting in adverse claims or demands being made in connection with such interest, then, in any such events, the Trustees shall be entitled, in their absolute discretion, to refuse to comply with any such conflicting claims or demands. In so refusing, the Trustees may elect to make no payment or distribution to the interest represented by the Common Stock or Preferred Stock involved, or any part thereof, and in so doing the Trustees shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands, nor shall the Trustees be liable for interest on any funds which they may so withhold. The Trustees shall be entitled to refrain and refuse to act until (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, or (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Trustees shall have been furnished with an executed counterpart of such agreement. The Trustees may, in their absolute discretion, require that they be furnished with an appropriate indemnity bond issued by such surety, or such other security, in the form and amount as shall be satisfactory to the Trustees, and as they shall deem appropriate to indemnify them fully as between all conflicting claims or demands.

    5.8 Any portion of the Trust Estate which shall be available to but unclaimed by any Shareholder of the Company shall be deemed to be subject to applicable escheat laws, and the Trustees are expressly authorized to pay and/or deliver such portion of the Trust Estate at such time or times as may be consonant with such laws and in accordance with the provisions thereof.

    5.9 The Trustees shall make an annual report in writing to each of the Shareholders. Such report shall be for a calendar year and shall he made with reasonable promptness after the end of each such year. Each report shall include a statement of all property on hand at the end of such year, of all receipts and disbursements during such year, and of such other data as may be necessary to furnish each Shareholder with adequate information as to the condition of the Trust Estate and each Shareholder's share of the distributable net income (or loss) of the Trust for federal income tax purposes.

    5.10 The Trustees are hereby authorized, but not required to send other and additional notices to the Shareholders, or their respective transferees, assignees, heirs, representatives, and legatees. If the Trustees receive evidence, satisfactory to them and their counsel, that a person or persons other than a Shareholder is entitled to receive a distribution of the Trust Estate, then the Trustees shall, in accordance with the terms and provisions of this Trust Agreement, make distribution to the person or persons who the Trustees have determined is entitled to the same.

    5.11 The Trustees may withhold from time to time from the Trust Receipts distributable to Shareholders such sums as may be sufficient to pay any taxes or other charges which have been or may be imposed on the Shareholders under the income tax laws or other laws of the United States or any state or political subdivision by reason of distributions which have been or will be made to the Shareholders, and the Trustees may, in their discretion, enter into agreements with taxing or other authorities for the payment of such amounts as may be withheld in accordance with the provisions of this Section.

                                   ARTICLE 6
                              TERM AND TERMINATION

    6.1 The Trust shall continue and remain effective until: (a) the Trust Estate has been fully distributed or expended in accordance with the terms and provisions of this Trust Agreement; or (b) the expiration of four (4) years from the date hereof, whichever shall first occur, at which time the Trust shall terminate.

    6.2 After the termination of the Trust, and for the purpose of liquidating and winding up the affairs of the Trust, the Trustees shall continue to act as such until their duties have been fully performed. Upon the distribution of all of the Trust Estate to the Shareholders and the payment and discharge of Trust Liabilities, the Trustees shall have no further duties or obligations hereunder.

    6.3 Upon termination of the Trust, the Trustees may retain the books, records, Shareholder lists, Common Stock certificates, and files which shall have been delivered to or created by the Trustees. At the Trustees' discretion, they may destroy all of such records and documents at any time after six (6) years from the date of termination of this Trust.

                                   ARTICLE 7
                             POWERS OF THE TRUSTEES

    7.1 The Trustees shall have the power to hold, and shall hold, the legal and equitable title to all assets and property which at any time constitute the Trust Estate, and the Trustees shall hold and administer such assets and property in trust, pursuant to the terms of this Trust Agreement.

    7.2 Subject to the limitations imposed by Article 2 and Article 12 herein, the Trustees shall have the following specific powers:

        a. To sell, transfer, assign, invest, or otherwise dispose of the Trust Estate or any part thereof. The Trustees are authorized to determine which assets of the Trust Estate should be sold or otherwise disposed of and which assets should be distributed in kind to the Shareholders. As to any assets of the Trust Estate which the Trustees determine should be sold, the Trustees shall have the power to sell such assets at public auction or at private sale for cash, or upon credit (either secured or unsecured as the Trustees shall determine), to make a gift of, or sell in a bargain sale, such assets, subject to the approval of the Advisory Committee or a majority in interest of the Shareholders, or to otherwise dispose of such assets. The Trustees shall have full power and authority to execute and deliver any conveyances, assignments, contracts, stock or security transfer powers, or any other written instrument of any character appropriate to any of the powers or duties conferred upon the Trustees.

        b. To collect and receive any and all property and assets due to or owing or belonging to the Company or the Trust, to give full discharge and release therefor, and to receipt for such property and assets and in connection therewith to provide indemnification to the members of the Board of Directors of the Company and officers of the Company equivalent to that provided to them pursuant to the Delaware General Corporation Law and the Company's Bylaws, and any such other indemnity as the Trustees deem appropriate.

        c. To collect, liquidate, or otherwise convert into cash all property, assets, and rights in the Trust Estate, and to pay, discharge, and satisfy all Trust Liabilities, with the right to prosecute and defend litigation, and enter into settlements and compromises in connection therewith.

        d. To retain or receive on behalf of, and for the benefit of, those Shareholders who have not been located or who have not surrendered their stock certificates for cancellation in accordance with the Plan of Liquidation, all liquidating distributions, unclaimed dividends, and other payments to which they may be entitled hereunder, and to make disposition thereof in accordance with applicable laws.

        e. To do and perform any acts or things reasonable or appropriate for the continued operation and the conservation, protection, and orderly administration of the Trust Estate, and in connection therewith to employ such agents, attorneys, and counsel, and to confer upon them such authority as the Trustees may deem expedient, and to pay reasonable compensation therefor.

        f. The Trustees are authorized to sue for and defend the Trust Estate, or any part thereof as at any time constituted, and to sue for and defend the Trust; and the Trustees are authorized to compromise, settle, and adjust claims in favor of and against the Trust Estate, or any part thereof, or against the Trust. The Trustees are authorized to abandon property and release claims, with or without consideration therefor, which the Trustees deem worthless or when the Trustees deem such action to be in the best interests of the Shareholders.

        g. If any of the property which is or may become a part of the assets of the Trust Estate is situated in any state or other jurisdiction in which the Trustees are not qualified to act as Trustees, the Trustees are empowered to nominate and appoint an individual or corporate trustee qualified to act in such state or other jurisdiction in connection with the property situated in that state or other jurisdiction as trustee of such property and require from such trustee such security as may be designated by the Trustees. The trustee so appointed shall have all the rights, powers, privileges, and duties and shall be subject to the conditions and limitations of this Trust, except as modified or limited by the Trustees, and except where the same may be modified by the laws of such state or other jurisdiction (in which case, the laws of the state or other jurisdiction in which such trustee is acting shall prevail to the extent necessary). Such trustee shall be answerable to the Trustees herein appointed for all moneys, assets, and other property which may be received by it in connection with the administration of such property. The Trustees hereunder may remove such trustee, with or without cause, and appoint a successor trustee at any time by the execution by the Trustees of a written instrument declaring such trustee removed from office and specifying the effective date and time of removal.

        h. The exercise of any discretionary power vested in the Trustees shall be final and conclusive upon all Shareholders hereunder and upon all persons whomsoever.

        i. The Trustees shall, to the extent necessary, prepare and file appropriate federal and state income tax returns and other returns and reports required by applicable law on behalf of the Trust.

        j. The Trustees shall not be under any duty to reinvest such part of the Trust Estate as may be in cash, or as may be converted into cash, nor shall the Trustees be chargeable with interest thereon (except to the extent that interest may be paid to Trustees on such cash amount on deposit) during such time as the prevailing interest rates or other conditions shall make it undesirable, in the opinion of the Trustees, to otherwise reinvest such funds pending distribution to the Shareholders.

        k. Pending sale or other disposition or distribution, the Trustees in their sole discretion are authorized to retain all or any part of the assets constituting the Trust Estate, including shares of common stock of Apple Computer, Inc., regardless of whether or not such assets are (or may become) underproductive, unproductive or a wasting asset, or whether such assets, if considered to be investments, might be considered to be speculative or extraordinarily hazardous.

        l. The Trustees are authorized in their absolute discretion to offer to redeem the interest of any Shareholder in the Trust if the Trustees determine that it is in the best interests of the Trust and the Shareholders to eliminate the cost of administering a small Shareholder account, and in connection therewith to offer to any such Shareholder an immediate distribution of cash or other property or both in such amounts as the Trustees in their absolute discretion shall determine.

    The enumeration of powers in this Section shall not be considered in any way to limit or control the power of the Trustees to act as specifically authorized by any other Section or provision of this Agreement and to act in such manner as the Trustees may in their absolute discretion deem reasonable or appropriate to conserve, protect and administer the Trust Estate or to confer on the Shareholders the benefits intended to be conferred upon them by this Trust Agreement.

                                   ARTICLE 8
                    DUTY OF CARE AND LIABILITIES OF TRUSTEES

    8.1 Each Trustee hereby agrees to accept and undertake to discharge the Trust created by this Trust Agreement, upon the terms and conditions hereof. In so doing he shall act in all matters in his absolute discretion and shall be liable only for his own gross negligence or his own willful misconduct. Without prejudice to the generality of the aforegoing provisions of this Section 8, it is further provided that:

        a. No successor Trustee shall be in any way responsible for the acts or omissions of any Trustee in office prior to the date on which he became a Trustee.

        b. No Trustee shall be deemed bound by any duties or obligations other than those specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Trust Agreement against the Trustee.

        c. In the absence of bad faith or gross negligence on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee.

        d. No Trustee shall be liable for any error of judgment made in good faith, unless it shall be proved that such Trustee was grossly negligent in ascertaining or failing to ascertain the pertinent facts.

        e. If any controversy arises between the parties hereto or with any third person with respect to the subject matter of this Trust Agreement or its terms or conditions, the Trustee shall not be required to determine the same or take any action, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as may be reasonably required by him.

    8.2 Except as otherwise provided in Section 8.1:

        a. The Trustees may rely and shall be protected in acting upon any notice, resolution, certificate, credential, statement, instrument, opinion, report, notice, request, consent, order, or other paper or document believed by them to be genuine and to have been signed or presented by the proper party or parties.

        b. The Trustees shall have the right to rely upon and shall be fully protected in acting upon the advice or opinion of any attorney, auditor, or other expert at any time employed by them in connection with any matter concerning the Trust or the Trust Estate.

        c. Persons dealing with the Trustees shall look only to the Trust Estate to satisfy any liability incurred by the Trustees to such person in carrying out the terms of this Trust, and the Trustees shall have no personal individual obligation to satisfy any such liability.

    8.3 No bond shall be required of the Trustees.

    8.4 Subject to the foregoing provisions of this Section 8, each Trustee shall be indemnified by and receive reimbursement from the Trust Estate against and for any and all loss, liability, expense, or damage, including without limitation their attorneys' fees and costs, which such Trustee may incur or sustain in the exercise and performance of any of the powers and duties of such Trustee under this Trust Agreement. The Trustees may in their absolute discretion require of any one or more of the Shareholders agreements of indemnity for the Trustees, members of the Advisory Committee, and/or the Directors and Officers of the Company and may condition the delivery of distributions from the Trust Estate to those Shareholders from whom such agreements are required, upon the execution and delivery of such agreements.

                                   ARTICLE 9
                        TRUSTEES AND SUCCESSOR TRUSTEES

    9.1 Except during such periods when there exists a vacancy as provided in
Section 9.4 herein, there shall at all times be two (2) Trustees of this Trust.
            and               shall serve as initial Trustees. If either of them
is unable or unwilling to serve as Trustee, a successor Trustee shall be appointed in accordance with the terms and conditions of Section 9.6 of the Agreement.

    9.2 All action required or permitted to be taken by the Trustees, in their capacity as Trustees, shall be taken or authorized (i) at a meeting at which both Trustees are present in person or by telephone conference call, duly called by one or more of the Trustees and held on at least three (3) days' written notice or one (1) day's telecopier notice to all of the Trustees then in office, or (ii) by a written vote, resolution, or other action in writing without a meeting signed by all the Trustees then in office. Except where this Trust Agreement otherwise provides, all action taken at such a meeting shall be by vote or resolution of the Trustees. If both Trustees cannot agree upon such action, such action shall be submitted to either the Advisory Committee or the Shareholders, and may be approved by the Advisory Committee or a majority in interest of the Shareholders, as the case may be. The Trustees may adopt such additional rules and procedures as they deem appropriate to govern their conduct and to further the orderly administration of the Trust.

    9.3 A Trustee may resign and be discharged from the Trust hereby created by giving written notice to the Advisory Committee or the Shareholders; such resignation shall become effective thirty (30) days thereafter or upon the appointment of such Trustee's successor and such successor's acceptance of such appointment, whichever first occurs. A Trustee may be removed by the Advisory Committee or a majority in interest of the Shareholders; such removal shall be effective upon delivery of written notice thereof to such removed Trustee.

    9.4 If a Trustee shall resign or be removed, or shall die, or shall be adjudged a bankrupt, incompetent or insolvent, a vacancy shall be deemed to exist in the office of such Trustee, and a successor shall be appointed by the remaining Trustee, if any, or if none, pursuant to Section 9.6. Pending the appointment of a successor Trustee, the remaining Trustee then in office may take any action required or permitted of a Trustee under this Trust Agreement.

    9.5 Any successor Trustee appointed hereunder shall execute counterparts of this Trust Agreement and shall deliver one such counterpart, to the other Trustee, if any, and in case of a resignation, to the resigning Trustee, if practicable. Thereupon such successor Trustee shall, without any further act, be deemed to have accepted his appointment, and become vested with all the estates, properties, rights, powers, trusts, and duties of his or its predecessor in the Trust hereunder with like effect as if originally named therein; but the retiring Trustee shall nevertheless, when requested in writing by the successor Trustee and upon payment of any expenses in connection therewith, execute and deliver an instrument or instruments conveying and transferring to such successor Trustee upon the trusts herein expressed, all the estates, properties, rights, powers, and trust of such retiring Trustee arising hereunder, and shall duly assign, transfer, and deliver to such successor Trustee all property and money held by him hereunder.

    9.6 If all the offices of Trustee are vacant by reason of a resignation or declination to act by those persons specified in Section 9.1 of this Agreement, a Trustee or Trustees may be appointed by the Advisory Committee or a majority in interest of the Shareholders.

    9.7 Any Trustee is authorized to execute on behalf of the Trustees any documents, including, but not limited to, deeds, notes, deeds of trust, documents of purchase or sale, applications to governmental agencies, and contracts of any kind on behalf of all or any of the Trustees. Any third party dealing with the Trust may rely entirely upon the Trustee's authority to execute on behalf of all the Trustees any document, including, but not limited to, deeds, notes, deeds of trust, documents of purchase or sale, applications to governmental agencies, and contracts of any kind, without inquiring as to whether both of the Trustees have consented thereto, and in all such cases any Trustee's signature shall bind the Trust.

                                   ARTICLE 10
          COMPENSATION AND EXPENSES OF TRUSTEES AND ADVISORY COMMITTEE

    10.1 The Trustees shall be entitled to reasonable compensation for their services hereunder, payable first out of Trust Receipts and then out of the Trust Estate. Reasonable compensation payable hereunder shall he fixed or approved by the Advisory Committee or a majority in interest of the Shareholders and shall be paid to said Trustees quarterly.

    10.2 The Trustees shall be reimbursed monthly first from the Trust Receipts and then from the Trust Estate for all expenses reasonably incurred by them in the exercise of powers or in the performance of their duties in accordance with the Trust Agreement.

                                   ARTICLE 11
                          AMENDMENT OF TRUST AGREEMENT

    11.1 This Trust Agreement may be amended without a vote of Shareholders (i) for the purpose of qualifying or continuing to qualify the Trust as a "liquidating trust" as distinguished from an "association" for purposes of the Internal Revenue Code of 1986, as amended from time to time, and (ii) for the purpose of avoiding registration and qualification of the interests of Shareholders in the Trust Estate under the federal and applicable state securities laws, as amended from time to time.

    11.2 If it is deemed necessary to amend the Trust Agreement for the purposes specified in Section 11.1 above, the Trust Agreement may be amended by the Board of Directors of the Company at any time prior to dissolution of the Company and thereafter by the Trustees.

    11.3 All other amendments of the Trust Agreement shall be adopted by the Trustees and approved by the Advisory Committee or a majority in interest of the Shareholders.

                                   ARTICLE 12
                               ADVISORY COMMITTEE

    12.1 The Company, upon constituting this Trust, and thereafter a majority in interest of the Shareholders, may at any time appoint an Advisory Committee consisting of one or more members as the Company or such Shareholders may from time to time specify in making any such appointment. The appointment of members of the Advisory Committee shall be by written notice from the Company or a majority in interest of the Shareholders to the Trustees, accompanied by the written acceptance of such appointment by such member. Any member of the Advisory Committee may resign at any time by written notice to the Trustees.

    12.2 At such time or times as an Advisory Committee is serving hereunder, such Advisory Committee, acting by unanimous written consent or by majority vote taken at a meeting at which not less than seventy-five percent (75%) of such members are present in person or by telephone conference call, shall have the powers specified herein.

    12.3 The Advisory Committee shall meet with the Trustees not less frequently than semiannually to review and discuss the condition of the Trust Estate and the administration of the Trust.

    12.4 At such time as an Advisory Committee is serving hereunder, the Trustees shall not engage in any transaction in which a Trustee has an interest adverse to that of the Trust, directly or indirectly, without the approval of the Advisory Committee.

                                   ARTICLE 13
                                 MISCELLANEOUS

    13.1 This Trust shall be under the laws of the State of Delaware, and this Trust Agreement and the validity thereof shall be governed by and construed in accordance with the laws of that State.

    13.2 If any provision of this Trust Agreement or the application thereof to any person or in any circumstances shall be finally determined by a court of proper jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each remaining provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

    13.3 (a) Any notice required or provided for in this Trust Agreement shall be in writing and be deemed to have been given five (5) days after being deposited in a United States Post Office or letter box, first class postage prepaid, or when delivered by telecopier, receipt confirmed electronically, or personally delivered.

         (b) Any written notice or other written communication pursuant to the terms of this Trust Agreement shall be deemed to have been sufficiently given, for all purposes, if given as provided in Section 13.3(a) above and addressed to such person at his address as shown on the records of the Trustees.

    13.4 No person dealing with the Trustees shall be responsible for, or be required to see to, the subsequent application by Trustees of any money or other thing of value paid to or delivered to the Trustees. The receipt of the Trustees shall be a full discharge to the extent of the property delivered to Trustees.

    13.5 A Shareholder's interest in the Trust and/or the Trust Estate shall not be evidenced by any certificate of interest whatsoever. Each Shareholder's interest in the Trust and/or the Trust Estate, and his rights thereto, shall not be assignable or transferable in any manner, except by will, intestate succession, or operation of law without the written consent of the Trustees.

    13.6 The Trustees shall not be responsible for the validity hereof, the validity of the transfer to the Trustees of the Trust Estate or any part thereof, or the authority of the Company to make and execute this Trust Agreement.

    13.7 Except as provided in Article 11 above, the Trust created hereunder shall be irrevocable and no person shall have the right or power, whether alone or in conjunction with others, in whatever capacity, to alter, amend, revoke, or terminate this Trust, or any of the terms of this Trust Agreement, in whole or in part, or to designate the persons who shall possess or enjoy the trust property or the income therefrom.

    13.8 For the purposes of this Trust Agreement, unless the context shall indicate or require otherwise, words of the masculine gender shall be deemed and construed to include correlative words of the feminine and neuter gender, words of the neuter gender shall be deemed and construed to include correlative words of the masculine and feminine gender, and words of the singular shall be deemed and construed to mean words of the plural and vice versa.

    13.9 This Trust Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

    IN WITNESS WHEREOF, the Company and the Trustees have executed this Trust Agreement on the day and year first above written.

Attest:                                  POWER COMPUTING CORPORATION

                                         By:
---------------------------------------  ---------------------------------------
       John W. Teets, SECRETARY                Stephen S. Kahng, CHAIRMAN

                                         ---------------------------------------

                                         ------------------------------------, TRUSTEE

                                         ---------------------------------------

                                         ------------------------------------, TRUSTEE

                                   EXHIBIT A
                        [SCHEDULE OF TRANSFERRED ASSETS]

                                   EXHIBIT B
                          POWER COMPUTING CORPORATION
                                  SHAREHOLDERS
                                     AS OF
                                          , 1997

NAME AND ADDRESS                                    NUMBER OF SHARES
---------------------------------------  ---------------------------------------


                                                                         ANNEX C

                          POWER COMPUTING CORPORATION
                  PLAN OF DISSOLUTION AND COMPLETE LIQUIDATION

    Upon the consummation of the sale by Power Computing Corporation, a Delaware corporation (the "Company"), of substantially all of its assets to Gravenstein, Inc., a Delaware corporation wholly owned by Apple Computer, Inc., a California corporation:

        1. The officers of the Company will file a Certificate of Dissolution with the Secretary of State of Delaware.

        2. After the filing of the Certificate of Dissolution, the Company will not carry on the business for which it was established except as may be necessary or incidental to the winding up of the Company's affairs.

        3. The Company will enter into that certain Agreement and Declaration of Trust (the "Trust Agreement"), substantially in the form attached hereto as Exhibit A with such changes as the Company's Board of Directors shall approve, to establish the Power Computing Corporation Liquidating Trust (the "Trust") for the benefit of the Company's stockholders, designating one or more of the Company's directors as initial trustees, and designating the other directors of the Company as initial members of the advisory committee provided for in the Trust Agreement, and transfer to the Trust all assets and liabilities of the Company.

        4. The Company or the Trust, as the case may be, will, pursuant to the Delaware General Corporation Law, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional, or unmatured contractual claims known to the Company, and (ii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company prior to the expiration of applicable statutes of limitation. Such claims shall be paid in full and any such provision for payment made shall be made in full if there are sufficient funds. If there are insufficient funds, such claims and obligations shall be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of funds legally available therefor.

        5. After paying the Company's debts, or making provision therefor as aforesaid, and in any event within 10 months of the filing of the Certificate of Dissolution, the Company shall distribute all the remaining property of the Company, as applicable, to the Company's stockholders or to the Trust in complete cancellation of all of the Company's issued and outstanding capital stock.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 317 of the California General Corporations Law (the "CGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation. Section 204 of the CGCL provides that this limitation on liability has no effect on a director's liability (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, (vi) under Section 310 of the CGCL (concerning contracts or transactions between the corporation and a director) or (vii) under Section 316 of the CGCL (directors' liability for improper dividends, loans and guarantees). Section 317 does not extend to acts or omissions of a director in his capacity as an officer.

    Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to the Company's shareholders for any violation of a director's fiduciary duty to the Company or its shareholders. Although the validity and scope of the legislation underlying Section 317 have not yet been interpreted to any significant extent by the California courts, Section 317 may relieve directors of monetary liability to the Company for grossly negligent conduct, including conduct in situations involving attempted takeovers of the Company.

    In accordance with Section 317, the Restated Articles of Incorporation, as amended (the "Articles"), of the Company limit the liability of a director to the Company or its shareholders for monetary damages to the fullest extent permissible under California law. The Articles further authorize the Company to provide indemnification to its agents (including officers and directors), subject to the limitations set forth above. The Articles and the Company's By-Laws further provide for indemnification of corporate agents to the maximum extent permitted by the CGCL.

    Pursuant to the authority provided in the Articles, the Company has entered into indemnification agreements with each of its officers and directors, indemnifying them against certain potential liabilities that may arise as a result of their service to the Company, and providing for certain other protection.

    The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

    The foregoing summaries are necessarily subject to the complete text of the statute, the Articles, the By-Laws and the agreements referred to above and are qualified in their entirety by reference thereto.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (A) EXHIBITS


       2.1   Asset Purchase Agreement by and among Apple Computer Inc., Gravenstein, Inc. and
               Power Computing Corporation dated as of August 29, 1997. (See Annex A of
               Prospectus/Proxy Statement).*

       2.2   Plan of Dissolution and Complete Liquidation of Power Computing Corporation.
               (See Annex B of Prospectus/Proxy Statement).*

       3.1A  Restated Articles of Incorporation, as amended, of Registrant.+

       3.1B  Amendment to Restated Articles of Incorporation dated February 5, 1990.++

       3.1C  Bylaws of Registrant.+++

       4.1   Common Share Rights Agreement dated as of May 15, 1989.++++

       5.1   Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Registrant, regarding the legality of the securities to be issued.

      21.1   Subsidiaries of Registrant.+++

      23.1   Consent of KPMG Peat Marwick LLP, independent auditors of the Registrant.

      23.2   Consent of Ernst & Young LLP, independent auditors of the Registrant.

      23.3   Consent of Ernst & Young LLP, independent auditors of Power Computing
               Corporation.

      23.4   Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant (included in Exhibit 5.1).

      24.1   Power of Attorney of Registrant.*

      27     Financial Data Schedule.*

      99.1   Form of Proxy.


------------------------

   + Incorporated by reference from Registrant's Registration Statement on Form S-3 (file no 33-23317).

  ++ Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1990.

 +++ Incorporated by reference from Registrants Annual Report on Form 10-K for the year ended September 26, 1997.

++++ Incorporated by reference from Registrant's Registration Statement on Form 8-A filed with the Commission on May 26, 1989.


   *  Previously filed.


ITEM 22.  UNDERTAKINGS

    (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the undersigned Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

    (2) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) The undersigned registrant hereby undertakes that:

        (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(I) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (4) The Registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) Insofar as the indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (6) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (7) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 5th day of January 1998.



                                APPLE COMPUTER, INC.

                                By:             /s/ FRED D. ANDERSON
                                     ------------------------------------------
                                                  Fred D. Anderson
                                            EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Interim Chief Executive
              *                   Officer and Director
------------------------------    (Principal Executive        January 5, 1998
        Steven P. Jobs            Officer)

                                Executive Vice President
     /s/ FRED D. ANDERSON         and Chief Financial
------------------------------    Officer (Principal          January 5, 1998
       Fred D. Anderson           Accounting and Financial
                                  Officer)

              *
------------------------------  Director                      January 5, 1998
     William V. Campbell

              *
------------------------------  Director                      January 5, 1998
      Gareth C.C. Chang

              *
------------------------------  Director                      January 5, 1998
     Lawrence J. Ellison

              *
------------------------------  Director                      January 5, 1998
    Edgar S. Woolard, Jr.

              *
------------------------------  Director                      January 5, 1998
        Jerome B. York



*                 /s/ FRED D. ANDERSON
           ----------------------------------
                    ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBITS                                                DESCRIPTION
-----------  ---------------------------------------------------------------------------------------------------
      2.1    Asset Purchase Agreement by and among Apple Computer Inc., Gravenstein, Inc. and Power Computing
               Corporation dated as of August 29, 1997. (See Annex A of Prospectus/Proxy Statement).*

      2.2    Plan of Dissolution and Complete Liquidation of Power Computing Corporation. (See Annex B of
               Prospectus/Proxy Statement).*

      3.1A   Restated Articles of Incorporation, as amended, of Registrant.+

      3.1B   Amendment to Restated Articles of Incorporation dated February 5, 1990.++

      3.1C   Bylaws of Registrant.+++

      4.1    Common Share Rights Agreement dated as of May 15, 1989.++++

      5.1    Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to Registrant, regarding the legality of the securities to be issued.

     21.1    Subsidiaries of Registrant.+++

     23.1    Consent of KPMG Peat Marwick LLP, independent auditors of the Registrant.

     23.2    Consent of Ernst & Young LLP, independent auditors of the Registrant.

     23.3    Consent of Ernst & Young LLP, independent auditors of Power Computing Corporation.

     23.4    Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Registrant
               (included in Exhibit 5.1).

     24.1    Power of Attorney of Registrant.*

     27      Financial Data Schedule.*

     99.1    Form of Proxy.


------------------------

   + Incorporated by reference from Registrant's Registration Statement on Form S-3 (file no 33-23317).

  ++ Incorporated by reference from Registrant's Quarterly Report on Form 10-Q for the quarter ended March 30, 1990.

 +++ Incorporated by reference from Registrants Annual Report on Form 10-K for the year ended September 26, 1997.

++++ Incorporated by reference from Registrant's Registration Statement on Form 8-A filed with the Commission on May 26, 1989.


   *  Previously filed.